Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-129182
333-113823
PROSPECTUS SUPPLEMENT
(To prospectus dated November 4, 2005 and
prospectus dated June 28, 2004)
7,276,750 Shares
Common Shares

          Platinum Underwriters Holdings, Ltd. is hereby offering 3,316,750 of our Common Shares and the selling shareholder identified in this prospectus supplement is hereby offering 3,960,000 of our Common Shares (the “Common Shares Offering”). We will not receive any proceeds from the sale of Common Shares by the selling shareholder.
          Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PTP.” The last reported sale price of our Common Shares on November 30, 2005 was $30.46 per share.
          We are concurrently offering, by means of a separate prospectus supplement, 5,000,000 of our 6.00% Series A mandatory convertible preferred shares (the “Preferred Shares”) for an aggregate offering price of $150,750,000, plus up to an additional $22,612,500 if the underwriters’ option to purchase an additional 750,000 Preferred Shares to cover overallotments is exercised in full (the “Preferred Shares Offering”). In addition, Platinum Underwriters Finance, Inc., our indirect wholly-owned subsidiary, has concurrently commenced a tender offer in which it is offering to purchase for cash any and all of its outstanding 6.371% Senior Guaranteed Notes due 2007, which are fully and unconditionally guaranteed by Platinum Holdings (the “Remarketed Notes”), and any and all of its outstanding Series B 6.371% Senior Guaranteed Notes due 2007, which are fully and unconditionally guaranteed by Platinum Holdings (the “Series B 6.371% Notes” and together with the Remarketed Notes, the “6.371% Notes”) and are registered under the Securities Act of 1933, as amended (the “Securities Act”), by means of an Offer to Purchase dated November 28, 2005, as the same may be amended from time to time (the “Offer to Purchase”). We refer to this tender offer for the 6.371% Notes as the “Debt Tender Offer.” None of these transactions is conditioned upon the consummation of any of the other transactions.
          Investing in our Common Shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, page A-4 of the prospectus dated November 4, 2005 and page B-1 of the prospectus dated June 28, 2004.

	Per Share	Total

Public offering price	$30.15	$219,394,013
Underwriting discounts and commissions	$1.36	$9,873,094
Proceeds, before expenses, to Platinum Holdings	$28.79	$95,499,846
Proceeds, before expenses, to selling shareholders	$28.79	$114,021,072
          We have granted the underwriters an option to purchase up to 1,091,513 additional Common Shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.
          Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
          The Common Shares will be ready for delivery on or about December 6, 2005.

Merrill Lynch & Co.

Goldman, Sachs & Co.

Citigroup

Wachovia Securities

Dowling & Partners
Securities

The date of this prospectus supplement is November 30, 2005.

S-i

          You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses. We have not and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling shareholder nor the underwriters are making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectuses is accurate only as of the dates of this prospectus supplement and the accompanying prospectuses, respectively, or, in the case of the documents incorporated by reference, the dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
          This prospectus supplement supplements two different prospectuses, which are separately included as parts of two different registration statements. The prospectus dated November 4, 2005 (the “2005 prospectus”) relates to the offering by us of up to $750 million of securities. This prospectus supplement and the 2005 prospectus are part of Registration Statement File No. 333-129182 filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process (the “2005 Shelf Registration Statement”). The prospectus dated June 28, 2004 (the “2004 prospectus”) relates to the offering of securities of up to $163,618,100 by us in primary offerings and of up to $586,381,900 aggregate amount of our Common Shares in secondary offerings by selling shareholders, including the selling shareholder identified in this prospectus supplement. This prospectus supplement and the 2004 prospectus are part of Registration Statement File No. 333-113823 filed with the SEC using a “shelf” registration process (the “2004 Shelf Registration Statement”). In this prospectus supplement, we refer collectively to the 2005 prospectus and the 2004 prospectus as the “accompanying prospectuses.” Currently, all of the Common Shares held by RenaissanceRe Holdings Ltd. (“RenaissanceRe”), the selling shareholder in this offering, and the Common Shares issuable upon the exercise of all the options owned by RenaissanceRe are registered under the Securities Act pursuant to the 2004 Shelf Registration Statement.
          This document has three parts. The first part is the prospectus supplement, which describes the specific terms of the Common Shares Offering and certain other information. The second and third parts are the 2005 prospectus and the 2004 prospectus, respectively, which give more general information, some of which may not apply to the Common Shares Offering. Both this prospectus supplement and the accompanying prospectuses include important information about us, our Common Shares and other information (including information about the selling shareholder that is included in this prospectus supplement and the 2004 prospectus) you should know before investing in our Common Shares. This prospectus supplement and the accompanying prospectuses also incorporate by reference important business and financial information about Platinum Holdings and its subsidiaries that is not included in or delivered with these documents. You should read both this prospectus supplement and the accompanying prospectuses as well as the additional information described under the heading “Where You Can Find More Information” on page S-70 of this prospectus supplement, page A-40 of the 2005 prospectus and page B-44 of the 2004 prospectus before investing in our Common Shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectuses and the information incorporated by reference. To the extent that any statement that we make or incorporate by reference in this prospectus supplement is inconsistent with the statements made in either or both of the accompanying prospectuses or the information incorporated by reference herein or therein, the statements made or incorporated by reference in the accompanying prospectuses are deemed modified or superseded by the statements made or incorporated by reference in this prospectus supplement.
          We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and web site name and address are our service marks or trademarks. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement belongs to its holder.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement and the accompanying prospectuses, and the documents we incorporate by reference herein and therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

S-iii

          In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. This prospectus supplement and the accompanying prospectuses and the documents incorporated by reference herein and therein also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives and trends in market conditions, market standing, product volumes, investment results and pricing conditions.
          In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus and the documents incorporated by reference herein should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including the following:

(1) conducting operations in a competitive environment;

(2) our ability to maintain our A.M. Best Company rating;

(3) significant weather-related or other natural or man-made disasters over which the Company has no control;

(4) the effectiveness of our loss limitation methods and pricing models;

(5) the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses;

(6) the availability of retrocessional reinsurance on acceptable terms;

(7) our ability to maintain our business relationships with reinsurance brokers;

(8) general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession;

(9) the cyclicality of the property and casualty reinsurance business;

(10) market volatility and interest rate and currency exchange rate fluctuation;

(11) tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally;

(12) changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion; and

(13) the uncertainty as to the ultimate magnitude of our losses pursuant to Hurricanes Katrina, Rita and Wilma.
          As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
          This summary highlights information contained elsewhere in this prospectus supplement. We urge you to read this entire prospectus supplement and the accompanying prospectuses carefully, including the “Risk Factors” sections. In this prospectus supplement and the accompanying prospectuses, references to the “Company,” “Platinum,” “we,” “us” and “our” refer to Platinum Underwriters Holdings, Ltd. and its consolidated subsidiaries, including Platinum Underwriters Finance, Inc., unless the context otherwise indicates. “Platinum Holdings” refers solely to Platinum Underwriters Holdings, Ltd. “Platinum US” refers to Platinum Underwriters Reinsurance, Inc. “Platinum UK” refers to Platinum Re (UK) Limited. “Platinum Bermuda” refers to Platinum Underwriters Bermuda, Ltd. “Platinum Ireland” refers to Platinum Regency Holdings. “Platinum Finance” refers to Platinum Underwriters Finance, Inc. “Platinum Services” refers to Platinum Administrative Services, Inc. “Common Shares” refers to the common shares of Platinum Holdings, par value $0.01 per share. “Preferred Shares” refers to the 6.00% Series A mandatory convertible preferred shares of Platinum Holdings that we are offering pursuant to a separate prospectus supplement.
Platinum Underwriters Holdings, Ltd.
          We are a leading provider of property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. We are a Bermuda holding company organized in 2002 and operate through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK.
          We have organized our worldwide reinsurance business around the following three operating segments: Property and Marine, Casualty and Finite Risk. In each of our operating segments, we offer our reinsurance products to providers of commercial and personal lines of insurance. The following table sets forth the net premiums written by the Company for the nine months ended September 30, 2005 and 2004, the years ended December 31, 2004 and 2003, and the period from November 1, 2002 through December 31, 2002 (the “2002 Period”) by operating segment and by type of reinsurance ($ in thousands):

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004		2003		2002 Period

Property and Marine
Excess-of-loss	$300,394	$288,279	$366,184	22%	$224,715	19%	$56,549	19%
Proportional	152,958	105,485	138,255	8%	128,193	11%	32,792	11%

Total Property and Marine	453,352	393,764	504,439	30%	352,908	30%	89,341	30%

Casualty
Excess-of-loss	511,280	447,907	593,752	37%	389,992	33%	155,377	52%
Proportional	109,938	60,786	83,647	5%	84,008	7%	9,552	3%

Total Casualty	621,218	508,693	677,399	42%	474,000	40%	164,929	55%

Finite Risk
Excess-of-loss	51,511	163,672	270,629	16%	250,634	22%	43,844	15%
Proportional	200,863	184,999	193,546	12%	94,600	8%	—	0%

Total Finite Risk	252,374	348,671	464,175	28%	345,234	30%	43,844	15%

Total
Excess-of-loss	863,185	899,858	1,230,565	75%	865,341	74%	255,770	86%
Proportional	463,759	351,270	415,448	25%	306,801	26%	42,344	14%

Total	$1,326,944	$1,251,128	$1,646,013	100%	$1,172,142	100%	$298,114	100%

          The Property and Marine operating segment includes principally property and marine reinsurance coverages that are written in the United States and international markets. This business includes catastrophe excess-of-loss reinsurance treaties, per-risk excess-of-loss treaties and proportional treaties. We write a limited amount of other types of reinsurance on an opportunistic basis.
          The Casualty operating segment includes principally reinsurance treaties that cover umbrella liability, general and product liability, professional liability, workers’ compensation, casualty clash, automobile liability, surety and trade credit. This segment also includes accident and health reinsurance treaties, which are predominantly reinsurance of health insurance products. We generally write casualty reinsurance on an excess-of-loss basis. Most frequently, we respond to claims on an individual risk basis, providing coverage when a claim for a single original insured reaches our attachment point. We write some excess-of-loss treaties on an occurrence basis that respond when all of a ceding company’s claims from multiple original insureds arising from a single claims event exceed our attachment point. On an opportunistic basis, we may write proportional treaties in this segment.
          The Finite Risk operating segment includes principally structured reinsurance contracts with ceding companies whose needs may not be met efficiently through traditional reinsurance products. The classes of risks underwritten through finite risk contracts are fundamentally the same as the classes covered by traditional products. Typically, the potential amount of losses paid is finite or capped. In return for this limit on losses, there is typically a cap on the potential profit margin specified in the treaty. Profits above this margin are returned to the ceding company. Thus, this type of coverage typically is less expensive to the ceding company. The finite risk contracts that we underwrite generally provide prospective protection, meaning coverage is provided for losses that are incurred after inception of the contract, as contrasted with retrospective coverage which covers losses that are incurred prior to inception of the contract. The three main categories of finite risk contracts are quota share, multi-year excess-of-loss and whole account aggregate stop loss.
Our Strategy
          Our goal is to achieve attractive long-term returns for our shareholders, while establishing Platinum as a disciplined risk manager and market leader in selected classes of property and casualty reinsurance, through the following strategies:

•	Operate as a Multi-Class Reinsurer. We seek to offer a broad range of reinsurance coverage to our ceding companies. We believe that this approach enables us to more effectively serve our clients, diversify our risk and leverage our capital.

•	Focus on profitability, not market share. Our management team pursues a strategy that emphasizes profitability rather than market share. Key elements of this strategy are prudent risk selection, appropriate pricing and adjustment of our business mix to respond to changing market conditions.

•	Exercise disciplined underwriting and risk management. We exercise underwriting and risk management discipline by (i) maintaining a diverse spread of risk in our book of business across product lines and geographic zones, (ii) emphasizing excess-of-loss contracts over proportional contracts, (iii) managing our aggregate catastrophe exposure through the application of sophisticated property catastrophe modeling tools and (iv) monitoring our accumulating exposures on our non-property catastrophe exposed coverages.

•	Operate from a position of financial strength. As of September 30, 2005, we had a total capitalization of $1,615,317,000. Our capital position is unencumbered by any potential adverse development of unpaid losses for business written prior to January 1, 2002. Our investment strategy focuses on security and stability in our investment portfolio by maintaining a diversified portfolio that consists primarily of investment grade fixed-income securities. We believe these factors, combined with our strict underwriting discipline, allow us to maintain our strong financial position and to be opportunistic when market conditions are most attractive.
          Platinum Holdings’ Common Shares are traded under the symbol “PTP” on the NYSE.

          Platinum Holdings’ corporate headquarters are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, HM 08, Bermuda, and our telephone number is (441) 295-7195. Our website address is www.platinumre.com. The information contained on our website is not a part of this prospectus supplement or either of the accompanying prospectuses.
Capital Markets Transactions
          In November 2002, we completed an initial public offering of 33,044,000 Common Shares (the “Public Offering”). Concurrently with the completion of the Public Offering, we completed an offering of 5,500,000 equity security units (the “ESUs”) at a price of $25 per unit. Each ESU consisted of a contract to purchase our Common Shares on November 16, 2005, and an ownership interest in a 5.25% Senior Guaranteed Note due 2007 (the “Senior Guaranteed Notes”) issued by Platinum Finance, our indirect wholly-owned subsidiary, and fully and unconditionally guaranteed by Platinum Holdings. Also, concurrently with the Public Offering, we and The St. Paul Travelers Companies, Inc., formerly The St. Paul Companies, Inc. (“St. Paul”), entered into several agreements for the transfer of the continuing reinsurance business and certain related assets of St. Paul to the Company.
          In May 2005, Platinum Finance issued $250,000,000 aggregate principal amount of Series A 7.50% Notes due June 1, 2017 fully and unconditionally guaranteed by Platinum Holdings (the “Series A 7.50% Notes”), all of which have been exchanged for $250,000,000 aggregate principal amount of Series B 7.50% Notes due June 1, 2017 fully and unconditionally guaranteed by Platinum Holdings (the “Series B 7.50% Notes”) that have been registered under the Securities Act. The proceeds of the Series A 7.50% Notes were used primarily to increase the capital of Platinum Bermuda and Platinum US. We received no proceeds from the issuance of Series B 7.50% Notes.
          On August 16, 2005, pursuant to the terms of the ESUs, we successfully completed the remarketing of $137.5 million aggregate principal amount of the Senior Guaranteed Notes at a price of 100.7738%. The Remarketed Notes were issued by Platinum Finance and fully and unconditionally guaranteed by Platinum Holdings and, pursuant to their terms, were not part of the ESUs. Interest on the Remarketed Notes was reset to a rate of 6.371% per annum, accrues from August 16, 2005 and is payable on May 16 and November 16 of each year, commencing November 16, 2005.
          On September 22, 2005, we announced that we had sold 5,839,286 of our Common Shares. The net proceeds to us were approximately $161,865,000 at a price of $28.00 per share. All Common Shares were offered by us and sold pursuant to the 2004 Shelf Registration Statement. Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) acted as the underwriter of that offering.

RECENT DEVELOPMENTS
Hurricane Wilma
          On November 9, 2005, we issued a press release announcing our initial loss estimate of approximately $135 million, net of reinstatement premiums, tax benefits and retrocessional recoveries, from Hurricane Wilma, which made landfall in Mexico and Southern Florida in late October. Our initial loss estimate from Hurricane Wilma is preliminary and based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers and therefore the actual impact on our results arising from Hurricane Wilma may differ materially from our initial loss estimate.
Settlement of the Purchase Contract Component of the ESUs
          On November 16, 2005, we announced the settlement of the purchase contract component of our ESUs. Each purchase contract provided for the sale by us of 0.9107 Common Shares at a price of $25.00. The settlement of the purchase contracts resulted in our sale of an aggregate of 5,008,850 Common Shares. We received approximately $137.5 million in proceeds from the sale. As a result of this settlement, the ESUs (formerly NYSE: PTP PrM) ceased to exist and are no longer traded on the NYSE.
Closing of 6.371% Notes Exchange Offer
          On November 30, 2005, Platinum Finance closed an exchange offer through which it had offered to exchange up to $137,500,000 aggregate principal amount of its outstanding Remarketed Notes for up to $137,500,000 aggregate principal amount of its Series B 6.371% Notes, which have been registered under the Securities Act, pursuant to a separate prospectus. The exchange offer period expired on November 29, 2005, at which time $118,500,000 aggregate principal amount of outstanding Remarketed Notes had been tendered and accepted for exchange. In the concurrent Debt Tender Offer, Platinum Finance has offered to purchase any and all outstanding Remarketed Notes and Series B 6.371% Notes.
Concurrent Transactions
          Concurrently with the Common Shares Offering, we are, by means of a separate prospectus supplement, conducting the Preferred Shares Offering, in which we are offering 5,000,000 of our Preferred Shares for net proceeds of approximately $146 million, plus net proceeds of up to an additional $22 million if the underwriters’ overallotment option to purchase an additional 750,000 Preferred Shares is exercised in full (based on a public offering price of $30.15 per Preferred Share, and after deducting underwriting discounts and commissions and expenses payable by us). Also concurrently with the Common Shares Offering and Preferred Shares Offering, Platinum Finance has commenced the Debt Tender Offer by means of an Offer to Purchase through which it is offering to purchase for cash any and all of its 6.371% Notes. None of the transactions is conditioned upon the consummation of any of the other transactions.

CAPITALIZATION
          The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2005 on an actual basis and as adjusted to reflect (i) the issuance of the Common Shares offered by us hereby assuming net proceeds of approximately $127 million and based on a public offering price of $30.15 per share, after deducting underwriting discounts and commissions and expenses payable by us and assuming the exercise in full of the underwriters’ overallotment option; (ii) the issuance of the Preferred Shares being offered in the Preferred Shares Offering pursuant to a separate prospectus supplement for net proceeds of approximately $168 million and based on a public offering price of $30.15 per Preferred Share, after deducting underwriting discounts and commissions and expenses payable by us and assuming the exercise in full of the underwriters’ overallotment option; (iii) the repurchase by us of all the outstanding 6.371% Notes pursuant to the concurrent Debt Tender Offer at an assumed price of $1,019.5 per $1,000 principal amount of 6.371% Notes, the price at which such 6.371% Notes would be repurchased if the concurrent Debt Tender Offer were consummated on November 23, 2005; and (iv) the settlement of the purchase contracts which had formed a part of our ESUs. None of these transactions is conditioned upon the consummation of any of the other transactions. This presentation should be read in conjunction with our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 which is incorporated herein by reference.

	As of September 30, 2005

		Adjustment for the			Adjustment for the
		Common Shares	Adjustment for the		Settlement of the	Adjustment for all
		Offered Hereby by	Preferred Shares	Adjustment for the	Purchase	Four Transactions
	Actual	Us	Offering	Debt Tender Offer	Contracts	Described Above

	($ in thousands)
Cash and cash equivalents	$391,637	126,703	168,032	(139,324)	137,500	684,548

Debt obligations
Remarketed Notes(1)	137,500	—	—	(137,500)	—	—

Series A 7.50% Notes(2)	250,000	—	—	—	—	250,000

Total debt obligations	387,500	—	—	(137,500)	—	250,000

Common shares	496	44	—	—	50	590
Preferred shares	—	—	58	—	—	58
Additional paid-in capital	1,092,029	126,659	167,974	—	137,450	1,524,112
Unearned share grant compensation	(2,108)	—	—	—	—	(2,108)
Accumulated other comprehensive income	(25,718)	—	—	—	—	(25,718)
Retained earnings	163,118	—	—	(1,824)	—	161,294

Total shareholders’ equity	1,227,817	126,703	168,032	(1,824)	137,500	1,658,228

Total capitalization(3)	1,615,317	126,703	168,032	(139,324)	137,500	1,908,228

Book Value Per Common Share	$24.75					25.25

(1)	Represents the Remarketed Notes which, prior to the remarketing thereof, had formed a part of our ESUs. On November 30, 2005, we closed an exchange offer pursuant to which $118,500,000 aggregate principal amount of Remarketed Notes was tendered and accepted in exchange for $118,500,000 aggregate principal amount of Series B 6.371% Notes registered under the Securities Act.

(2)	Represents the issuance by Platinum Finance of $250,000,000 aggregate principal amount of Series A 7.50% Notes fully and unconditionally guaranteed by Platinum Holdings, which notes were exchanged on November 2, 2005 for Series B 7.50% Notes registered under the Securities Act.

(3)	Total capitalization is comprised of shareholders’ equity and total debt.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA
          The following table sets forth certain selected financial data of the Company as of and for the nine months ended September 30, 2005 and 2004 and as of and for the years ended December 31, 2004 and 2003 and as of and for the period ended December 31, 2002 and of the reinsurance underwriting segment of St. Paul prior to the Public Offering (“St. Paul Re”) for the period from January 1, 2002 through November 1, 2002 and for the years ended December 31, 2001 and 2000. The data for the Company as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 were derived from the Company’s unaudited condensed consolidated financial statements. The data for the Company as of and for the years ended December 31, 2004 and 2003 and as of and for the period ended December 31, 2002 were derived from the Company’s audited consolidated financial statements. The data for St. Paul Re for the period ended November 1, 2002 and for the years ended December 31, 2001 and 2000 were derived from the audited combined financial statements of the reinsurance underwriting segment of St. Paul prior to the Public Offering (the “Predecessor Business”). You should read the selected financial data in conjunction with the Company’s unaudited condensed consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, which is incorporated herein by reference, as well as the Company’s audited consolidated financial statements as of and for the years ended December 31, 2004 and 2003 and as of and for the period ended December 31, 2002, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K/A for the year ended December 31, 2004 which is also incorporated herein by reference.
          The condensed consolidated financial statements as of and for the nine months ended September 30, 2005 and 2004 are unaudited and include adjustments consisting of normal recurring items that management considers necessary for a fair presentation under U.S. GAAP. The results of operations for any interim period are not necessarily indicative of results for the full year.
          The underwriting results and the audited historical combined financial statements of the Predecessor Business are not indicative of the actual results of the Company subsequent to the Public Offering. In addition to the effect of the retention of certain portions of the Predecessor Business by St. Paul and the exclusion of the corporate aggregate excess-of-loss reinsurance program of St. Paul, other factors may cause the actual results of the Company to differ materially from the results of the Predecessor Business.

						Reinsurance Underwriting Segment
	Platinum					Information of St. Paul
						(Predecessor Business)
					Period
					From	Period from
					April 19,	January 1,
	Nine Months Ended		Year Ended		2002	2002	Years Ended
	September 30,		December 31,		Through	through	December 31,
					December	November 1,
	2005	2004	2004	2003	31, 2002	2002	2001	2000

	($ in millions, except per share amounts)					($ in millions,
						except per share amounts)
Statement of income data:
Net premiums written	$1,326.9	$1,251.1	$1,646.0	$1,172.1	$298.1	$1,007	$1,677	$1,073
Net premiums earned	1,271.9	1,015.0	1,447.9	1,067.5	107.1	1,102	1,593	1,121
Net investment income	92.3	58.3	84.5	57.6	5.2
Losses and LAE	1,043.2	736.2	1,019.8	584.2	60.4	791	1,922	811
Underwriting expenses	337.2	276.0	381.0	320.7	37.6	319	397	424

Underwriting loss						$(8)	$(726)	$(114)

Net income (loss)	(35.0)	34.9	84.8	144.8	6.4
Basic earnings (loss) per share	(0.80)	0.81	1.96	3.37	0.15
Diluted earnings (loss) per share	(0.80)	0.78	1.81	3.09	0.15
Dividends declared per share	0.24	0.24	0.32	0.32	—

Balance sheet data:
Total investments and cash	$3,380.9	$2,374.3	$2,456.9	$1,790.5	$1,346.7
Premiums receivable	557.4	638.5	580.0	487.4	5.6
Total assets	4,486.1	3,294.3	3,422.0	2,485.6	1,644.9
Net unpaid losses and LAE	2,013.5	1,219.6	1,379.2	731.9	281.7
Net unearned premiums	548.1	534.2	499.5	299.9	191.0
Debt obligations	387.5	137.5	137.5	137.5	137.5
Shareholders’ equity	1,227.8	1,088.5	1,133.0	1,067.2	921.2
Book value per share	$24.75	$25.30	$26.30	$24.79	$21.42

The Offering

Common Shares offered by Platinum Holdings	3,316,750 shares (or up to an additional 1,091,513 shares, assuming the exercise in full of the underwriters’ overallotment option).

Common Shares offered by the selling shareholder identified in this prospectus supplement	3,960,000 shares.

Common Shares outstanding after the offering contemplated by this prospectus supplement	59,062,300 shares. The number of Common Shares outstanding after the Common Shares Offering assumes the exercise in full of the underwriters’ overallotment option on both the Common Shares issued by Platinum Holdings and the Common Shares sold by the selling shareholder identified in this prospectus supplement. However, the number of Common Shares outstanding after the Common Shares Offering excludes 4,061,573 Common Shares issuable upon exercise of outstanding options and 148,809 Common Shares issuable to directors and officers of the Company in exchange for share units under compensation arrangements.

Use of Proceeds	The net proceeds to us from the Common Shares Offering (based on the exercise in full of the underwriters’ overallotment option) will be approximately $127 million (based on a public offering price of $30.15 per share and after deducting underwriting discounts and commissions and expenses payable by us). The net proceeds to us from the concurrent Preferred Shares Offering (based on the exercise in full of the underwriters’ overallotment option) will be approximately $168 million (based on a public offering price of $30.15 per Preferred Share, and after deducting underwriting discounts and commissions and estimated expenses payable by us). We expect to use the combined net proceeds from the offering of Common Shares by us and the concurrent Preferred Shares Offering to make contributions to the capital and surplus of our reinsurance operating subsidiaries and for general corporate purposes. We will not receive any proceeds from the sale of our Common Shares by the selling shareholder identified in this prospectus supplement. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectuses for a discussion of factors you should carefully consider before deciding to invest in our Common Shares.

NYSE symbol	“PTP.”

Concurrent Preferred Shares Offering	Concurrently with the Common Shares Offering, we are offering, by means of a separate prospectus supplement, 5,000,000 of our Preferred Shares (plus up to an additional 750,000 Preferred Shares that may be issuable upon exercise of the underwriters’ overallotment option in full) for net proceeds of approximately $146 million (plus approximate net proceeds of up to an additional $22 million if the underwriters’ option to purchase additional Preferred Shares to cover overallotments is exercised in full, and after deducting underwriting discounts and commissions and expenses payable by us). The dividend payable on each Preferred Share will be $1.81 per year. Each Preferred Share will automatically convert into between 0.7874 and 1.0000 Common Share on February 15, 2009 (the “Mandatory Conversion Date”), based on the conversion rate, and subject to the anti-dilution adjustments described below in “Concurrent Transactions — Preferred Shares Offering.”

At any time prior to the Mandatory Conversion Date, holders of the Preferred Shares may elect to convert each of their Preferred Shares into Common Shares at a conversion rate of 0.7874 Common Shares for each Preferred Share. Upon any such conversion, holders generally will be entitled to payment for accrued, cumulated and unpaid dividends, but not for any dividends payable in the future.

The Preferred Shares have a liquidation preference of $30.15 per share, plus an amount equal to the sum of all accrued, cumulated and unpaid dividends.

Generally, holders of our Preferred Shares will not be entitled to any voting rights, except as required by Bermuda law, our Bye-laws and as described under “Concurrent Transactions — Preferred Shares Offering — Voting Rights.”

From and after the date on which our Bye-laws are amended to delete a voting limitation that may otherwise be applicable to the Preferred Shares (the “Bye-law Amendment Date”), if dividends on the Preferred Shares and any other class or series of Voting Parity Securities (defined in “Concurrent Transactions — Preferred Shares Offering — General”) then outstanding have not been paid in an amount equal to six full quarterly dividends whether or not consecutive, holders of the outstanding Preferred Shares, together with the holders of all Voting Parity Securities then outstanding, voting together as a single class, will be entitled to elect two additional directors to our board of directors. These voting rights will continue until all accrued, cumulated and unpaid dividends in default on the Preferred Shares and any class or series of Voting Parity Securities then outstanding are paid in full. The term of office of all directors elected by the holders of Preferred Shares and any class or series of Voting Parity Securities will terminate immediately upon the termination of the rights of the holders of Preferred Shares and any class or series of Voting Parity Securities to vote for directors.

We have agreed with the underwriters in the Preferred Shares Offering that, no later than December 31, 2006, we will present to our shareholders for approval a resolution proposing the amendment of the Bye-laws as described above and will recommend to the shareholders that such resolution be approved and adopted; and, promptly following such approval and adoption, we will so amend the Bye-laws. If the Bye-laws have not been amended as described above by December 31, 2006 (a “Voting Default”), then, as liquidated damages for such Voting Default, for the period from January 1, 2007 until the Bye-law Amendment Date, additional amounts shall accrue as liquidated damages on the outstanding Preferred Shares at a per annum rate of 0.25% of the aggregate liquidation preference on the outstanding Preferred Shares during the first 90-day period following the occurrence of such Voting Default, and at a per annum rate of 0.50% thereafter for any remaining period during which a Voting Default continues. Liquidated damages shall be paid on dividend payment dates to the holders of record for the payment of dividends.

In addition, from and after the Bye-law Amendment Date, we may not take certain action (including but not limited to the creation or issuance of any shares ranking senior to the Preferred Shares) that would vary the rights attached to the Preferred Shares without the written consent of the holders of at least three-quarters of the Preferred Shares then outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Preferred Shares. We have agreed with the underwriters in the Preferred Shares Offering that prior to the Bye-law Amendment Date, we will not take any such action. There are currently no preferred shares outstanding.

Concurrent Debt Tender Offer	Concurrently with the Common Shares Offering and Preferred Shares Offering, Platinum Finance has commenced the Debt Tender Offer in which it is offering, by means of an Offer to Purchase, to purchase for cash any and all of its 6.371% Notes. The Debt Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on Tuesday, December 6, 2005, unless extended. The Debt Tender Offer is being made upon the terms, and subject to the conditions, set forth in the Offer to Purchase.

The consideration for each $1,000 principal amount of 6.371% Notes tendered and accepted for payment pursuant to the Debt Tender Offer (the “Purchase Price”) will be determined in the manner described in the Offer to Purchase by reference to a fixed spread of 100 basis points or 1% (the “Fixed Spread”) over the yield to maturity (the “Reference Yield”) based on the bid side price of the U.S. Treasury 3% Bond due November 15, 2007 (the “Reference Treasury Security”), as calculated on the second business day preceding the date on which the Debt Tender Offer expires, plus accrued and unpaid interest thereon up to, but not including, the date of payment of such Purchase Price. Platinum Finance has, or will have prior to the consummation of the Debt Tender Offer, sufficient funds on hand to pay for all 6.371% Notes purchased pursuant to the Debt Tender Offer.

Any 6.371% Notes purchased pursuant to the Debt Tender Offer will be paid for in same-day funds promptly after the date on which the Debt Tender Offer expires (the “Settlement Date”). Assuming the Offer is not extended, it is expected that the Settlement Date for the Debt Tender Offer will be Wednesday, December 7, 2005.
          None of the Common Shares Offering, the Preferred Shares Offering or the Debt Tender Offer is conditioned on the consummation of any of the other transactions.
          Unless otherwise indicated, all Common Share information in this prospectus supplement is based on the number of Common Shares outstanding as of November 22, 2005. Unless otherwise indicated, that number of Common Shares does not include the 1,091,513 Common Shares that may be issued if the underwriters’ overallotment option is exercised in full. We are providing the Common Shares necessary to cover the overallotment option with respect to the Common Shares being offered for sale by the selling shareholder identified in this prospectus supplement.

RISK FACTORS
          An investment in the Common Shares of Platinum Holdings is subject to significant risks inherent in our business. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K / A, for the year ended December 31, 2004, which is incorporated herein by reference, the risks and uncertainties described below and the other information included in this prospectus supplement and the accompanying prospectuses before purchasing our Common Shares. If any of the events described occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our Common Shares to decline, perhaps significantly.
          This prospectus supplement and accompanying prospectuses also contain forward-looking statements about our business and results of operations that could be impacted by various risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks and uncertainties described below and elsewhere in this prospectus supplement and accompanying prospectuses. See “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the 2005 prospectus and “Forward-Looking Statements” in the 2004 prospectus.
The occurrence of severe catastrophic events could have a material adverse effect on our financial condition or results of operations.
          Because we underwrite property and casualty reinsurance and have large aggregate exposures to natural and man-made disasters, we expect that our loss experience generally will include infrequent events of great severity. The frequency and severity of catastrophe losses are inherently unpredictable. Consequently, the occurrence of losses from a severe catastrophe or series of catastrophes could have a material adverse effect on our results of operations and financial condition. In addition, catastrophes are an inherent risk of our business and a severe catastrophe or series of catastrophes could have a material adverse effect on our ability to write new business, and our financial condition and results of operations, possibly to the extent of eliminating our shareholders’ equity and statutory surplus (which is the amount remaining after all liabilities, including liabilities for losses and loss adjustment expense (“LAE”), are subtracted from all admitted assets, as determined under statutory accounting principles prescribed or permitted by U.S. insurance regulatory authorities). Increases in the values and geographic concentrations of insured property and the effects of inflation have historically resulted in increased severity of industry losses in recent years, and, although we seek to limit our overall exposure to risk by limiting the amount of reinsurance we write by geographic zone, we expect that those factors will increase the severity of catastrophe losses in the future.
Uncertainty related to estimated losses from Hurricanes Katrina, Rita and Wilma may further impact our financial results.
          The estimated after-tax impact of Hurricanes Katrina and Rita of approximately $274.8 million includes gross losses of $396.9 million, recoveries from retrocessional reinsurance of $56.1 million and reinstatement premiums earned of $19.6 million. Losses from these hurricanes contributed 75.7 percentage points to the combined ratio for the quarter ended September 30, 2005. On November 9, 2005, we issued a press release announcing that we estimate our initial losses from Hurricane Wilma, which made landfall in Mexico and Southern Florida in late October, to be approximately $135 million, net of reinstatement premiums, tax benefits and retrocessional recoveries.
          Our losses from Hurricanes Katrina, Rita and Wilma are estimates based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. We have received very few claims notices to date. The unique nature of the losses and the potential for legal and regulatory developments to impact the magnitude of the loss is expected to introduce significant uncertainty and delay into the loss adjustment and settlement processes. Consequently, the actual impact on our results arising from Hurricanes Katrina, Rita and Wilma may differ materially from the current estimates.

          In addition, our estimates with respect to Hurricane Katrina are subject to a high level of uncertainty arising out of extremely complex and unique causation and coverage issues associated with the attribution of losses to wind or flood damage or other perils such as fire, business interruption or riot and civil commotion. For example, the underlying policies generally do not cover flood damage; however, water damage caused by wind may be covered. We expect that these issues will not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments.
          Our actual losses from Hurricanes Katrina, Rita and Wilma may exceed our estimates as a result of, among other things, the receipt of additional information from clients, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed, which may be affected by class action lawsuits or state regulatory action, and inflation in repair costs due to the limited availability of labor and materials, in which case our financial results could be further materially adversely affected.
If the loss limitation methods and pricing models we employ are not effective, our financial condition or results of operations could be materially adversely affected.
          Our property and casualty reinsurance contracts cover unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, volcanic eruptions, fires, industrial explosions, freezes, riots, floods and other natural or man-made disasters. We seek to limit our overall exposure to risk by limiting the amount of reinsurance we write by geographic zone, peril and type of program or contract. Our risk management uses a variety of means, including the use of contract terms, diversification criteria, probability analysis and analysis of comparable historical loss experience. We estimate the impact of certain catastrophic events using catastrophe modeling software and contract information to evaluate our exposure to losses from individual contracts and in the aggregate. For example, the majority of the natural peril catastrophe reinsurance we write relates to exposures within the United States, Europe and Japan. Accordingly, we monitor our exposure to events that affect these regions, such as hurricanes and earthquakes in the United States, flood and wind in Europe and typhoons and earthquakes in Japan.
          We take an active role in the evaluation of commercial catastrophe exposure models, which form the basis for our own proprietary pricing models. These computer-based loss modeling systems utilize direct exposure information obtained from our clients and independent external data to assess each client’s potential for catastrophe losses. We believe that modeling is an important part of the underwriting process for catastrophe exposure pricing. However, these models depend on the quality of the information obtained from our clients and the external data we obtain from third parties and may prove inadequate for determining the pricing for certain catastrophe exposures.
          Many of our reinsurance contracts do not contain an aggregate loss limit or a loss ratio limit, which means that there is no contractual limit to the losses that we may be required to pay pursuant to such reinsurance contracts. Substantially all of our property reinsurance contracts with natural catastrophe exposure have occurrence limits that limit our exposure. Substantially all of our high layer property, casualty and marine excess-of-loss contracts also contain aggregate loss limits, with limited reinstatements of an occurrence limit, which restore the original limit under the contract after the limit has been depleted by losses incurred on that treaty.
          Various provisions of our contracts, such as limitations or exclusions from coverage or choice of forum, may not be enforceable in the manner we intend, due to, among other things, disputes relating to coverage and choice of legal forum. Underwriting is a matter of judgment, involving important assumptions about matters that are inherently difficult to predict and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our financial condition or our results of operations, possibly to the extent of eliminating our shareholders’ equity and statutory surplus.

A downgrade in the rating assigned by A.M. Best to our operating subsidiaries could adversely affect our ability to write new business.
          A.M. Best Company (“A.M. Best”) has assigned a financial strength rating of “A” (Excellent) to our operating subsidiaries. This rating is the third highest of sixteen rating levels. According to A.M. Best, a rating of “A” indicates A.M. Best’s opinion that a company has an excellent ability to meet its ongoing obligations to policyholders. This rating is subject to periodic review by A.M. Best and may be revised downward or revoked at the sole discretion of A.M. Best. A.M. Best may increase its scrutiny of rated companies, revise their rating standards or take other action. If A.M. Best revises the rating standard associated with our current rating, our rating may be downgraded or we may need to raise additional capital to maintain our rating.
          On November 15, 2005, A.M. Best issued a press release announcing that it had placed the financial strength rating of “A” (Excellent) and issuer credit ratings of “a” of Platinum US, Platinum UK and Platinum Bermuda under review with negative implications. Concurrently, A.M. Best noted that it had placed under review with negative implications the issuer credit ratings of “bbb” of Platinum Holdings, that it had placed under review with negative implications Platinums Finance’s “bbb” debt ratings on the 6.371% Notes and 7.50% Notes, and that it had placed under review with negative implications the indicative ratings assigned to our 2005 Shelf Registration Statement of “bbb” for senior unsecured debt, “bbb-” on subordinated debt and “bb+” on preferred stock.
          These rating actions follow our recent announcement that we recognized $135 million in after tax losses stemming from Hurricane Wilma. A.M. Best stated that Platinum Bermuda, which assumes a significant amount of business from our other operating companies, has realized a disproportionate reduction in its capital position as a result of Hurricane Wilma. The press release stated that intercompany reinsurance arrangements designed to protect Platinum Bermuda’s capital were not sufficient to address the frequency of hurricanes experienced in 2005. A.M. Best noted in the press release that it will meet with our management in the near term to review our plan to strengthen our capital and to specifically address the capital allocation issues between our affiliate companies. Such a meeting occurred on November 16, 2005.
          Previously, A.M. Best had announced in March 2005 that it had placed under review with negative implications the financial strength ratings of “A” (Excellent) of Platinum US, Platinum UK and Platinum Bermuda and had downgraded and placed under review with negative implications the debt rating of the portion of the equity security units issued by Platinum Finance and the indicative ratings assigned to securities available under our 2004 Shelf Registration Statement. A.M. Best stated that these rating actions followed their determination that our risk-adjusted capital position had declined more than originally estimated from prior year levels due to the losses incurred as a result of hurricanes in the southeastern U.S. in 2004 and the resulting increase to our operating leverage, with Platinum Bermuda in particular realizing a disproportionate reduction in its risk-adjusted capital position. On May 26, 2005, A.M. Best affirmed Platinum Holdings’ financial strength rating and the issuer credit ratings of its reinsurance subsidiaries upon Platinum Finance’s issuance of $250 million aggregate principal amount of the Series A 7.50% Notes. At the same time, A.M. Best affirmed the issuer credit rating of Platinum Holdings and all its existing debt ratings.
          A.M. Best is generally considered to be a significant rating agency with respect to the evaluation of insurance and reinsurance companies. Ratings are used by ceding companies and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, a ceding company’s own rating may be adversely affected by a downgrade in the rating of its reinsurer. Therefore, a downgrade of our rating may dissuade a ceding company from reinsuring with us and may influence a ceding company to reinsure with a competitor of ours that has a higher insurance rating.
          It is increasingly common for our reinsurance contracts to contain terms that would allow the ceding companies to cancel the contract or require collateral to be posted for a portion of our obligations if we are downgraded below a certain rating level. Whether a client would exercise this cancellation right would depend, among other factors, on the reason for such downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, we cannot predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect such cancellations would have on our financial condition or future operations, but such effect potentially could be material.
          We may from time to time secure our obligations under our various reinsurance contracts using trusts and letters of credit. We have entered into agreements with several ceding companies that require us to provide collateral for our obligations under certain reinsurance contracts with these ceding companies under various circumstances, including where our obligations to these ceding companies exceed negotiated thresholds. These thresholds may vary depending on our rating from A.M. Best or other rating agencies and a downgrade of our ratings or a failure to achieve a certain rating may increase the amount of collateral we are required to provide. We may provide the collateral by delivering letters of credit to the ceding company, depositing assets into trust for the benefit of the ceding company or permitting the ceding company to withhold funds that would otherwise be delivered to us under the reinsurance contract. The amount of collateral we are required to provide typically represents a portion of the obligations we may owe the ceding company, often including estimates made by the ceding company of claims that were incurred but not reported (“IBNR”). Since we may be required to provide collateral based on the ceding company’s estimate, we may be obligated to provide collateral that exceeds our estimates of the ultimate liability to the ceding company.
          On November 8, 2005, Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s”), issued a press release announcing that it had assigned its preliminary “BBB” senior debt, “BBB-” subordinated debt, and “BB+” preferred stock ratings to the Company’s 2005 Shelf Registration Statement after announcing earlier in the year that it had assigned its “BBB” counterparty credit and senior debt ratings to Platinum Holdings. The November 8, 2005 press release stated that these ratings reflect the Company’s strong competitive position in the global reinsurance market, strong capitalization, and moderate financial leverage. Standard & Poor’s noted, however, that the Company’s short tenure as an independent company and the 2005 hurricane losses offset these strengths and marred otherwise strong earnings. Standard & Poor’s stated that although the third-quarter hurricane losses were a significant 22% of shareholders’ equity as of June 30, 2005, the Company raised $162 million pursuant to its issuance of Common Shares in September 2005 to bring shareholders’ equity as of September 30, 2005 to $1.2 billion, which is up from $1.1 billion as of December 31, 2004.
          Standard & Poor’s ratings are subject to periodic review by Standard & Poor’s and may be revised or revoked in their sole discretion.
          We may from time to time obtain ratings from other rating agencies, though we are unable to predict the impact of any such ratings at this time.
If we are required to increase our liabilities for losses and LAE, our operating results may be adversely affected.
          We are required by applicable insurance laws and regulations and generally accepted accounting principles in the United States (“U.S. GAAP”) to establish liabilities on our consolidated balance sheet for payment of losses and LAE that will arise from our reinsurance products. At any time, these liabilities may prove to be inadequate to cover our actual losses and LAE. To the extent these liabilities may be insufficient to cover actual losses or LAE, we will have to add to these liabilities and incur a charge to our earnings, which could have a material adverse effect on our financial condition, results of operations and cash flows.
          The liabilities established on our consolidated balance sheet do not represent an exact calculation of liability, but rather are estimates of the expected cost of the ultimate settlement of losses. All of our liability estimates are based on actuarial and statistical projections at a given time, facts and circumstances known at that time and estimates of trends in loss severity and other variable factors, including new concepts of liability and general economic conditions. Changes in these trends or other variable factors could result in claims in excess of the liabilities that we have established.
          Unforeseen losses, the type or magnitude of which we cannot predict, may emerge in the future. These additional losses could arise from changes in the legal environment, catastrophic events, extraordinary events affecting our clients such as reorganizations and liquidations or changes in general economic conditions.
          In addition, because we, like other reinsurers, do not separately evaluate each of the individual risks assumed under reinsurance treaties, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that our ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded to us may not adequately compensate us for the risks we assume.
          Under U.S. GAAP, Platinum US, Platinum UK and Platinum Bermuda are not permitted to establish liabilities until an event occurs which may give rise to a loss. Once such an event occurs, liabilities are established based upon estimates of the total losses incurred by the ceding companies and an estimate of the portion of such loss our three operating subsidiaries have reinsured. As a result, only liabilities applicable to losses incurred up to the reporting date may be established, with no allowance for the provision of a contingency reserve to account for unexpected future losses. Losses arising from future events will be estimated and recognized at the time the loss is incurred. Such future losses could be substantial.
Increased competition could adversely affect our profitability.
          The property and casualty reinsurance industry is highly competitive. We compete with reinsurers worldwide, many of which have greater financial, marketing and management resources than we do. Some of our competitors are large financial institutions that have reinsurance segments, while others are specialty reinsurance companies. Financial institutions have also created alternative capital market products that compete with reinsurance products, such as reinsurance securitization.
          Following the September 11, 2001 terrorist attack, a number of individuals and companies in the reinsurance industry established new, well-capitalized, Bermuda-based reinsurers to benefit from improved market conditions, and a number of existing competitors raised additional capital. Similarly, following Hurricanes Katrina, Rita and Wilma, a number of individuals and entities have commenced the establishment of new Bermuda reinsurers, and many of our competitors raised additional capital. Many of the reinsurers that entered or that intend to enter the reinsurance markets have or could have more capital than we have. In addition, there may be established companies or new companies of which we are not aware that may be planning to commit capital to this market. The full effect of this additional capital on the reinsurance market and on the terms and conditions of the reinsurance contracts of the types we expect to underwrite may not be known for some time. Competition in the types of reinsurance business that we underwrite is based on many factors, including premium charges and other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment, claims experience, perceived financial strength and experience and reputation of the reinsurer in the line of reinsurance to be underwritten.
          Our success depends to a significant extent upon our ability to retain senior management and to continue to attract talented new personnel. Competition within the reinsurance industry to attract senior management figures, particularly in Bermuda, has increased following the establishment of a number of new, well-capitalized Bermuda reinsurers in the wake of Hurricanes Katrina, Rita and Wilma. We believe these new entrants will view established reinsurers as sources from which to hire their new management teams. Our continued ability to compete effectively depends in large part on our ability to retain members of senior management and to continue to attract talented new personnel.
          Traditional as well as new capital market participants from time to time produce alternative products (such as reinsurance securitizations, catastrophe bonds and various derivatives such as swaps)

that may compete with certain types of reinsurance, such as property catastrophe. Over time, these numerous initiatives could significantly affect supply, pricing and competition in our industry.
Retrocessional reinsurance may become unavailable on acceptable terms.
          In order to limit the effect on our financial condition of large and multiple losses, we may buy retrocessional reinsurance, which is reinsurance for our own account. From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. If we are unable or unwilling to obtain retrocessional reinsurance, our financial position and results of operations may be materially adversely affected by catastrophic losses. Elimination of all or portions of our retrocessional coverage could subject us to increased, and possibly material, exposure or could cause us to underwrite less business.
          A retrocessionaire’s insolvency or its inability or unwillingness to make payments under the terms of its reinsurance treaty with us could have a material adverse effect on us. Therefore, our retrocessions subject us to credit risk because the ceding of risk to retrocessionaires does not relieve a reinsurer of its liability to the ceding companies.
We are dependent on the business provided to us by reinsurance brokers and we may be exposed to liability for brokers’ failure to make payments to clients for their claims; in addition, there are ongoing industry-wide investigations relating to the conduct of insurance and reinsurance brokers.
          We market most of our reinsurance products through reinsurance brokers. The reinsurance brokerage industry generally, and our sources of business specifically, are concentrated. The loss of business relationships with any of our top five brokers could have a material adverse effect on our business. In addition, some of these brokers have invested in new Bermuda reinsurance companies that may compete with us.
          In accordance with industry practice, we expect to frequently pay amounts owing in respect of claims under our contracts to reinsurance brokers, for payment over to the ceding companies. In the event that a broker fails to make such a payment, depending on the jurisdiction, we may remain liable to the ceding company for the deficiency. Conversely, in certain jurisdictions, when premiums for such contracts are paid to reinsurance brokers for payment over to us, such premiums will be deemed to have been paid and the ceding company will no longer be liable to us for those amounts whether or not actually received by us. Consequently, we assume a degree of credit risk associated with our brokers during the payment process.
          Beginning in the spring of 2004 and continuing throughout 2005, regulatory authorities in several states commenced industry-wide investigations relating to the conduct of insurance and reinsurance brokers, including investigations into broker compensation practices such as contingent commissions and other business practices that may have created actual or potential conflicts of interest. Various regulatory investigations into companies such as Willis North America, Inc., a subsidiary of Willis Group Holdings Ltd. (“Willis”), Marsh & McLennan Companies (“Marsh”) and Aon Corporation (“Aon”) led to monetary settlements of various sizes with these companies. We were not party to any litigation that arose in connection with any of these investigations, and did not receive any subpoenas or information requests with respect to any litigation.
          We underwrite substantially all of our reinsurance through brokers, including a substantial portion through Willis, Marsh and Aon. We are unable to predict the impact, if any, that these investigations, and any increased regulatory oversight that might result therefrom, may have on our business.
The current investigations into finite risk reinsurance products could have a material adverse effect on our financial condition or results of operations.
          In November and December 2004, the Company received subpoenas from the SEC and the Office of the Attorney General for the State of New York for documents and information relating to certain finite risk reinsurance products. We are fully cooperating in responding to all such requests. Other reinsurance companies have reported receiving similar subpoenas and requests. These investigations appear to be at a very preliminary stage and, accordingly, we are unable to predict the direction these investigations will take and the impact, if any, they may have on our business.
          On June 14, 2005, the Company received a grand jury subpoena from the United States Attorney for the Southern District of New York requesting documents relating to our finite risk reinsurance products. The Company has been informed that other companies in the industry have received similar subpoenas.
          In the Finite Risk segment, we expect that the ongoing investigations by the SEC, New York Attorney General and United States Attorney for the Southern District of New York will significantly diminish demand for finite risk products in the short term. The Company did not write any new or renewal contracts in the Finite Risk segment in the six months ended September 30, 2005. However, our existing portfolio of finite risk contracts is expected to generate premium volume for 2005 that is substantially the same as for 2004.
The property and casualty reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable pricing.
          Historically, property and casualty reinsurers have experienced significant fluctuations in operating results. Demand for reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic and market conditions, all of which affect ceding companies’ decisions as to the amount or portion of risk that they retain for their own accounts and consequently reinsurance premium rates. The supply of reinsurance is related to prevailing prices, the levels of insured losses and levels of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the reinsurance industry. As a result, the property and casualty reinsurance business historically has been a cyclical industry, characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable pricing. We can expect to experience the effects of such cyclicality.
          The cyclical trends in the industry and the industry’s profitability can also be affected significantly by volatile and unpredictable developments, including what management believes to be a trend of courts to grant increasingly larger awards for certain damages, natural disasters (such as catastrophic hurricanes, windstorms, tornadoes, earthquakes and floods), fluctuations in interest rates, changes in the investment environment that affect market prices of and income and returns on investments and inflationary pressures that may tend to affect the size of losses experienced by primary insurers. We cannot predict whether market conditions will improve, remain constant or deteriorate. A return to unfavorable market conditions from the current favorable conditions may affect our ability to write reinsurance at rates that we consider appropriate relative to the risk assumed. If we cannot write property and casualty reinsurance at appropriate rates, our ability to transact reinsurance business would be significantly and adversely affected.
Our invested assets are subject to market volatility and interest rate and currency exchange rate fluctuation.
          The Company’s principal invested assets are fixed maturities, which are subject to the market risk of potential losses from adverse changes in interest rates. Depending on our classification of our investments as available-for-sale, trading or other assets, changes in the market value of our securities are reflected in either our consolidated balance sheet or statement of income. The Company’s investment portfolio is also subject to credit risk resulting from adverse changes in the issuer’s ability to repay the debt. These risks could materially adversely affect our results of operations.
          The Company’s principal exposure to foreign currency risk is its obligation to settle claims in foreign currencies. The possibility exists that the Company may incur foreign currency exchange gains or losses as it ultimately settles claims required to be paid in foreign currencies. To the extent the Company does not seek to hedge its foreign currency risk or hedges prove ineffective, the resulting impact of a movement in foreign currency exchange rate could materially adversely affect our results of operations.
It may be difficult to enforce service of process and judgments against us and our officers and directors.
          We are a Bermuda company and certain of our officers and directors are residents of various jurisdictions outside the U.S. A substantial portion of our assets and our officers and directors, at any one time, are or may be located in jurisdictions outside the U.S. Although we have appointed CT Corporation System as an agent in New York, New York to receive service of process with respect to actions against us arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus supplement and the accompanying prospectuses, it may be difficult for investors to effect service of process within the U.S. on our directors and officers who reside outside the U.S. or to enforce against us or our directors and officers judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.
Holders of Common Shares may incur dilution upon the conversion of Preferred Shares.
          Holders of Common Shares may incur net tangible book value dilution upon the conversion into Common Shares of the Preferred Shares being offered in the concurrent Preferred Shares Offering. Whether such dilution occurs, and the amount of such dilution, if any, will depend, among other things, upon the conversion rate for the Preferred Shares.
There are limitations on the ownership, transfer and voting rights of our Common Shares.
          Under our Bye-laws, our directors are required to decline to register any transfer of Common Shares that would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of the voting shares, or in the case of St. Paul and its subsidiaries, or RenaissanceRe and its subsidiaries, beneficially owning, directly or indirectly, 25% or more of such shares or of the total combined value of our issued shares. Similar restrictions apply to our ability to issue or repurchase shares. The directors also may, in their discretion, decline to register the transfer of any shares if they have reason to believe (1) that the transfer may lead to adverse tax or regulatory consequences in any jurisdiction or (2) that the transfer would violate the registration requirements of the U.S. federal securities laws or of any other jurisdiction. These restrictions would apply to a transfer of shares even if the transfer has been executed on the NYSE. A transferor of Common Shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of those Common Shares has been registered on our register of shareholders. We are authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions referred to above, and may decline to effect any transaction if complete and accurate information is not received as requested.
          In addition, our Bye-laws generally provide that any person (or any group of which such person is a member) beneficially owning, directly or indirectly, shares carrying 10% or more of the total voting rights attached to all of our outstanding voting shares, will have the voting rights attached to its issued shares reduced so that it may not exercise 10% or more of such total voting rights. Because of the attribution provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds 10% or more of our Common Shares. Further, the directors have the authority to require from any shareholder certain information for the purpose of determining whether that shareholder’s voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designees) discretion to disregard all votes attached to that shareholder’s Common Shares. See “Description of Our Share Capital — Common Shares” in this prospectus supplement.
          The insurance law of Maryland prevents any person from acquiring control of us or of Platinum US unless that person has filed a notification with specified information with the Maryland Insurance

Commissioner and has obtained his prior approval. Under the Maryland statute, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires, directly or indirectly, 10% or more of the voting securities of Platinum Holdings without the prior approval of the Maryland Insurance Commissioner will be in violation of this law and may be subject to injunctive action requiring the disposition or seizure of those securities by the Maryland Insurance Commissioner or prohibiting the voting of those securities and to other actions determined by the Maryland Insurance Commissioner. In addition, many U.S. state insurance laws require prior notification of state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these pre-notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of Platinum Holdings may require prior notification in those states that have adopted preacquisition notification laws.
          Common Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda. In addition, sales of Common Shares to persons resident in Bermuda for Bermuda exchange control purposes may require the prior approval of the Bermuda Monetary Authority. Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the Common Shares being offered pursuant to this offering and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. This prospectus supplement and the accompanying prospectuses will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In giving such consent, and in accepting this prospectus supplement and the accompanying prospectuses for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies accepts any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein or therein.
          The Financial Services and Markets Act 2000, as amended (“FSMA”), regulates changes in “control” of any U.K. insurance company authorized under FSMA. Any company or individual that (together with its or his associates) directly or indirectly holds 10% or more of the shares in the parent company of a U.K. authorized insurance company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such a parent company, would be considered a “controller” for the purposes of the relevant legislation, as would a person who had significant influence over the management of such parent company by virtue of his shareholding in it. A purchaser of 10% or more of the Common Shares would therefore be considered to have acquired “control” of Platinum UK.
          Under FSMA, any person proposing to acquire “control” over a U.K. authorized insurance company must give prior notification to the Financial Services Authority (“FSA”) of his intention to do so. In addition, if an existing controller proposes to increase its control in excess of certain thresholds set out in FSMA, that person must also notify the FSA in advance. The FSA would then have three months to consider that person’s application to acquire or increase “control”. In considering whether to approve such application, the FSA must be satisfied both that the person is a fit and proper person to have such “control” and that the interests of consumers would not be threatened by such acquisition of or increase in “control”. Failure to make the relevant prior application would constitute a criminal offense.
          The foregoing provisions of our Bye-laws and legal restrictions will have the effect of rendering more difficult or discouraging unsolicited takeover bids from third parties or the removal of incumbent management.
Platinum Holdings is a holding company and, consequently, its cash flow is dependent on dividends, interest and other permissible payments from its subsidiaries.
          Platinum Holdings is a holding company that conducts no reinsurance operations of its own. All operations are conducted by its wholly owned operating subsidiaries, Platinum US, Platinum UK and

Platinum Bermuda. As a holding company, Platinum Holdings’ cash flow consists primarily of dividends, interest and other permissible payments from its subsidiaries. Platinum Holdings depends on such payments for general corporate purposes and to meet its obligations, including the payment of any dividends to its shareholders, including the holders of Common Shares.
          Additionally, under the Bermuda Companies Act 1981 (the “Companies Act”), Platinum Holdings may declare or pay a dividend out of distributable reserves only if it has reasonable grounds for believing that it is, or after the payment would be, able to pay its liabilities as they become due and if the realizable value of its assets would thereby not be less than the aggregate of its liabilities and issued share capital and share premium accounts. For a discussion of the legal limitations on our subsidiaries’ ability to pay dividends to Platinum Holdings, see ”Business — Regulation” in our Form 10-K/ A for the year ended December 31, 2004, which is incorporated herein by reference.
Your investment could be materially adversely affected if we are deemed to be engaged in business in the U.S.
          Platinum Holdings and Platinum Bermuda are Bermuda companies, Platinum UK is a U.K. company, and Platinum Ireland is an Irish company. We believe that Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland each operate in such a manner that none of these companies will be subject to U.S. tax (other than U.S. excise tax on reinsurance premiums and withholding tax on certain investment income from U.S. sources) because they are not engaged in a trade or business in the U.S. Nevertheless, because definitive identification of activities which constitute being engaged in a trade or business in the U.S. is not provided by the Code or regulations or court decisions, the U.S. Internal Revenue Service (the “IRS”) might contend that any of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland are/is engaged in a trade or business in the U.S. If Platinum Holdings were determined to be engaged in a trade or business in the U.S., it would be subject to U.S. tax at regular corporate rates on the income that is effectively connected with the U.S. trade or business plus an additional 30% “branch profits” tax on such income remaining after the regular tax. If Platinum Bermuda were determined to be engaged in a trade or business in the U.S. and if Platinum Bermuda either does not qualify for benefits under the applicable income tax treaty with the U.S. or does qualify but such trade or business was determined to be attributable to a “permanent establishment” in the U.S. (or, with respect to investment income, arguably even if such income were not attributable to a “permanent establishment”), Platinum Bermuda would be subject to U.S. tax at regular corporate rates on the income that is effectively connected with the U.S. trade or business, plus an additional 30% “branch profits” tax on such income remaining after the regular tax in certain circumstances. If Platinum UK and Platinum Ireland each qualify for benefits under the applicable income tax treaty with the U.S., if Platinum UK and/or Platinum Ireland were determined to be engaged in a trade or business in the U.S. and such trade or business was determined to be attributable to a “permanent establishment” in the U.S., Platinum UK and/or Platinum Ireland would be subject to U.S. tax at regular corporate rates on the income that is effectively connected with that U.S. trade or business, plus an additional 5% “branch profits” tax in the case of Platinum Ireland.
If you acquire 10% or more of the Common Shares, CFC rules may apply to you.
          Under the Code, each “United States shareholder” of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC on the last day of the CFC’s taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income”, even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly or indirectly through a foreign entity or through the constructive ownership rules of the Code, 10% or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a “United States shareholder.” In general, a foreign insurance company such as Platinum UK or Platinum Bermuda is treated as a CFC only if such “United States shareholders” collectively own more than 25% of the total combined voting power or total value of our share capital. Pursuant to our Bye-laws, the combined voting power of any holder’s shares whether actually owned or constructively owned is limited to approximately 9.9% of the combined voting power of all Common Shares. We expect that, because of the limitations on concentration of voting power of our Common Shares, the dispersion of our share ownership among holders and the restrictions on transfer, issuance or repurchase of the Common Shares, you will not be subject to treatment as a “United States shareholder” of a CFC. In addition, because under our Bye-laws no single shareholder is permitted to exercise, after taking into account Common Shares constructively owned or held indirectly through a foreign entity, as much as 10% of the total combined voting power of Platinum Holdings, you should not be viewed as a “United States shareholder” of a CFC for purposes of these rules. However, these prophylactic provisions have not been tested in court and it is possible that they can be challenged by the IRS and found to be ineffective in preventing CFC status from arising. Accordingly, the CFC rules could apply to you. Accordingly, U.S. persons who might, directly, or indirectly through a foreign entity or through the constructive ownership rules of the Code, acquire or be deemed to acquire 10% or more of our Common Shares should consider the possible application of the CFC rules.
Under certain circumstances, you may be required to pay taxes on your pro rata share of Platinum Bermuda’s and Platinum UK’s related person insurance income.
          If Platinum UK’s or Platinum Bermuda’s related person insurance income (“RPII”) were to equal or exceed 20% of Platinum UK’s or Platinum Bermuda’s gross insurance income in any taxable year and direct or indirect insureds (and persons related to such insureds) own (or are treated as owning directly or indirectly) 20% or more of the voting power or value of the shares of Platinum UK or Platinum Bermuda, a U.S. person who owns the Common Shares of Platinum Holdings directly or indirectly on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes the shareholder’s pro rata share of Platinum UK’s or Platinum Bermuda’s RPII for the entire taxable year, determined as if such RPII were distributed proportionately to such United States shareholders at that date regardless of whether such income is distributed. In addition, U.S. tax-exempt organizations would be required to treat RPII as unrelated business taxable income if Platinum UK’s or Platinum Bermuda’s RPII equaled or exceeded 20% of Platinum UK’s or Platinum Bermuda’s gross insurance income in any taxable year. The amount of RPII earned by Platinum UK or Platinum Bermuda (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. shareholder of Platinum UK or Platinum Bermuda or any person related to such shareholder, including St. Paul) will depend on a number of factors, including the geographic distribution of Platinum UK’s or Platinum Bermuda’s business and the identity of persons directly or indirectly insured or reinsured by Platinum UK or Platinum Bermuda. Some of the factors which determine the extent of RPII in any period may be beyond Platinum UK’s or Platinum Bermuda’s control. Consequently, Platinum UK’s or Platinum Bermuda’s RPII could equal or exceed 20% of its gross insurance income in any taxable year and ownership of its shares by direct or indirect insureds and related persons could equal or exceed the 20% threshold described above.
          The RPII rules provide that if a shareholder who is a U.S. person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation’s gross insurance income) and in which U.S. persons own 25% or more of the shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because Platinum Holdings will not itself be directly engaged in the insurance business and because proposed U.S. Treasury regulations appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the applicable proposed regulations may be promulgated in final form in a manner that would cause these rules to apply to dispositions of our Common Shares.

A recently published IRS Revenue Ruling could be applied to recharacterize the insurance arrangements between Platinum US and Platinum Bermuda.
          Recently, the IRS published Revenue Ruling 2005-40 (the “Ruling”), which gives guidelines for when there is adequate “risk distribution” for primary insurance arrangements to constitute insurance for U.S. federal tax purposes. The Ruling does not address what constitutes risk distribution in the context of reinsurance (which includes retrocession insurance). However, if the IRS were to successfully contend that the principles enunciated in the Ruling apply to reinsurance (including retrocession insurance) and find that under those principles Platinum Bermuda does not have adequate risk distribution, this would have a negative effect on the Company and on the value of our Common Shares, particularly in the hands of those shareholders who would be subject to the PFIC rules. For more information on the potential consequences of the arrangements between Platinum US and Platinum Bermuda failing to qualify as insurance for U.S. federal tax purposes, see “Certain Tax Considerations” in this prospectus supplement.
We may become subject to taxes in Bermuda after 2016.
          We have received a standard assurance from the Bermuda Minister of Finance, under Bermuda’s Exempted Undertakings Tax Protection Act 1966, that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to us or to any of our operations or our shares, debentures or other obligations until March 28, 2016. Consequently, if our Bermuda tax exemption is not extended past March 28, 2016, we may be subject to any Bermuda tax after that date. For more information on Bermuda taxation of Platinum Holdings and Platinum Bermuda, see “Certain Tax Considerations” in this prospectus supplement and the accompanying 2004 prospectus.
Bermuda could be subject to sanctions by a number of multinational organizations which could adversely affect Bermuda companies.
          A number of multinational organizations, including the European Union, the Organization for Economic Cooperation and Development (“OECD”), including its Financial Action Task Force, and the Financial Stability Forum, have identified certain countries as not participating in adequate information exchange, engaging in harmful tax competition or not maintaining adequate controls to prevent corruption, such as money laundering activities. Recommendations to limit such harmful practices are under consideration by these organizations, and a report published on November 27, 2001 by the OECD contains an extensive discussion of specific recommendations. The OECD has threatened non-member jurisdictions that do not agree to cooperate with the OECD with punitive sanctions by OECD member countries. It is unclear what these sanctions will be and if they will be imposed. Bermuda has committed to a course of action to enable compliance with the requirements of these multinational organizations, including signing a letter committing itself to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. However, the action taken by Bermuda may not be sufficient to preclude all effects of the measures or sanctions described above, which if ultimately adopted could adversely affect Bermuda companies such as Platinum Holdings and Platinum Bermuda.
We may experience significant fluctuations in the price of our Common Shares.
          As with any common stock investment, the price of our Common Shares may fluctuate widely depending on many factors, including:

•	the perceived prospects of our business in particular and the insurance, asset management, securities and financial services industries generally;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analysts’ recommendations or projections;

•	changes in general economic, market and political conditions; and

•	broad market and interest rate fluctuations.
U.S. persons who own our Common Shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.
          The Companies Act, which applies to Platinum Holdings and Platinum Bermuda, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders, including with respect to interested directors, business combination transactions with affiliates, shareholder suits, and indemnification of directors and officers. Because of these differences, U.S. persons who own Common Shares may have more difficulty protecting their interests in Platinum Holdings than they would in a corporation incorporated in a U.S. jurisdiction. For further information on Bermuda law, see “Description of Our Share Capital” in this prospectus supplement.
The regulatory system under which we operate, and potential changes thereto, could significantly and adversely affect our business.
          The business of reinsurance is regulated in most countries, although the degree and type of regulation varies significantly from one jurisdiction to another. Reinsurers are generally subject to less direct regulation than primary insurers. In Bermuda, we operate under relatively less intensive regulatory requirements. However, in the United States and in the United Kingdom licensed reinsurers are highly regulated and must comply with financial supervision standards comparable to those governing primary insurers. For a detailed discussion of the regulatory requirements to which Platinum Holdings and its subsidiaries are subject, see “Business — Regulation” in our Form 10-K/ A incorporated by reference herein. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could materially adversely affect our financial results and operations. In addition, these statutes and regulations may, in effect, restrict the ability of our subsidiaries to write new business or, as indicated above, distribute funds to Platinum Holdings. In recent years, some state legislatures have considered or enacted laws that may alter or increase state authority to regulate insurance companies and insurance holding companies. Moreover, the National Association of Insurance Commissioners (“NAIC”) and state insurance regulators regularly reexamine existing laws and regulations, interpretations of existing laws and the development of new laws that may be more restrictive or may result in higher costs to us than current statutory requirements.
          Platinum Bermuda is not registered or licensed as an insurance company in any jurisdiction outside Bermuda. Platinum Bermuda conducts its business solely through its offices in Bermuda and does not maintain an office, and its personnel do not conduct any insurance activities, in the U.S. or elsewhere. Although Platinum Bermuda does not believe it is in violation of insurance laws of any jurisdiction outside Bermuda, inquiries or challenges to Platinum Bermuda’s insurance activities may still be raised in the future.
          The offshore insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including the U.S. federal and various state jurisdictions. In the past, there have been congressional and other proposals in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States. If Platinum Bermuda were to become subject to any insurance laws and regulations of the United States or any U.S. state, which are generally more restrictive than those applicable to it in Bermuda, Platinum Bermuda might be required to post deposits or maintain minimum surplus levels and might be prohibited from engaging in lines of business or from writing specified types of policies or contracts. Complying with those laws could have a material adverse effect on the ability of the Company to conduct its business.

USE OF PROCEEDS
          The net proceeds to us from the Common Shares Offering (assuming the exercise in full of the underwriters’ overallotment option on both the Common Shares issued by us and the Common Shares sold by the selling shareholder identified in this prospectus supplement) will be approximately $127 million (based on a public offering price of $30.15 per share, and after deducting underwriting discounts and commissions and expenses payable by us). The net proceeds to us from the concurrent Preferred Shares Offering (assuming the exercise in full of the underwriters’ overallotment option) will be approximately $168 million (based on a public offering price of $30.15 per Preferred Share, and after deducting underwriting discounts and commissions and estimated expenses payable by us). We expect to use the combined net proceeds from the offering of Common Shares by us and the concurrent Preferred Shares Offering to make contributions to the capital and surplus of our reinsurance operating subsidiaries and for general corporate purposes. We will not receive any proceeds from the sale of our Common Shares by the selling shareholder identified in this prospectus supplement.

PRICE RANGE OF COMMON SHARES
          Our Common Shares have been listed on the NYSE under the symbol “PTP” since they were initially offered to the public on October 29, 2002. Prior to that time, there had not been a market for our Common Shares. The following table shows the high and low per share sale prices of our Common Shares, as reported on the NYSE for the periods indicated:

	High	Low

Fiscal Year — 2002
Fourth Quarter (from October 29, 2002)	$26.79	$24.10
Fiscal Year — 2003
First Quarter	$26.45	$21.29
Second Quarter	$28.70	$24.00
Third Quarter	$28.55	$25.66
Fourth Quarter	$32.05	$26.80
Fiscal Year — 2004
First Quarter	$34.20	$29.00
Second Quarter	$34.00	$30.00
Third Quarter	$31.13	$27.43
Fourth Quarter	$31.13	$27.25
Fiscal Year — 2005
First Quarter	$32.03	$29.02
Second Quarter	$32.15	$26.43
Third Quarter	$35.21	$27.45
Fourth Quarter (through November 30, 2005)	$31.58	$27.10
          On November 30, 2005, the last reported sale price of our Common Shares on the NYSE was $30.46. As of May 10, 2005, there were approximately 27 holders of record of our Common Shares.

DIVIDEND POLICY
          The board declared a dividend for the first quarter of 2005 of $0.08 per Common Share which was paid on March 31, 2005 to shareholders of record at the close of business on March 1, 2005. The board declared a dividend for the second quarter of 2005 of $0.08 per Common Share which was paid on June 30, 2005 to shareholders of record at the close of business on June 1, 2005. The board declared a dividend for the third quarter of 2005 of $0.08 per Common Share, which was paid on September 30, 2005 to shareholders of record at the close of business on September 1, 2005. The board declared a dividend of $0.08 per Common Share, which will be paid on December 30, 2005 to shareholders of record at the close of business on December 1, 2005. The declaration and payment of dividends is at the discretion of the board of directors, and depends upon our results of operations and cash flows, the financial positions and capital requirements of Platinum US, Platinum UK and Platinum Bermuda, general business conditions, legal, tax and regulatory restrictions on the payment of dividends and other factors the board of directors deems relevant. Accordingly, there is no assurance that dividends will be declared or paid in the future. Currently, there is no Bermuda withholding tax on dividends paid by Platinum Holdings.
          Platinum US is subject to regulatory constraints imposed by Maryland insurance law, Platinum UK is subject to constraints imposed by English law, Platinum Ireland is subject to constraints imposed by Irish law, and Platinum Bermuda is subject to constraints imposed by Bermuda law, which constraints affect each of their ability to pay dividends to Platinum Holdings. See “Business — Regulation” in our Annual Report on Form 10-K/A for the year ended December 31, 2004.
          We have agreed to adjust the exercise price of the options granted to St. Paul and RenaissanceRe to the extent dividend increases exceed 10% per year; however, we do not expect that dividend increases, if any, will exceed such rate.

BUSINESS
General
          Platinum Holdings is a Bermuda holding company organized in 2002. We provide property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. We operate through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK.
          Platinum UK and Platinum Bermuda were formed in 2002 and have no prior operating history or loss reserves subject to development prior to January 1, 2002. Platinum US had been an inactive licensed insurance company with no underwriting activity prior to January 1, 2002. Platinum Ireland has no business operations other than activity necessary to maintain its corporate existence and its ownership of Platinum Finance and Platinum UK. Platinum Finance’s activities have generally been limited to raising funds through the issuances of the Senior Guaranteed Notes, the Remarketed Notes and the Series A 7.50% Notes and related remarketing and exchange offers. Platinum Services’ activities are limited to providing administrative services to the Company, including legal, finance, actuarial, information technology and human resources services. The following chart summarizes our corporate structure:
Platinum’s Strategy
          Our goal is to achieve attractive long-term returns for our shareholders, while establishing Platinum as a disciplined risk manager and market leader in selected classes of property and casualty reinsurance, through the following strategies:

•	Operate as a Multi-Class Reinsurer. We seek to offer a broad range of reinsurance coverage to our ceding companies. We believe that this approach enables us to more effectively serve our clients, diversify our risk and leverage our capital.

•	Focus on profitability, not market share. Our management team pursues a strategy that emphasizes profitability rather than market share. Key elements of this strategy are prudent risk selection, appropriate pricing and adjustment of our business mix to respond to changing market conditions.

•	Exercise disciplined underwriting and risk management. We exercise underwriting and risk management discipline by (i) maintaining a diverse spread of risk in our book of business across product lines and geographic zones, (ii) emphasizing excess-of-loss contracts over proportional contracts, (iii) managing our aggregate catastrophe exposure through the application of sophisticated property catastrophe modeling tools and (iv) monitoring our accumulating exposures on our non-property catastrophe exposed coverages.

•	Operate from a position of financial strength. As of September 30, 2005, we had a total capitalization of $1,615,317,000. Our capital position is unencumbered by any potential adverse development of unpaid losses for business written prior to January 1, 2002. Our investment strategy focuses on security and stability in our investment portfolio by maintaining a diversified portfolio that consists primarily of investment grade fixed-income securities. We believe these factors, combined with our strict underwriting discipline, allow us to maintain our strong financial position and to be opportunistic when market conditions are most attractive.

DESCRIPTION OF OUR SHARE CAPITAL
          The following description of the share capital of Platinum Holdings summarizes certain provisions of our Bye-laws, and is qualified in its entirety by reference to such Bye-laws. A copy of Platinum Holdings’ Bye-laws is filed as an exhibit to Platinum Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 6, 2004.
General
          As of November 22, 2005 Platinum Holdings’ authorized share capital consisted of: (i) 200,000,000 Common Shares, par value $0.01 per share, of which 54,654,037 Common Shares were outstanding and (ii) 25,000,000 preferred shares, par value $0.01 per share, none of which were outstanding. As of May 10, 2005, there were approximately 27 holders of record of our Common Shares, including RenaissanceRe, which held 3,960,000 Common Shares and an option to acquire a number of Common Shares equal to the excess of the market price per share over $27.00 less the par value per share multiplied by the number of Common Shares issuable upon exercise of the option, divided by that market price per share. Based on the closing price per share for the ten day period ending on November 22, 2005, RenaissanceRe had the right to acquire pursuant to the RenaissanceRe option 278,966 Common Shares as of such date, resulting in the beneficial ownership by RenaissanceRe of 4,238,966 Common Shares as of such date (or 7.7% of the then outstanding Common Shares). RenaissanceRe is offering to sell all of its 3,960,000 Common Shares in the Common Shares Offering. Prior to June 30, 2004, St. Paul owned 6,000,000 Common Shares. On that date, those Common Shares were sold in an underwritten public offering effected pursuant to the 2004 Shelf Registration Statement. St. Paul continues to hold options to acquire a number of Common Shares determined on the same basis as the RenaissanceRe option described above. Based on the closing price per share for the ten day period ending on November 22, 2005, St. Paul had the right to acquire pursuant to the St. Paul options 668,000 Common Shares (or 1.2% of the then-outstanding Common Shares) as of such date.
Common Shares
          Holders of Common Shares have no pre-emptive, redemption, conversion or sinking fund rights, provided, however, that pursuant to a Transfer Restrictions, Registration Rights and Standstill Agreement between the Company and RenaissanceRe dated as of November 1, 2002, Platinum Holdings has granted RenaissanceRe the preemptive rights specified therein. Such preemptive rights will terminate at such time that RenaissanceRe beneficially owns less than 6.25% of the outstanding Common Shares. RenaissanceRe has waived its preemptive rights in connection with this offering. Subject to the limitation on voting rights described below, holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority vote. The holders of at least 75% of the Common Shares voting in person or by proxy at a meeting must approve an amalgamation with another company. In addition, a resolution to remove our independent registered public accounting firm before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of the shareholders of Platinum Holdings. The quorum for any meeting of our shareholders is two or more persons holding or representing more than 50% of the outstanding Common Shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act.
          In the event of a liquidation, winding-up or dissolution of Platinum Holdings, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the holders of Common Shares are entitled to share equally and ratably in the assets of Platinum Holdings, if any, remaining after the payment of all of its debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding Common Shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to any existing class or classes of shares, be issued at any time and at the discretion of the board of directors without the approval of the shareholders of Platinum Holdings with such rights, preferences and limitations as the board of directors may determine.
Limitation on Voting Rights
          Each Common Share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued Common Shares of Platinum Holdings (after giving effect to any prior reduction in voting power as described below), each issued Controlled Share, regardless of the identity of the registered holder thereof, will confer a fraction of a vote as determined by the following formula:
(T - C) / (9.1 × C)

Where: (1)	“T” is the aggregate number of votes conferred by all the issued Common Shares immediately prior to that application of the formula with respect to such issued Controlled Shares, adjusted to take into account any prior reduction taken with respect to any issued Controlled Shares pursuant to the “sequencing provision” described below; and

(2)	“C” is the number of issued Controlled Shares attributable to that person. “Controlled Shares” of any person refers to all Common Shares, and all shares of any other class of shares of Platinum Holdings conferring voting rights, owned by that person, whether (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.
          The formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the “sequencing provision”). For the purposes of determining the votes exercisable by shareholders as of any date, the formula first will be applied to the Common Shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the formula will be applied first to the votes of Common Shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. The formula will be applied iteratively thereafter to ensure that no person will be a 10% Shareholder. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued Common Shares as of such date, as reduced by the application of the formula to any issued Common Shares of any shareholder with a larger number of total Controlled Shares as of such date. A “10% Shareholder” means a person who owns, in the aggregate, (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code, or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, shares of Platinum Holdings carrying 10% or more of the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class or classes of shares of Platinum Holdings.
          Because of the voting limitation described in the preceding paragraph, in the event that a shareholder acquires 10% or more of the combined voting power of Platinum Holdings’ issued Common Shares and the issued shares of any other class or classes of shares of Platinum Holdings and thereby becomes a 10% Shareholder, the Common Shares so acquired would have reduced voting rights. Thereafter, should that 10% Shareholder dispose of some or all of the Common Shares it owned, the reduced voting rights with respect to the Common Shares disposed of by that 10% Shareholder would be eliminated and those Common Shares thereafter would be entitled to full voting rights, subject to future dilution to avoid creating a 10% Shareholder. Therefore, the voting power of the Common Shares held by all of our shareholders other than the 10% Shareholder could be diluted upon any such disposition by that 10% Shareholder.
          Our directors are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of Common Shares, the names of persons having beneficial ownership of the shareholder’s Common Shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. Our directors may disregard the votes attached to the Common Shares of any holder failing to respond to such a request or submitting incomplete or untrue information.
          Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.
Restrictions on Transfer
          Our Bye-laws contain several provisions restricting the transferability of Common Shares. Our directors are required to decline to register a transfer of Common Shares if they have reason to believe that the result of such transfer would be (i) that any person other than a St. Paul Person or a RenaissanceRe Person (as defined below) would become or continue to be a 10% Shareholder or (ii) that a St. Paul Person or a RenaissanceRe Person would become or continue to be a United States 25% Shareholder (as defined below), in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to Platinum Holdings’ ability to issue or repurchase Common Shares. “St. Paul Person” means any of St. Paul and its affiliates and a “RenaissanceRe Person” means any of RenaissanceRe and its affiliates. A “United States 25% Shareholder” means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, 25% or more of either (i) the total combined voting rights attaching to the issued Common Shares and the issued shares of any other class of Platinum Holdings or (ii) the total combined value of the issued Common Shares and any other issued shares of Platinum Holdings, determined pursuant to Section 957 of the Code. Only for the purposes of these provisions of our Bye-laws, it is assumed that all RenaissanceRe Persons are U.S. Persons.
          Our directors also may, in their absolute discretion, decline to register the transfer of any Common Shares if they have reason to believe (i) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of Common Shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
          Our directors are empowered to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.
          Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfer are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those Common Shares will be deemed to own those Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the register of shareholders of Platinum Holdings.

          If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. Our Bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
          Our directors may designate our Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as the Chief Executive Officer is also a director.
          The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Platinum Holdings.
Preferred Shares
          Pursuant to our Bye-laws and Bermuda law, our board of directors by resolution may establish one or more series of preferred shares having a number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the board of directors without any further shareholder approval which, if any preferred shares are issued, may include restrictions on voting and transfer intended to avoid having us become a “controlled foreign corporation” for U.S. federal income tax purposes. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. The issuance of preferred shares could adversely affect the voting power of the holders of our Common Shares, deny such holders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and depress the market price of the Common Shares.
          Article 51(4) of our Bye-laws currently provides that if preferred shares are issued that confer any voting rights, the provisions of the Bye-laws that contain limitations on voting rights will be amended to apply to such preferred shares. Pursuant to a separate prospectus supplement, the Company is concurrently offering Preferred Shares pursuant to the Preferred Shares Offering. We have agreed with the underwriters in the Preferred Shares Offering that, no later than December 31, 2006, we will present to our shareholders for approval a resolution proposing that Article 51(4) be deleted in its entirety and will recommend to the shareholders that such resolution be approved and adopted; and, promptly following such approval and adoption, we will so amend our Bye-laws. See “Concurrent Transactions — Preferred Shares Offering — Voting Rights” below for a brief summary of the voting rights of the Preferred Shares if our Bye-laws are amended to delete Article 51(4).
Bye-laws
          Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings of shareholders, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.
          Our Bye-laws provide that our board of directors shall be elected annually and shall not be staggered. Shareholders may only remove a director for cause prior to the expiration of that director’s term at a special meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.
          Our Bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the board of directors determines it is necessary to avoid such adverse or potential adverse consequences. The price to be paid for such shares will be the fair market value of such shares.
Differences in Corporate Law
          The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements amend the disclosures in the “Description of Our Share Capital — Differences in Corporate Law” included in the 2004 prospectus. These statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
          Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the Company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.
          The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
          In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.
          The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our Bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of Platinum Holdings, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company, except this waiver does not extend to any matter in respect of fraud or dishonesty on the part of such director or officer.
          Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.
          The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.
          A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.
          Interested Directors. Our Bye-laws provide that transactions we enter into in which a director has an interest are not voidable by us, nor can the interested director be liable to us for any profit realized pursuant to such transactions, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law, such a transaction would not be voidable if (i) the material facts as to the interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, (ii) the material facts as to the director’s relationship or interest and as to the transaction are disclosed or are known to the shareholders entitled to vote on the transaction and the transaction is specifically approved in good faith by vote of the shareholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the shareholders. Under Delaware law, the interested director could be held liable for a transaction in which that director derived an improper personal benefit.
          Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints. Our Bye-laws permit the board of directors to declare, in accordance with the Companies Act, a dividend to be paid to its shareholders, in proportion to the number of shares held by the shareholders, and such dividend may be paid in cash or wholly or partly in specie, in which case the board of directors may fix the value for distribution in specie of any assets.
          Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
          Amalgamations, Mergers and Similar Agreements. We may acquire the business of another Bermuda company or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. In the case of an amalgamation, we may amalgamate with another Bermuda company or with an entity incorporated outside Bermuda. A shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of his or her shares if he or she is not satisfied that fair value has been offered for those shares.

The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.
          Takeovers. Bermuda law provides that if the acquiring party is a company, it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise. Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
          Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.
          Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in a violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

          Our Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
          Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
          Indemnification of Directors. Our Bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.
          Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
          Enforcement of Judgments and Other Matters. We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.
          Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.
          Calling of Special Shareholders Meetings. Under our Bye-laws, a special general meeting may be called by our Chairman or by any two directors or and director and the secretary or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Platinum Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or Bye-laws to call a special meeting of stockholders.
          Approval of Corporate Matters by Written Consent. Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
          Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.
          Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.
          Amendment of Bye-laws. Consistent with the Companies Act, our Bye-laws provide that the no Bye-law may be rescinded, altered or amended, and no new Bye-law shall be made, until it has been approved by a resolution of our board of directors and by a resolution of our shareholders. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

SELLING SHAREHOLDER
          The following table sets forth information as of November 22, 2005 regarding beneficial ownership of Common Shares by RenaissanceRe, which is offering Common Shares pursuant to this prospectus supplement and the accompanying 2004 prospectus.

Beneficial Ownership of
	Beneficial Ownership of			Number of		Selling Shareholder After
	Selling Shareholder Prior to			Common Shares	Number of	the Common Shares
	the Common Shares			Offered by	Common Shares	Offering and Preferred
	Offering(1)			RenaissanceRe in	Offered by us in	Shares Offering(1)
				Common	Common
Name and Address of Beneficial Owner	Number		Percentage(4)	Shares Offering	Shares Offering(2)	Number	Percentage(5)

RenaissanceRe Holdings Ltd.
Renaissance House 8-20 East Broadway Pembroke HM 19 Bermuda	4,238,966	(3)	7.7%	3,960,000	4,408,263	278,966	0.47%

For a description of the relationships between RenaissanceRe and us, see “Related Party Transactions — Transactions with RenaissanceRe and its Subsidiaries” in the accompanying 2004 prospectus, as supplemented by “Transactions with RenaissanceRe and its Subsidiaries” in this prospectus supplement.

(1)	Our Bye-laws contain provisions limiting the total voting power of shareholders owning specific percentages of our Common Shares. See “Description of Share Capital” in this prospectus supplement.

(2)	This number assumes the exercise in full of the underwriters’ overallotment option on both the Common Shares offered by us and the Common Shares offered by RenaissanceRe in this Common Shares Offering.

(3)	RenaissanceRe currently owns an option that originally required us to issue 2,500,000 Common Shares upon payment by RenaissanceRe of an exercise price of $27.00 per share. The option was amended in November 2004 to provide that any exercise by RenaissanceRe will be settled on a net share basis, which reduces the number of Common Shares issuable thereunder. Thus, this amount includes 278,966 Common Shares issuable to RenaissanceRe upon exercise of this option, based on the average closing price per share for the ten day period ending on November 22, 2005. See “Related Party Transactions — Transactions with RenaissanceRe and its Subsidiaries” in the accompanying 2004 prospectus, as supplemented by “Transactions with RenaissanceRe and its Subsidiaries” in this prospectus supplement.

(4)	Calculated on the basis of 54,654,037 Common Shares outstanding, plus 278,966 Common Shares issuable to RenaissanceRe upon exercise of an option which are deemed to be outstanding for this purpose based on the closing price per share for the ten day period ending on November 22, 2005.

(5)	Calculated on the basis of 59,062,300 Common Shares outstanding after the Common Shares Offering and assuming the exercise in full of the underwriters’ over-allotment option plus 278,966 Common Shares issuable to RenaissanceRe upon exercise of an option which are deemed to be outstanding for this purpose based on the closing price per share for the ten day period ending on November 22, 2005, and assuming all of the Common Shares held by RenaissanceRe are sold in this offering.

TRANSACTIONS WITH RENAISSANCERE AND ITS SUBSIDIARIES
          Concurrently with the completion of the Public Offering, the Company sold 3,960,000 Common Shares to RenaissanceRe at a price of $22.50 per share less the underwriting discount (the “RenaissanceRe Investment”) in a private placement pursuant to an investment agreement. In addition, RenaissanceRe received an option to purchase up to 2,500,000 additional Common Shares at any time during the ten years following the Public Offering at a purchase price of $27.00 per share (the “RenaissanceRe Option”). The RenaissanceRe Option was amended on November 18, 2004 to provide that, in lieu of paying $27.00 per share, any exercise by RenaissanceRe of the RenaissanceRe Option will be settled on a net share basis, which would result in Platinum Holdings issuing to RenaissanceRe a number of Common Shares equal to the excess of the market price per share, determined in accordance with the amendment, over $27.00 less the par value per share multiplied by the number of Common Shares issuable upon exercise of the options, divided by that market price per share. Based on the closing price per share for the ten day period ending on November 22, 2005, RenaissanceRe had the right to acquire pursuant to the RenaissanceRe Option 278,966 Common Shares as of such date, resulting in the beneficial ownership by RenaissanceRe of 4,238,966 Common Shares (or 7.7% of the then outstanding Common Shares) as of such date.
          The investment agreement provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the investment agreement, one qualified person designated by RenaissanceRe, who is reasonably acceptable to Platinum Holdings, but not an officer, director or employee of RenaissanceRe or any of its subsidiaries, will be nominated by Platinum Holdings for election as a director of Platinum Holdings at each shareholder meeting at which directors are elected and Platinum Holdings shall use commercially reasonable efforts to cause this director’s appointment to the executive committee and, subject to applicable law, rules or regulations, the governance committee of the board of directors of Platinum Holdings. RenaissanceRe does not have a designee on our board of directors as of the date hereof. The investment agreement also provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the investment agreement, RenaissanceRe will have the right to designate a representative to attend (but not to vote at) meetings of the board of directors and to receive notices, agendas, minutes and all other materials distributed to participants at such meetings. If the offering contemplated hereby is successfully consummated in full, RenaissanceRe will not thereafter own any of the Common Shares pursuant to the investment agreement, and thereafter will no longer have the rights specified in this paragraph.
          Platinum Holdings and RenaissanceRe entered into a Transfer Restrictions, Registration Rights and Standstill Agreement as of November 1, 2002, pursuant to which, prior to November 1, 2003, RenaissanceRe could not transfer any interest in the Common Shares it purchased pursuant to the investment agreement except under certain conditions. Under this agreement, RenaissanceRe has the right to require Platinum Holdings, subject to certain specified exceptions, on four occasions to register under the Securities Act any Common Shares owned by RenaissanceRe or its affiliates for sale in a public offering beginning as of November 1, 2003. Platinum Holdings has also agreed to use its reasonable best efforts to enable RenaissanceRe, from and after the third anniversary of the completion of the Public Offering, to distribute the Common Shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the Securities Act. After November 1, 2007, RenaissanceRe will have the right to an additional two demand registrations if RenaissanceRe beneficially owns more than 9.9% of the Common Shares then outstanding. Each demand must include a number of Common Shares with a market value equal to at least $50 million, except that this limitation will not apply to RenaissanceRe’s last demand registration. This agreement also contains provisions regarding indemnification of each of RenaissanceRe and Platinum Holdings by the other, restrictions on RenaissanceRe regarding the acquisition of Common Shares in certain circumstances, and requirements relating to pre-emptive rights and participation in Common Share buy-back programs.
          In connection with the Company’s five-year Services and Capacity Reservation Agreement with RenaissanceRe, dated as of November 1, 2002, RenaissanceRe provides services to the Company in connection with its property catastrophe book of business. At the Company’s request, RenaissanceRe will analyze the Company’s property catastrophe treaties and contracts and will assist the Company in measuring risk and managing the Company’s aggregate catastrophe exposures. Based upon such analysis, RenaissanceRe will furnish quotations at the Company’s request for rates for non-marine property catastrophe retrocessional coverage with aggregate limits up to $100 million annually, either on an excess-of-loss or proportional basis. The Company and RenaissanceRe may then enter into retrocessional agreements on the basis of the quotations. The fee for the coverage commitment and the services provided by RenaissanceRe under this agreement was $4 million at inception and at each anniversary, adjusted to 3.5% of the Company’s gross written non-marine non-finite property catastrophe premium for the previous annual period, if and to the extent such amount is greater than the fee paid in such previous annual period. Either party may terminate this agreement if the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or similar insolvency proceedings. The Company incurred fees of $5.3 million, $6.4 million and $5.1 million pursuant to this agreement for 2003, 2004 and the nine months ended September 30, 2005, respectively.
          Platinum Bermuda and Platinum US have each entered into substantially similar Referral Agreements with Renaissance Underwriting Managers Ltd. (“RUM”), a subsidiary of RenaissanceRe, effective November 1, 2002 (collectively, the “Referral Agreements”), pursuant to which RUM provides referrals of treaty and facultative reinsurance contracts to Platinum Bermuda and Platinum US (the “Referred Contracts”). Under the Referral Agreements, Platinum Bermuda and Platinum US each have the opportunity to quote on Referred Contracts that would not otherwise be presented to Platinum Bermuda or Platinum US in the normal course. Under each of the Referral Agreements, Platinum Bermuda and Platinum US pay RUM an annual finder’s fee and, in certain circumstances, a profit commission for Referred Contracts actually bound by Platinum Bermuda or Platinum US in accordance with formulas set forth in the Referral Agreements. Under the Referral Agreements, RUM may elect, at the time it refers a Referred Contract, to cause Platinum Bermuda or Platinum US to retrocede up to 30% of such Referred Contract actually bound by Platinum Bermuda or Platinum US (the “RenRe Retro Share”). The finder’s fee and any profit commission due to RUM under each Referral Agreement is reduced by the amount of the RenRe Retro Share. The RenRe Retro Share may be subject to an aggregate loss ratio cap that will limit the maximum liability of RenaissanceRe to 225% of Gross Premium Written (as defined in the Referral Agreement) for each annual period. The Referral Agreements expire on October 31, 2007. Platinum US paid RUM $387,725 in 2004 under its Referral Agreement and Platinum Bermuda paid RUM $458,533 and $400,283 in 2004 and 2003, respectively, under its Referral Agreement.
          Platinum US entered into an excess of loss contract with RenaissanceRe effective as of June 11, 2003, in which the loss index was based on a property catastrophe program purchased by Platinum US. Under this contract, RenaissanceRe was liable for 50% of all premiums (plus a 2% override) and was entitled to 50% of any loss recoveries under the indexed property catastrophe program. This contract is no longer in force.
          Platinum US was party to two property catastrophe excess of loss programs with the Glencoe Group of Companies, which are affiliates of RenaissanceRe. Platinum had a 5% participation across four layers of reinsurance on one program and a 15% participation on the other program. These programs are no longer in force.
          Platinum US is a party to a quota share retrocession agreement with Glencoe Insurance Ltd., an affiliate of RenaissanceRe, pursuant to which Platinum US cedes 85% of all liabilities under property facultative certificates underwritten by Savannah Reinsurance Underwriting Management, LLC (“Savannah”), an underwriting manager. Platinum US receives an override commission equal to 4% of written premium retroceded under these certificates. Platinum US received override commissions of $38,000 pursuant to this agreement for the nine months ended September 30, 2005. Pursuant to the Underwriting Management Agreement entered into in 2004 with Savannah, Platinum US paid override commissions of approximately $119,000 to Savannah through the nine months ended September 30, 2005.

CONCURRENT TRANSACTIONS
Preferred Shares Offering
          The following summary sets forth the material terms and provisions of our 6.00% Series A mandatory convertible preferred shares being offered in the Preferred Shares Offering by means of a separate prospectus supplement. This description may not be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Memorandum of Association, our Bye-laws, the Certificate of Designations creating our Preferred Shares and the separate prospectus supplement. Copies of all of these documents are available upon request to Platinum Holdings. Requests should be directed to: Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08, Bermuda, (441) 295-7195, Attention: Secretary.

General
          Our Memorandum of Association and Bye-laws authorize the issuance of up to 25,000,000 preferred shares, par value $0.01 per share. No preferred shares are currently issued or outstanding.
          Our Preferred Shares will constitute a single series of our preferred shares, consisting of 5,000,000 shares (or 5,750,000 shares if the underwriters exercise in full their option to purchase additional Preferred Shares). The holders of our Preferred Shares will have no preemptive rights. All of our Preferred Shares, when issued and paid for, will be fully paid and non-assessable.
          Our Preferred Shares will rank as follows as to payment of dividends and distributions of assets upon our dissolution, liquidation or winding-up:

•	junior to any class or series of our share capital the terms of which provide that such class or series will rank senior to our Preferred Shares (herein referred to as the “Senior Securities”);

•	junior to all of our existing and future indebtedness;

•	senior to our Common Shares and any other class or series of our share capital the terms of which provide that such class or series will rank junior to our Preferred Shares (herein referred to as the “Junior Securities”); and

•	on a parity with any other class or series of our share capital (herein referred to as the “Parity Securities”);
in each case, whether now outstanding or to be issued in the future.
          We will not be entitled to issue any class or series of our share capital ranking senior to our Preferred Shares as to payment of dividends or distribution of assets upon our dissolution, liquidation or winding-up without the written consent of the holders of at least three-quarters of our Preferred Shares and any class or series of Voting Parity Securities, then outstanding, acting as a single class, or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of our Preferred Shares and any class or series of Voting Parity Securities, acting as a single class. “Voting Parity Securities” means any class or series of Parity Securities issued by the Company, the terms of which provide that holders thereof are entitled to vote or consent with the holders of our Preferred Shares for the election of additional directors or on any other matter as to which the holders of our Preferred Shares are entitled to vote or consent. See “— Voting Rights” below.
          All references in this description to “holders” are to holders of record of our Preferred Shares, unless the context otherwise requires.

Dividends

General
          Holders of our Preferred Shares will be entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board, out of funds legally available for the payment of dividends under Bermuda law, cash dividends from the date of issuance payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year prior to the Mandatory Conversion Date (as defined) (or the following business day if such day is not a business day), and on the Mandatory Conversion Date (each, a “Dividend Payment Date”) at the annual rate of $1.81 per share, subject to adjustment for stock splits, combinations, reclassifications or other similar events involving our Preferred Shares.
          Under Bermuda law, Platinum Holdings may not lawfully declare or pay a dividend if there are reasonable grounds for believing that it is, or would after payment of the dividend be, unable to pay its liabilities as they become due, or that the realizable value of its assets would, after payment of the dividend, be less than the aggregate value of its liabilities, issued share capital and share premium accounts.
          The initial dividend on our Preferred Shares, for the first quarterly dividend period, assuming the date of issuance is December 6, 2005, will be payable on February 15, 2006, in the amount of $0.35 per share, which reflects the time from the date of issuance through February 14, 2006. Each subsequent quarterly dividend on our Preferred Shares will be $0.4525 per share per full quarterly dividend period, subject to adjustment for stock splits, combinations, reclassifications or other similar events involving our Preferred Shares. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
          A dividend period is the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if none, the first date of issuance of our Preferred Shares. Dividends payable on a Dividend Payment Date will be payable to holders as they appear on our share register on the close of business on the first calendar day of the calendar month in which the applicable Dividend Payment Date falls.
          Dividends on our Preferred Shares shall accrue and cumulate if we fail to pay one or more dividends on our Preferred Shares in any amount, whether or not the reason we failed to pay such dividends was because we did not have sufficient lawful funds to pay such dividends.
          If we do not have sufficient lawful funds to pay in full the dividends payable on any Dividend Payment Date, we shall pay on such date the maximum amount of such dividends that we may lawfully pay allocated pro rata among the holders as of the applicable record date. To the extent we have sufficient lawful funds to do so, we shall pay to each holder in respect of the next succeeding Dividend Payment Date, in addition to the regularly scheduled dividend payable on such date, an amount in cash equal to such holder’s pro rata share at such time of the accrued, cumulated and unpaid dividends that were not paid on the previous Dividend Payment Date because of a lack of lawful funds on such previous date.
          We are not obligated to and we will not pay holders of our Preferred Shares any interest or sum of money in lieu of interest on any dividend not paid on a Dividend Payment Date or any other late payment. We are also not obligated to and we will not pay holders of our Preferred Shares any dividend in excess of the full dividends on our Preferred Shares that are payable as described above, except as described under “ — Voting Rights” below. However, if we fail for any reason to pay a dividend, the dividend will accumulate on a daily basis and will compound on a quarterly basis, until paid.

Payment Restrictions
          Unless all accrued, cumulated and unpaid dividends on our Preferred Shares for all past quarterly dividend periods shall have been paid in full or shall have been declared and a sum sufficient for the payment thereof set aside, we will not:

•	declare or pay any dividend or make any distribution of assets on any Junior Securities, other than dividends or distributions in the form of Junior Securities and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

•	redeem, purchase or otherwise acquire any Junior Securities or pay or make any monies available for a sinking fund for such Junior Securities, other than (A) upon conversion or exchange solely for other Junior Securities, or (B) the purchase of fractional interests in shares of any Junior Securities for cash pursuant to the conversion or exchange provisions of such Junior Securities; or

•	redeem, purchase or otherwise acquire any Parity Securities, except upon conversion into or exchange for other Parity Securities or Junior Securities and cash solely in lieu of fractional shares in connection with any such conversion or exchange; provided, however, that in the case of a redemption, purchase or other acquisition of Parity Securities upon conversion into or exchange for other Parity Securities (A) the aggregate amount of the liquidation preference of such other Parity Securities does not exceed the aggregate amount of the liquidation preference, plus accrued, cumulated and unpaid dividends, of the Parity Securities that are converted into or exchanged for such other Parity Securities, (B) the aggregate number of Common Shares issuable upon conversion, redemption or exchange of such other Parity Securities does not exceed the aggregate number of Common Shares issuable upon conversion, redemption or exchange of the Parity Securities that are converted into or exchanged for such other Parity Securities, and (C) such other Parity Securities contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, anti-dilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not in the good faith judgment of our board of directors materially less favorable, taken as a whole, to us or the holders of our Preferred Shares than those contained in the Parity Securities that are converted or exchanged for such other Parity Securities.

No Redemption
          Our Preferred Shares will not be redeemable.

Mandatory Conversion
          Each Preferred Share, unless previously converted, will automatically convert on February 15, 2009 (the “Mandatory Conversion Date”) into a number of Common Shares equal to the conversion rate described below. In addition to the number of Common Shares issuable upon conversion of each Preferred Share on the Mandatory Conversion Date, holders will have the right to receive an amount in cash equal to all accrued, cumulated and unpaid dividends, whether or not declared, on our Preferred Shares for the then current dividend period until the Mandatory Conversion Date and all prior dividend periods, provided that we have sufficient lawful funds to pay such dividends at such time. To the extent that we do not have sufficient lawful funds to pay in cash all of such accrued, cumulated and unpaid dividends, the holders of Preferred Shares on the Mandatory Conversion Date will be entitled to receive, upon conversion of our Preferred Shares on the Mandatory Conversion Date, an additional number of Common Shares per Preferred Share equal to the amount of such accrued, cumulated and unpaid dividends per share divided by the five-day average market price as of the Mandatory Conversion Date.

          “Five-day average market price” as of any date means the arithmetic average of the volume-weighted average price per common share for each of the five trading days (as defined below) ending on the last trading day preceding the date in question, as reported by Bloomberg Professional Service for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If, on any trading day no volume-weighted average price is reported for the Common Shares by Bloomberg Professional Service, the closing price (as defined below) of our Common Shares will be substituted for the volume-weighted average price for such day.
          The conversion rate, which is the number of Common Shares issuable upon conversion of each Preferred Share on the Mandatory Conversion Date, will, subject to adjustment as described under “— Anti-dilution Adjustments” below, be as follows:

•	if the applicable market value (as defined below) of our Common Shares is equal to or greater than $38.29, which we call the “threshold appreciation price,” then the conversion rate will be equal to one minus a fraction, the numerator of which will be $8.14, which is the difference between the threshold appreciation price and $30.15, which we call the “reference price,” and the denominator of which will be the applicable market value of our Common Shares;

•	if the applicable market value of our Common Shares is less than $38.29 (the threshold appreciation price) but greater than $30.15(the reference price), then the conversion rate will be equal to $30.15 divided by the applicable market value of our Common Shares; and

•	if the applicable market value of our Common Shares is less than or equal to $30.15 (the reference price), then the conversion rate will be one common share per mandatory convertible preferred share.
          Accordingly, assuming that the market price of our Common Shares on the Mandatory Conversion Date is the same as the applicable market value of our Common Shares, the aggregate market value of the shares you receive upon conversion will be:

•	greater than the liquidation preference of our Preferred Shares if the applicable market value is greater than the threshold appreciation price;

•	equal to the liquidation preference if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the reference price; and

•	less than the liquidation preference if the applicable market value is less than the reference price.
          “Applicable market value” means the arithmetic average of the volume-weighted average price of our Common Shares or securities distributed in a spin-off, as applicable, for each of the 20 trading days ending on the third business day immediately preceding the applicable conversion date, as reported by Bloomberg Professional Service for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If the third business day prior to the applicable conversion date is not a trading day, the 20-day trading period will end on the last trading day prior to the third business day prior to the applicable conversion date. If, on any trading day no volume-weighted average price is reported for our Common Shares or securities distributed in a spin-off, as applicable, by Bloomberg Professional Service, the closing price of our Common Shares or such other securities will be substituted for the volume-weighted average price for such day. The threshold appreciation price represents an approximately 27% appreciation over the reference price.
          The “closing price” of our Common Shares or any securities distributed in a spin-off, as the case may be, on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of our Common Shares or any such securities distributed in a spin-off, as the case may be, on the NYSE on that date. If our Common Shares or any such securities distributed in a spin-off, as the case may be, are not traded on the NYSE on any date of determination, the closing price of our Common Shares or such securities on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our Common Shares or such securities are so listed or quoted, or if our Common Shares or such securities are not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for our Common Shares or such securities is so reported, the last quoted bid price for our Common Shares or such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if that bid price is not available, the market price of our Common Shares or such securities on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
          For purposes of this prospectus supplement, all references herein to the closing price of our Common Shares on the NYSE shall be such closing price as reflected on the website of the NYSE (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price as reflected on the website of the NYSE and as reported by Bloomberg Professional Service, the closing sale price on the website of the NYSE shall govern.
          A “trading day” means a day on which our Common Shares:

•	are not suspended from trading on at least one national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our Common Shares.

Conversion
          Conversion into our Common Shares will occur on the Mandatory Conversion Date, unless:

•	the holder of our Preferred Shares has converted its Preferred Shares prior to the Mandatory Conversion Date, in the manner described in “— Early Conversion at the Option of the Holder” below; or

•	we are involved in an amalgamation, merger or consolidation prior to the Mandatory Conversion Date in which our Common Shares outstanding immediately prior to such amalgamation, merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents, and the holder of our Preferred Shares has converted its Preferred Shares through an exercise of the merger early conversion right in the manner described in “— Early Conversion upon Cash Merger” below.
          On the Mandatory Conversion Date, a certificate or certificates representing Common Shares will be issued and delivered to the holder of our Preferred Shares or such holder’s designee upon presentation and surrender of the certificate evidencing such holder’s Preferred Shares, if such holder’s Preferred Shares are held in certificated form, and compliance with some additional procedures.
          The person or persons entitled to receive the Common Shares issuable upon conversion of our Preferred Shares will be treated for all purposes as the record holder(s) of such Common Shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the Common Shares issuable upon conversion of our Preferred Shares will not be deemed to be outstanding for any purpose and the holders of our Preferred Shares will have no rights with respect to the Common Shares, including voting rights, rights to respond to tender offers for Common Shares and rights to receive any dividends or other distributions on the Common Shares, by virtue of holding our Preferred Shares.

Early Conversion at the Option of the Holder
          Our Preferred Shares are convertible, in whole or in part at the option of the holder, at any time prior to the Mandatory Conversion Date, into our Common Shares at the conversion rate of 0.7874 Common Shares per Preferred Share, subject to adjustment as described under “— Anti-dilution Adjustments” below. We refer to this conversion as the “early conversion.”

          A holder that has exercised an early conversion right shall be entitled to receive, in addition to the number of Common Shares provided for above, an amount in cash equal to the sum of all accrued, cumulated and unpaid dividends on each Preferred Share being converted, whether or not declared, for the portion of the then current dividend period until the effective date of the early conversion and all prior dividend periods (other than previously declared dividends on such Preferred Share payable to a holder or holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. Except as described above, we will make no payment or allowance for unpaid dividends on the Preferred Shares being converted in any early conversion.

Early Conversion upon Cash Merger
          If we are involved in an amalgamation, merger, or consolidation prior to the Mandatory Conversion Date in which our Common Shares outstanding immediately prior to such amalgamation, merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents, which we refer to as a “cash merger,” then the holders of our Preferred Shares will have the right to convert their Preferred Shares at the conversion rate determined as set forth under “— Mandatory Conversion” above, subject to adjustment as described under “ — Anti-dilution Adjustments” below. We refer to this conversion as the “merger early conversion.” We or the surviving corporation in the amalgamation, merger, or consolidation will provide each holder of our Preferred Shares with a notice of the occurrence of a cash merger within five business days thereof. The notice will specify the conversion date, which shall be not less than 20 nor more than 35 calendar days after the date of the notice, on which the merger early conversion will be effected and the date by which each holder’s merger early conversion right must be exercised, which date shall be on, or one business day prior to, the date on which the merger early conversion will be effected. The notice will set forth, among other things, the applicable conversion rate (calculated as if the trading day immediately preceding the cash merger were the Mandatory Conversion Date) and the kind and amount of cash, securities and other property receivable by the holder upon conversion. To exercise the merger early conversion right, a holder must deliver to the transfer agent, on or before 5:00 p.m. New York City time on the date specified in the notice, the certificates evidencing such holder’s Preferred Shares, if such holder’s Preferred Shares are held in certificated form. If a holder exercises the merger early conversion right, we or the surviving corporation will deliver or cause to be delivered to such holder on the date that the merger early conversion is effected the net cash, securities and other property that such holder would have been entitled to receive if such holder had converted such holder’s Preferred Shares immediately preceding the cash merger at the conversion rate in effect at such time as described above, assuming that such holder was not the counterparty to the cash merger or an affiliate of such counterparty and did not exercise any rights of election with respect to the kind or amount of consideration to be received. If a holder does not elect to exercise the merger early conversion right in lieu of Common Shares, we or the surviving corporation will deliver to such holder, on the Mandatory Conversion Date or any applicable optional conversion date, such net cash, securities or other property determined in accordance with the provisions set forth below governing Reorganization Events (as defined below).
          A holder that has exercised a merger early conversion right shall be entitled to receive, in addition to the net cash, securities and other property provided for above, an amount in cash equal to the sum of all accrued, cumulated and unpaid dividends on each Preferred Share being converted, whether or not declared, for the portion of the then current dividend period until the effective date of the merger early conversion and all prior dividend periods (other than previously declared dividends on such Preferred Share payable to a holder or holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. Except as described above, we will make no payment or allowance for unpaid dividends on the Preferred Shares being converted in any merger early conversion.

Anti-dilution Adjustments
          The conversion rate determined as set forth under “— Mandatory Conversion” above and the number of Common Shares to be delivered upon conversion will be adjusted if:

(1) We pay dividends or other distributions on our Common Shares in our Common Shares.

(2) We subdivide, split or combine our Common Shares.

(3) We issue to all holders of our Common Shares rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase our Common Shares at a price per share less than the “current market price” (as defined below) of our Common Shares on the date fixed for the determination of shareholders entitled to receive such rights or warrants.

(4) We distribute to all holders of our Common Shares evidences of our indebtedness, capital shares, securities, cash or other assets, including a distribution of capital shares of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off, but excluding any dividend or distribution covered by clauses (1) or (2) above, any rights or warrants referred to in clauses (3) above or (8) below, any dividend or distribution paid exclusively in cash, and any consideration payable in connection with a tender or exchange offer made by us, any of our subsidiaries or any third party.

(5) We make a distribution consisting exclusively of cash to all holders of our Common Shares, excluding (a) any cash dividend on our Common Shares to the extent that the aggregate cash dividend per Common Share does not exceed (i) $0.08 in any fiscal quarter in the case of a quarterly dividend or (ii) $0.32 in the prior twelve months in the case of an annual dividend (each such number, the “dividend threshold amount”), (b) any cash that is distributed in a Reorganization Event (as defined below) or as part of a distribution referred to in clause (4) above, (c) any dividend or distribution in connection with our liquidation, dissolution or winding-up, and (d) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries or any third party.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (5) or clauses (3), (4), (6) or (7).

(6) We or any of our subsidiaries successfully completes a tender or exchange offer for our Common Shares to the extent that the cash and the value of any other consideration included in the payment per common share exceeds the current market price of our Common Shares on the seventh trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

(7) Someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer with respect to which, as of the expiration time of the offer, our board of directors is not recommending rejection. The adjustment referred to in this clause (7) will only be made if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of Common Shares to more than 30% of the total Common Shares outstanding; and

•	the tender offer or exchange offer requires payment to shareholders of an aggregate consideration per Common Share that exceeds the current market price per Common Share on the seventh trading day next succeeding the last date on which tenders or exchanges could have been made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause (7) will not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in an amalgamation, merger or consolidation or a sale of all or substantially all of our assets.

(8) To the extent that we have a shareholder rights plan in effect with respect to our Common Shares on any conversion date, in accordance with the terms of the shareholder rights plan, upon conversion of any of our Preferred Shares, the holders of our Preferred Shares will receive, in addition to our Common Shares, the rights under the shareholder rights plan. If, however, prior to such conversion date, the rights have separated from our Common Shares and the holders of our Preferred Shares do not receive upon conversion, in addition to our Common Shares, the rights under the plan, the conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our Common Shares as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, we may amend our shareholder rights plan to provide that upon conversion of our Preferred Shares, the holders will receive, in addition to our Common Shares issuable upon such conversion, the rights that would have attached to such Common Shares if the rights had not been separated from our Common Shares under our shareholder rights plan.
          The “current market price” means the arithmetic average of the volume-weighted average price per share of our Common Shares on each of the five consecutive trading days preceding the earlier of the day preceding the date in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation, as reported by Bloomberg Professional Service for the period beginning on 9:30 a.m., New York City time, and ending at 4:00 p.m. New York City time; provided, however, that (a) “current market price” for purposes of clauses (6) and (7) above means the arithmetic average of the volume-weighted average price per share of our Common Shares for each of the ten trading days preceding the date fixed for determination, described above and, (b) for the purposes of determining the adjustment to the conversion rate for the purposes of clause (4) in the event of a spin-off, the “current market price” per common share means the average of the volume-weighted average prices described above for the first ten trading days commencing on and including the fifth trading day following the “ex date” for such distribution. For purposes of this paragraph, the term “ex date,” when used with respect to any such issuance or distribution, means the first date on which our Common Shares trade without the right to receive such issuance or distribution.
          In the event of (a) any amalgamation, consolidation or merger of us with or into another person (other than an amalgamation, merger or consolidation in which we are the continuing company and in which the Common Shares outstanding immediately prior to the amalgamation, merger or consolidation are not exchanged for cash, securities or other property of us or another person), (b) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, (c) any reclassification of our Common Shares into securities other than our Common Shares, or (d) any statutory exchange of our securities with another person (other than in connection with an amalgamation, merger or acquisition) (herein referred to as “Reorganization Events”), each of our Preferred Shares outstanding immediately prior to such Reorganization Event will, without the consent of the holders of our Preferred Shares, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Preferred Shares are actually converted) per Common Share by a holder of our Common Shares that was not the counterparty to the Reorganization Event or an affiliate of such counterparty and did not exercise any rights of election as to the kind or amount of consideration receivable upon such Reorganization Event. Holders have the right to convert their Preferred Shares early in the event of certain cash mergers as described under “— Early Conversion upon Cash Merger.”
          In addition, we may make such increases in the conversion rate determined as set forth under “— Mandatory Conversion” as our board of directors deems advisable to avoid or diminish any income tax to holders of our Common Shares resulting from any dividend or distribution of our Common Shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason.
          In the event of a taxable distribution to holders of our Common Shares that results in an adjustment of the conversion rate or an increase in the conversion rate in our discretion, holders of our Preferred Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of our Preferred Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.
          Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a Common Share. Prior to the Mandatory Conversion Date, no adjustment in the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that on the Mandatory Conversion Date, adjustments to the conversion rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
          No adjustment to the conversion rate need be made if holders of our Preferred Shares may participate in the transaction that would otherwise give rise to an adjustment, including through the receipt of such distributed assets or securities upon conversion of our Preferred Shares, so long as the distributed assets or securities the holders would receive upon conversion of our Preferred Shares, if convertible, exchangeable or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of our Preferred Shares.
          The conversion rate will not be adjusted:

(a) upon the issuance of any of our Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our Common Shares under any employee benefit plan;

(b) upon the issuance of any of our Common Shares or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any of our Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date our Preferred Shares were first issued or pursuant to the conversion of our Preferred Shares;

(d) for a change in the par value or to no par value of the Common Shares;

(e) for accrued, cumulated and unpaid dividends; or

(f) upon the issuance by us of any Common Shares for cash or in connection with acquisitions (other than upon the exercise of rights or warrants as provided in clauses (3) or (4) in the first paragraph under “— Anti-dilution Adjustments” above).
          We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of our Preferred Shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each conversion rate was determined and setting forth each revised conversion rate.
          If an adjustment is made to the conversion rate, an adjustment also will generally be made to the threshold appreciation price and the reference price solely for the purposes of determining which clauses of the definition of the conversion rate will apply on the conversion date.

Fractional Shares
          No fractional Common Shares will be issued as a result of any conversion of our Preferred Shares. In lieu of any fractional common share otherwise issuable in respect of any conversion, we will pay an amount in cash (computed to the nearest cent) equal to the same fraction of the average of the daily closing price per Common Share for each of the five consecutive trading days preceding the trading day immediately preceding the date of conversion.
          If more than one Preferred Share is surrendered for conversion at one time by or for the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Shares so surrendered.

Common Share Rights
          Reference is made to the “Description of Our Share Capital” for a description of the rights of holders of Common Shares to be delivered upon conversion of our Preferred Shares.

Liquidation Rights
          In the event of our voluntary or involuntary liquidation, dissolution or winding-up, subject to the rights of holders of any of our capital shares then outstanding ranking senior to or on a parity with our Preferred Shares in respect of distributions upon our liquidation, dissolution or winding-up and before any amount shall be paid or distributed with respect to holders of any of our capital shares then outstanding ranking junior to our Preferred Shares in respect of distributions upon our liquidation, dissolution or winding-up, the holders of our Preferred Shares then outstanding will be entitled to receive, out of our net assets legally available for distribution to shareholders, a liquidating distribution in the amount of $30.15 per share, subject to adjustment for stock splits, combinations, reclassifications or other similar events involving our Preferred Shares, plus an amount equal to the sum of all accrued, cumulated and unpaid dividends for the portion of the then-current dividend period until the payment date and all prior dividend periods.
          For the purpose of the immediately preceding paragraph, none of the following will constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding-up of our affairs:

•	the sale, transfer, lease or conveyance of all or substantially all of our property and assets;

•	the consolidation, amalgamation or merger of us with or into any other person; or

•	the consolidation, amalgamation or merger of any other person with or into us.
          If amounts payable with respect to our Preferred Shares upon our voluntary or involuntary liquidation, dissolution or winding-up are not paid in full, the holders of our Preferred Shares and the holders of any class or series of Parity Securities then outstanding shall share ratably in any distribution of assets based on the proportion of their full respective liquidation preference to the aggregate liquidation preference of the outstanding shares of all such series.
          After the payment to the holders of our Preferred Shares of the full amounts described above, the holders of our Preferred Shares will have no right or claim to any of our remaining assets.

Voting Rights
          The holders of our Preferred Shares are not entitled to any voting rights, except as required by applicable law, our Bye-laws and as described below.
          From and after the date on which our Bye-laws are amended to delete the voting limitation described below that may otherwise be applicable to our Preferred Shares (the “Bye-Law Amendment Date”), unless the approval of a greater number of Preferred Shares is required by law, we may not, without the written consent of the holders of at least three-quarters of our Preferred Shares then outstanding, or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of our Preferred Shares then outstanding, amend, alter or repeal any provisions of our Bye-laws or any provisions of the Certificate of Designations creating our Preferred Shares by way of merger, consolidation, amalgamation, combination, reclassification or otherwise, so as to affect adversely the rights, preferences or voting powers of the holders of our Preferred Shares; provided, however, that any amendment of the provisions of the Bye-laws or other action that in either case has the effect of issuing, authorizing or increasing the authorized amount of, or issuing or authorizing any obligation or security convertible into or evidencing a right to purchase, any Parity Securities or Junior Securities shall be deemed not to affect adversely any right, preference or voting power of the holders of our Preferred Shares. Notwithstanding anything in the foregoing to the contrary, any amendment, alteration or repeal of any of the provisions of our Bye-laws or any provisions of the Certificate of Designations creating our Preferred Shares occurring in connection with any merger, consolidation or amalgamation of us of the type described in clause (a) of the definition of Reorganization Events (as defined above) or any statutory exchange of our securities with another person (other than in connection with a merger, amalgamation or acquisition) of the type described in clause (d) of the definition of Reorganization Events shall be deemed not to adversely affect any right, preference or voting power of the holders of our Preferred Shares; provided that, subject to a holder’s merger early conversion right, in the event that we do not survive the transaction, our Preferred Shares will become shares of the successor person, having in respect of such successor person the same rights, preferences or voting powers of the holders of our Preferred Shares immediately prior to the consummation of such merger, consolidation, amalgamation or statutory exchange except that they shall be convertible into the kind and amount of net cash, securities and other property as determined in accordance with the provisions set forth above governing Reorganization Events; and provided, further, that, following any such merger, consolidation, amalgamation or statutory exchange, such successor person shall succeed to and be substituted for us with respect to, and may exercise all of our rights and powers under, the Preferred Shares.
          In addition, from and after the Bye-law Amendment Date, unless the approval of a greater number of our Preferred Shares is required by law, we may not, without the written consent of the holders of at least three-quarters of our Preferred Shares and any class or series of Voting Parity Securities then outstanding, acting together as a single class, or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of our Preferred Shares and any class or series of Voting Party Securities then outstanding, voting as a single class:

•	reclassify any of our authorized share capital into any shares of any class, or any obligation or security convertible into or evidencing a right to purchase such shares, ranking senior to our Preferred Shares as to payment of dividends or distribution of assets upon our dissolution, liquidation or winding-up; or

•	issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any shares of any class or series ranking senior to our Preferred Shares as to payment of dividends or distribution of assets upon our dissolution, liquidation or winding-up; provided, however, that we may issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any shares of any class or series ranking on a parity with or junior to our Preferred Shares as to payment of dividends or distribution of assets upon our dissolution, liquidation or winding-up without the written consent or vote of the holders of our Preferred Shares and any class or series of Voting Parity Securities.
          From and after the Bye-law Amendment Date, if and whenever dividends payable on our Preferred Shares or any class or series of Voting Parity Securities in an amount equal to six full quarterly dividends, whether or not consecutive, are not paid or otherwise declared and set aside for payment, the holders of our Preferred Shares and any class or series of Voting Parity Securities then outstanding, voting together as a single class, shall be entitled to elect two additional directors to our board of directors. If all accrued, cumulated and unpaid dividends in default on our Preferred Shares and any class or series of Voting Parity Securities then outstanding have been paid in full or otherwise declared and set aside for payment or such shares are no longer outstanding, the holders of our Preferred Shares and any class or series of Voting Parity Securities will no longer have the right to vote on directors and the term of office of each director so elected will terminate forthwith and the number of directors constituting our board will, without further action, be reduced accordingly.
          For purposes of determining whether the requisite number of shares have consented or voted, any shares beneficially owned directly or indirectly by us or any entity controlled by us will not be counted.
          We have agreed with the underwriters in the Preferred Shares Offering that, no later than December 31, 2006, it will present to its shareholders for approval a resolution proposing that Article 51(4) of the Bye-laws (which may be interpreted to limit the voting rights of the Preferred Shares) be deleted in its entirety and will recommend to the shareholders that such resolution be approved and adopted; and, promptly following such approval and adoption, Platinum Holdings will so amend the Bye-laws. If the Bye-laws have not been so amended by December 31, 2006 (a “Voting Default”), then, as liquidated damages for such Voting Default, for the period from January 1, 2007 until the Bye-law Amendment Date, additional amounts, in addition to regular dividends, shall accrue on our outstanding Preferred Shares at a per annum rate of 0.25% of the aggregate liquidation preference of our outstanding Preferred Shares during the first 90-day period following the occurrence of such Voting Default, and at a per annum rate of 0.50% thereafter for any remaining period during which a Voting Default continues. Liquidated damages shall be paid on Dividend Payment Dates to the holders of record for the payment of dividends. We have agreed with the underwriters in the Preferred Shares Offering that, prior to the Bye-law Amendment Date, we will not take any action which would be deemed to vary the rights attached to our Preferred Shares as outlined above.
          The holders of our Preferred Shares will have a right to vote on any amalgamation of us as provided in Section 106(3) of the Companies Act and to vote separately as a class as provided in Section 106(4) of the Companies Act if the amalgamation contains a provision which would constitute a variation of the rights attaching to our Preferred Shares. Notwithstanding the foregoing, holders of our Preferred Shares are not entitled to vote on any sale of all or substantially all of our assets.
          For purposes of any vote by the holders of our Preferred Shares, each holder will have one vote for each Preferred Share held. In any case, where the holders of our Preferred Shares are entitled to vote as a class with holders of any class or series of voting Parity Securities, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.

Miscellaneous
          We will at all times reserve and keep available out of our authorized and unissued Common Shares, solely for issuance upon the conversion of our Preferred Shares, that number of Common Shares as shall from time to time be issuable upon the conversion of all our Preferred Shares then outstanding. Any Preferred Shares converted into Common Shares or otherwise reacquired by us shall not be reissued as such, shall automatically be retired and resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar and Paying Agent
          Mellon Investor Services, LLC will act as transfer agent, registrar and paying agent for the payment of dividends on our Preferred Shares.

Title
          We and the transfer agent, registrar and paying agent may treat the registered holder of our Preferred Shares as the absolute owner of our Preferred Shares for the purpose of making payment and settling the related conversions and for all other purposes, except as may otherwise be required by applicable law.

Book-Entry, Delivery and Form
          The Depository Trust Company, or DTC, will act as securities depositary for our Preferred Shares. Our Preferred Shares will be issued only as fully registered securities, and except in the limited circumstances described below, will be registered in the name of Cede & Co. or other nominee of the depositary. One or more fully registered global security certificates, representing the total aggregate number of our Preferred Shares, will be issued and deposited with or on behalf of the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
          The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in our Preferred Shares so long as our Preferred Shares are represented by global security certificates.
          The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
          The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.
          Except as otherwise required by applicable law, none of our Preferred Shares represented by global security certificates may be exchanged in whole or in part for our Preferred Shares registered, and no transfer of global security certificates will be made in whole or in part for our Preferred Shares registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates and we do not appoint a qualified replacement within 90 days, (ii) the depositary has ceased to be qualified to act as such and we do not appoint a qualified replacement within 90 days, or (iii) we decide to discontinue the use of book-entry transfer through the depositary (or any successor depositary). All of our Preferred Shares represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.
          As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all of our Preferred Shares represented by those certificates for all purposes under our Preferred Shares, except as otherwise required by applicable law. Notwithstanding the foregoing, nothing herein shall prevent us, the transfer agent or any agent of ours or the transfer agent from giving effect to any written certification, proxy or other authorization furnished by the depositary or impair, as between the depositary and its members or participants, the operation of customary practices of the depositary governing the exercise of the rights of a holder of a beneficial interest in any global security certificates. The depositary or any nominee of the depositary may grant proxies or otherwise authorize any person to take any action that the depositary or such nominee is entitled to take pursuant to our Preferred Shares, the Certificate of Designations creating our Preferred Shares or our Bye-laws.
          Except in the limited circumstances referred to above or as otherwise required by applicable law, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or their Preferred Shares represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates evidencing their Preferred Shares in exchange and will not be considered to be owners or holders of the global security certificates or any of our Preferred Shares represented by those certificates for any purpose under our Preferred Shares. All payments on our Preferred Shares represented by the global security certificates and all related transfers and deliveries of Common Shares will be made to the depositary or its nominee as their holder.
          Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants’ interests or by the participants with respect to interests of persons held by the participants on their behalf.
          Procedures for conversion of the Preferred Shares on the Mandatory Conversion Date or upon early conversion will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.
          Neither we nor any of our agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to those beneficial ownership interests.
          The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Replacement of Mandatory Convertible Preferred Share Certificates
          If physical certificates are issued, we will replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to us and the transfer agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with an indemnity satisfactory to the transfer agent and us.
          However, we are not required to issue any certificates representing our Preferred Shares on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the Common Shares or cash, securities and other property required to be delivered pursuant to the terms of our Preferred Shares formerly evidenced by the certificate.
          Currently, we have no preferred shares outstanding.
          Merrill Lynch and Goldman, Sachs & Co. (“Goldman Sachs”), two of the underwriters in the offering contemplated hereby, are also acting as underwriters in the Preferred Shares Offering and will receive customary fees for such service.
Debt Tender Offer
          Concurrently with the Common Shares Offering pursuant to this prospectus supplement and accompanying prospectuses and the concurrent Preferred Shares Offering pursuant to a separate prospectus supplement, Platinum Finance has commenced the Debt Tender Offer in which it is offering, by means of an Offer to Purchase, to purchase for cash any and all of its 6.371% Notes. The Debt Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on December 6, 2005, unless extended. The Debt Tender Offer is being made upon the terms, and subject to the conditions, set forth in the Offer to

Purchase. Goldman Sachs and Merrill Lynch, who are underwriters in both this offering and the concurrent Preferred Shares Offering, will also act as dealer managers for the Debt Tender Offer (the “Dealer Managers”).
          The Debt Tender Offer is subject to the satisfaction or waiver, in the sole discretion of Platinum Finance, of certain conditions. Platinum Finance reserves the right to extend the expiration time from time to time for any reason.
          The Purchase Price for the 6.371% Notes purchased pursuant to the Debt Tender Offer will be calculated in a manner intended to result in a price on the Settlement Date equivalent to a yield to maturity equal to the sum of (a) the yield to maturity (calculated in accordance with standard market practice) corresponding to the Bid-Side Price (defined below) of the Reference Treasury Security on the second business day preceding the date on which the Offer expires and (b) the Fixed Spread (such sum, the “Tender Offer Yield”). As used herein, the term “Bid-Side Price” of the Reference Treasury Security on any day means the bid-side price of such Reference Treasury Security, as displayed on the Bloomberg Government Pricing Monitor Page PX1 as of 2:00 P.M., New York City time, on that day (or, if the Dealer Managers determine that such page is not operational or is displaying inaccurate information at that time, the bid-side price of such Reference Treasury Security, determined at or around 2:00 P.M., New York City time, on that day by such other means as the Dealer Managers may consider to be appropriate under the circumstances).
          Specifically, the Purchase Price for any 6.371% Notes purchased pursuant to the Debt Tender Offer will equal (a) the value per $1,000 principal amount of such 6.371% Notes, assuming such 6.371% Notes will be repaid in full at maturity at 100% of their principal amount plus accrued interest, of all remaining payments of principal thereof and premium, if any, and interest thereon to be made through maturity, discounted to the Settlement Date (in a manner consistent with the methodology underlying the formula for the Purchase Price set forth in Annex A to the Offer to Purchase) at a discount rate equal to the Tender Offer Yield, minus (b) accrued and unpaid interest per $1,000 principal amount to but excluding such Settlement Date.
          Assuming a hypothetical Settlement Date of December 7, 2005 and the Reference Yield which would have been in effect had it been measured on November 22, 2005, the following table sets forth the resulting hypothetical Reference Yield, Tender Offer Yield, Purchase Price and accrued and unpaid interest per $1,000 principal amount of 6.371% Notes for the Debt Tender Offer:

Resulting Hypothetical Percentage
or Amount Per $1,000 Principal
Amount of 6.371% Notes*

Reference Yield	4.298%
Tender Offer Yield	5.298%
Purchase Price	$1,019.51
Accrued and Unpaid Interest	$3.72

*	Actual percentages and amounts will differ from those set forth in this table.
          None of the Common Shares Offering, the Preferred Shares Offering or the Debt Tender Offer is conditioned on the consummation of any of the other transactions.

UNDERWRITING
          We intend to offer Common Shares through the underwriters. Merrill Lynch is acting as a representative of the underwriters named below; we and the selling shareholder have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us and the selling shareholder, the number of Common Shares listed opposite their names below.

Number of
Underwriter	Shares

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,093,171
Goldman, Sachs & Co.	1,432,792
Citigroup Global Markets Inc.	477,354
Wachovia Capital Markets, LLC	591,599
Dowling & Partners Securities, LLC	681,834

Total	7,276,750

          The underwriters have agreed to purchase all of the Common Shares (other than those covered by the overallotment option described below) sold under the underwriting agreement if any of these Common Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
          We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
          The underwriters are offering the Common Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Common Shares and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
          The representative has advised us that the underwriters propose initially to offer the Common Shares to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $.81 per share. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $.10 per share to other dealers. After the public offering, the public offering price, concession and discount may be changed.
          The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the selling shareholder. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option

Public offering price	$30.15	$219,394,013	$252,303,129
Underwriting discount	$1.36	$9,873,094	$11,354,059
Proceeds, before expenses, to us	$28.79	$95,499,846	$126,927,998
Proceeds, before expenses, to the selling shareholder	$28.79	$114,021,072	$114,021,072
          The expenses of the offering, not including the underwriting discount, are estimated to be $225,000 and are payable by us.
Overallotment Option
          We have granted an option to the underwriters to purchase up to 1,091,513 additional Common Shares at the public offering price on the cover page of this prospectus supplement, less the underwriting discount. We are providing the Common Shares necessary to cover the overallotment option with respect to the Common Shares being offered for sale by the selling shareholder identified herein. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Common Shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
          We and our executive officers and directors have agreed with the underwriters and the selling shareholder not to offer, sell, contract to sell or otherwise dispose of any of the Common Shares or any of our other securities that are substantially similar to the Common Shares, any securities that are convertible into or exchangeable for, or represent the right to receive, Common Shares or any such substantially similar securities or to file any registration statement with the SEC under the Securities Act relating to any such securities, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Merrill Lynch. This agreement does not prohibit us from issuing any securities issued pursuant to the concurrent Preferred Shares Offering, any securities issuable upon the conversion of the Preferred Shares offered in the Preferred Shares Offering or any securities issued pursuant to director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of, the date of this prospectus supplement.
New York Stock Exchange Listing
          Our Common Shares are listed on the NYSE under the symbol “PTP.”
Price Stabilization, Short Positions
          Until the distribution of the Common Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Shares. However, the representative may engage in transactions that stabilize the price of the Common Shares, such as bids or purchases to peg, fix or maintain that price.
          If the underwriters create a short position in the Common Shares in connection with this offering, i.e., if they sell more Common Shares than are listed on the cover page of this prospectus supplement, the representative may reduce that short position by purchasing Common Shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of our Common Shares to stabilize its price or to reduce a short position may cause the price of our Common Shares to be higher than it might be in the absence of such purchases.
          Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither we nor any of the underwriters makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Selling Restrictions
          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Common Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Common Shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer of Common Shares to the public” in relation to any Common Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe the Common Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
          Each underwriter has represented and agreed that:

•	it has not made and will not make an offer of the Common Shares to the public in the United Kingdom prior to the publication of a prospectus in relation to the Common Shares and the offer that has been approved by the FSA or, where appropriate, approved in another Member State and notified to the FSA, all in accordance with the Prospectus Directive, except that it may make an offer of the Common Shares to persons who fall within the definition of “qualified investor” as that term is defined in Section 86 (7) of FSMA or otherwise in circumstances which do not result in an offer of transferable securities to the public in the United Kingdom within the meaning of FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any Common Shares in circumstances in which Section 21(1) of FSMA does not apply to it; and

•	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.
          The Common Shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Common Shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
          Where the Common Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Common Shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
          The Common Shares have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any Common Shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Internet Distribution
          Merrill Lynch will be facilitating internet distribution for this offering to certain of its internet subscription customers. Merrill Lynch intends to allocate a limited number of Common Shares for sale to its online brokerage customers. An electronic prospectus supplement and the accompanying prospectuses are available on the internet web site maintained by Merrill Lynch. Other than the prospectus supplement and the accompanying prospectuses in electronic format, the information on the Merrill Lynch web site is not part of this prospectus supplement or the accompanying prospectuses.
Other Relationships
          The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for us, for which they received or will receive customary fees and expenses and may have from time to time engaged in, and may in the future engage in, ordinary course business transactions with us. Merrill Lynch and Goldman Sachs, two of the underwriters in this offering, are also acting as underwriters in the concurrent Preferred Shares Offering and will receive customary fees for such service. Goldman Sachs and Merrill Lynch are also acting as Dealer Managers for the concurrent Debt Tender Offer and will receive customary fees for such services. Sagent Advisors Inc. has provided structuring advice to us in connection with this offering.

CERTAIN TAX CONSIDERATIONS
          The following discussion of the U.S. federal taxation of Platinum Holdings, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland and the taxation of our shareholders is based upon current law and supplements the accompanying 2005 prospectus and supersedes “Certain Tax Considerations” in the accompanying 2004 prospectus. Legislative, judicial or administrative changes may occur which could affect this discussion, possibly on a retroactive basis. This discussion does not address special classes of shareholders, such as shareholders that own directly, or indirectly through certain foreign entities or through the constructive ownership rules of the Code, 10% or more of the voting power or value of Platinum Holdings. Except for matters where it is explicitly stated that we will not receive an opinion of counsel, the statements as to U.S. federal income tax law set forth below are the opinion of Dewey Ballantine LLP, our U.S. counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to Bermuda tax law set forth below are the opinion of Conyers Dill & Pearman, our Bermuda counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). You are urged to consult your tax advisor as to the tax consequences of ownership and disposition of the offered securities. This discussion is limited to the tax consequences of ownership and disposition of Common Shares. Tax considerations applicable to other types of securities will be described in the related prospectus supplement.
Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland
     Bermuda Taxation
          Under current Bermuda law, there is no income tax, capital gains tax or withholding tax payable by us or Platinum Bermuda. We and Platinum Bermuda have received from the Bermuda Minister of Finance a standard assurance under Bermuda’s Exempted Undertakings Tax Protection Act 1966, to the effect that if such taxes are imposed they will not be applicable to us, Platinum Bermuda or any of our or their operations, or the shares, debentures or other obligations of us or Platinum Bermuda, until March 28, 2016. This assurance does not preclude the application of any tax or duty to persons that are “ordinarily resident” in Bermuda (we and Platinum Bermuda are not “ordinarily resident” in Bermuda) or a tax payable by us or Platinum Bermuda in respect of real property owned or leased by us or Platinum Bermuda in Bermuda.
     United States Federal Taxation
          We have structured, operated and intend to continue to operate Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland in such a manner that they will not be considered to be engaged in a trade or business within the U.S. for U.S. federal income tax purposes. However, whether or not a person is engaged in a trade or business in the U.S. is a question of fact. Moreover, there are no definitive standards under the Code or regulations for determining whether particular activities carried on in the U.S. constitute a trade or business and the various judicial and administrative interpretations, while helpful, are based upon the particular facts and circumstances before the court or the IRS. It is therefore not possible for us to be certain that our activities and those of our subsidiaries will not be deemed to cause some or all of the non-U.S. companies to be engaged in a trade or business in the U.S. with respect to some or all of their income-producing activities. If the IRS were to contend successfully that we, Platinum UK, Platinum Ireland and/or Platinum Bermuda are engaged in a trade or business in the U.S., such entity or entities would be subject to U.S. federal income tax, as well as its branch profits tax in certain circumstances, on our or their income that is deemed to be “effectively connected” with the conduct of that trade or business unless such entity were entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be computed in a manner generally analogous to that applied to a domestic corporation, provided that such corporation files a timely so-called “protective” U.S. federal income tax return. Moreover, if a return should have been, but is not, filed, penalties may be assessed for failure to file tax returns. We and Platinum Bermuda have been filing, and intend to continue to file, “protective” U.S. federal income tax returns. The federal tax rates currently are a maximum of 35% for a corporation’s income that is effectively connected with a

U.S. trade or business and 30% for the branch profits tax. The branch profits tax is a surrogate for the U.S. tax on dividends paid by a U.S. corporation to a nonresident shareholder and is imposed on net income deemed to have been withdrawn from the U.S. by a U.S. branch of a foreign corporation after subtracting the regular corporate tax and making certain other adjustments. The branch profits tax is sometimes reduced or eliminated pursuant to an applicable tax treaty.
          Under the income tax treaty between Bermuda and the U.S. (the “Bermuda Treaty”), Platinum Bermuda is not subject to U.S. income tax on any net premium income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. It is unclear whether the Bermuda Treaty is equally applicable to investment income. Moreover, the Bermuda Treaty does not reduce or eliminate the U.S. branch profits tax. Because of the factual nature of, and the lack of definitive parameters for determining the existence of, a permanent establishment and the lack of clarity in the Bermuda Treaty with respect to its applicability to investment income, it is not possible to say with certainty that Platinum Bermuda will not have a permanent establishment in the U.S. or that the Bermuda Treaty protects investment income not attributable to a U.S. permanent establishment from U.S. taxation.
          Platinum Bermuda is entitled to the benefits of the Bermuda Treaty if:

•	more than 50% of Platinum Bermuda’s shares are beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents; and

•	Platinum Bermuda’s income is not used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.
          Under the income tax treaty between the United Kingdom and the U.S. (the “U.K. Treaty”), Platinum UK will not be subject to United States income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S., Platinum UK will be entitled to the benefits of the U.K. Treaty if, broadly,

•	during at least half of the days during the relevant taxable period, at least 50% of Platinum UK’s stock is beneficially owned, directly or indirectly, by citizens or residents of the U.S. and the U.K., and Platinum UK’s income is not used in substantial part to make certain payments, or to meet certain liabilities to, persons who are not U.S. or U.K. residents; or

•	with respect to specific items of income, profit or gain derived from the U.S., if such income, profit or gain is considered to be derived in connection with, or incidental to, Platinum UK’s business conducted in the U.K.
          Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), Platinum Ireland is not subject to United States income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. Platinum Ireland will generally be entitled to the benefits of the Irish Treaty if:

•	at least 50 percent of the shares of Platinum Holdings, measured by both vote and value, are owned by U.S. citizens or residents; and

•	amounts paid or accrued by Platinum Ireland (i) to persons that are neither qualified persons, nor residents or citizens of the United States and (ii) that are deductible for income tax purposes in that fiscal year in Ireland (but not including arm’s length payments in the ordinary course of business for services or tangible property and payments in respect of certain bank debt) do not exceed 50 percent of Platinum Ireland’s gross income.
          Because of the factual nature of, and the lack of definitive parameters for, determining the existence of a permanent establishment, counsel will not render an opinion with respect to whether Platinum Ireland will have a permanent establishment in the U.S.

          Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the U.S. (such as dividends and certain interest on investments), subject to reduction by applicable treaties. Dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 5%, provided that Platinum Ireland is entitled to the benefits of the Irish Treaty as described above and certain other requirements are met. If Platinum Ireland is not entitled to the benefits of the Irish Treaty and/ or certain other requirements are not met, dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 30%.
          The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. The rate of tax applicable to premiums paid to Platinum Bermuda is 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Platinum UK, provided that Platinum UK is entitled to the benefits of the UK Treaty and certain other requirements are met.
          Platinum Finance and Platinum US are U.S. corporations and will be subject to taxation in the U.S. at regular corporate rates.
          Finally, statements made in this prospectus supplement and the accompanying prospectuses regarding the taxation of Platinum Holdings, Platinum US and Platinum Bermuda and the taxation of our shareholders are predicated on the retrocession arrangements between Platinum US and Platinum Bermuda qualifying as “insurance” for U.S. federal tax purposes. Recently, the U.S. Internal Revenue Service (the “IRS”) published Revenue Ruling 2005-40 (the “Ruling”) in which it explains its view as to when, with respect to an arrangement with a primary insurer, there is adequate “risk distribution” (one of the two criteria for determining whether an arrangement constitutes insurance for U.S. federal income tax purposes) for the arrangement to qualify as insurance. The Ruling does not address what constitutes risk distribution in the context of reinsurance (which includes retrocession insurance). However, if the IRS were to successfully contend that the principles enunciated in the Ruling apply to reinsurance (including retrocession insurance) and that under those principles Platinum Bermuda does not have adequate risk distribution for its retrocession contracts to constitute insurance for federal tax purposes, among the possible consequences would be that: (i) amounts paid to date and hereafter by Platinum US to Platinum Bermuda potentially are subject to a 30% withholding tax, (ii) the Bermuda Treaty does not apply, thus increasing the risk that the business profits of Platinum Bermuda are subject to taxation in the United States, (iii) the gross income of Platinum US possibly is not reduced by the amount of “premiums” paid to Platinum Bermuda, and (iv) the passive foreign investment company (“PFIC”) rules (see discussion below) likely are applicable. (It would follow, however, that (i) the excise tax on reinsurance premiums would not apply and (ii) the related person insurance income (“RPII”) rules would not apply.) Such an outcome would be likely to negatively impact the Company and the value of our Common Shares, particularly in the hands of those shareholders who would be subject to the PFIC rules. You are urged to consult your own tax advisor as to the potential application of the Ruling to the Company and its potential impact on the value of the Common Shares.
Taxation of Shareholders
     Bermuda Taxation
          Currently, there is no Bermuda withholding tax on dividends paid by us.
United States Taxation of U.S. and Non-U.S. Shareholders
     U.S. Shareholders
          General. Except as otherwise noted, the following discussion is the opinion of Dewey Ballantine LLP, our U.S. tax counsel, as to the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares. This discussion is based on the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect and available on the date hereof. Legislative, judicial or administrative changes may occur which could affect the opinions and conclusions expressed in this discussion, possibly on a retroactive basis. This discussion applies to you only if you purchase your Common Shares in this offering, you hold your Common Shares as capital assets and you are:

•	an individual who is a citizen or resident of the U.S.;

•	an entity created or organized under the laws of the U.S. or any state thereof, including the District of Columbia, that is treated as a corporation for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
          This discussion does not deal with the U.S. federal income tax consequences applicable to all categories of investors, some of which (such as broker-dealers, investors who hold Common Shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. Further, this discussion does not address the U.S. federal estate, gift, or alternative minimum tax consequences of the acquisition, ownership or disposition of Common Shares.
          Prospective investors are urged to consult their own tax advisors with respect to their particular circumstances and with respect to the effects of U.S. federal, state, local or other laws to which they may be subject.
          Dividends. Subject to the discussion below relating to the potential application of the controlled foreign corporation (“CFC”), RPII and PFIC rules, distributions with respect to your Common Shares will be treated as ordinary dividend income to the extent of the Company’s current or accumulated earnings and profits as determined under U.S. federal income tax law. Such dividends are not eligible for the dividends-received deduction allowed to U.S. corporations under the Code. Any such dividends received by individual U.S. holders generally are subject to a reduced maximum tax rate through December 31, 2008 of 15%. The rate reduction does not apply to dividends received in respect of short-term or hedged positions in the Common Shares and in certain other situations. In addition, the rate reduction does not apply to PFICs. The amount of any distribution in excess of our current and accumulated earnings and profits will not be treated as dividend income and will first be applied to reduce your tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your Common Shares.
          Redemptions of Shares. A redemption of the Common Shares for cash will be treated as a dividend if the Company has sufficient earnings and profits, unless the redemption satisfies one of the tests set forth in the Code enabling the redemption to be treated as a sale or exchange. If the redemption is treated as a sale or exchange, the U.S. federal income tax consequences will be as discussed below in “Sales, Exchanges, or Other Dispositions Shares,” if it is treated as a dividend, the U.S. federal income tax consequences will be as discussed above in “Dividends.” A redemption will be treated as a sale or exchange only if it (1) is “substantially disproportionate,” (2) constitutes a “complete termination of the holder’s stock interest” in the Company, (3) is not “essentially equivalent to a dividend” or (4) represents a distribution in redemption of a non-corporate shareholder and is in partial liquidation of the Company. In determining whether any of these requirements are met, in addition to the shares of the Company that you actually own, you may be deemed to own other shares of the Company by application of certain constructive ownership rules. Because the determination as to whether any of these tests is satisfied will depend on the facts and circumstances as of the time the redemption occurs, prospective investors are advised to consult their own tax advisors with respect to their particular circumstances.
          Sales, Exchanges, or Other Dispositions of Shares. Subject to the discussion below relating to the potential application of Code section 1248 and the PFIC rules, you will recognize a gain or loss for U.S. federal income tax purposes upon the sale or exchange of Common Shares equal to the difference between the amount realized upon such sale or exchange and your basis in the Common Shares. If your holding period for the Common Shares is more than one year, any such gain will be subject to U.S. tax at the current maximum marginal tax rate thereon of 15% for individuals and 35% for corporations.
          Classification of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland as a Controlled Foreign Corporation. Each “United States shareholder” of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC’s taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income”, even if the subpart F income is not distributed. If Platinum Holdings, Platinum Bermuda, Platinum Ireland and/or Platinum UK is deemed to be a CFC, substantially all of Platinum Holdings’ income and that of each of Platinum Bermuda and Platinum Ireland will be subpart F income. Any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign persons, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), applying to family members, partnerships, estates, trusts or controlled corporations or holders of certain options, including for these purposes, holders of our equity security units) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a “10% U.S. Shareholder”. A foreign insurance company such as Platinum UK or Platinum Bermuda is treated as a CFC (other than for purposes of related person insurance income, as described below) only if its 10% U.S. Shareholders collectively own more than 25% of the total combined voting power or total value of the corporation’s stock. Because of the limitations on concentration of voting power of our Common Shares, the dispersion of our share ownership, and the restrictions on transfer, issuance or repurchase of Common Shares, you should not be subject to treatment as a 10% U.S. Shareholder. However, these prophylactic provisions have not been tested in court and it is possible that they could be challenged by the Internal Revenue Service and found to be ineffective in preventing CFC status from arising. Because our Bye-laws provide that no single shareholder is permitted to hold as much as 10% of the total combined voting power of Platinum Holdings, shareholders of Platinum Holdings should not be viewed as 10% U.S. Shareholders for purposes of these rules. Again, there can be no assurance that these ownership limitations will be effective. Assuming they are effective, however, neither the indirect foreign tax credit nor the intercompany dividends received deduction attributable to U.S. source income will be available to U.S. corporate holders of the Common Shares who, absent such provision, would qualify therefor.
          Related Person Insurance Income. Related Person Insurance Income (“RPII”) is defined as any “insurance income” earned by a “RPII CFC” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” or a “related person” to such a shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the “RPII CFC” is created or organized and which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. The term “RPII Shareholders” includes all U.S. persons who own, directly or indirectly, any amount of shares of a foreign corporation that generates insurance income in a given year if if United States persons collectively own directly, indirectly or constructively 25% or more of the shares of the foreign corporation, measured by vote or value (a “RPII CFC”). The term “related person” for this purpose means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock, applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

          A holder of Common Shares of Platinum Holdings will be deemed to own the stock of Platinum UK and Platinum Bermuda and will, consequently, be a RPII Shareholder. Unless an exception applies, it is likely that Platinum UK and Platinum Bermuda will each be treated as a RPII CFC.
          RPII Exceptions. The special RPII rules do not apply if:

•	Direct or indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Platinum UK or Platinum Bermuda, as applicable,

•	RPII, determined on a gross basis, is less than 20% of Platinum UK’s or Platinum Bermuda’s gross insurance income for the taxable year, as applicable,

•	Platinum UK or Platinum Bermuda elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements, or

•	Platinum UK or Platinum Bermuda elects to be treated as a United States corporation.

•	Platinum UK and Platinum Bermuda have not made and do not intend to make either of the elections described above. Additionally, the Company believes there is a risk that persons related to insureds will own, directly or indirectly, more than 20% of the value of the stock of Platinum UK and Platinum Bermuda. Thus, the second exception may be the only one available.
          Computation of RPII. The Company will seek information from our insureds and reinsureds or take such other steps as we deem necessary to determine if either Platinum Bermuda or Platinum UK was a RPII CFC in a taxable year. For any taxable year in which Platinum UK’s or Platinum Bermuda’s gross RPII is 20% or more of its gross insurance income for the year, we may also seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons. To the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all RPII Shareholders.
          Apportionment of RPII to United States Shareholders. If Platinum UK’s or Platinum Bermuda’s RPII for any future taxable year is 20% or more of its gross insurance income, every RPII Shareholder directly or indirectly owning Common Shares on the last day of that year will be required to include in gross income its share of Platinum UK’s or Platinum Bermuda’s RPII for such year, whether or not distributed. A U.S. person owning Common Shares during our taxable year but not on the last day of the taxable year for which Platinum Bermuda and/or Platinum UK is a controlled foreign corporation within the meaning of the RPII provisions of the Code, which would normally be December 31, is not required to include in gross income any part of Platinum UK’s or Platinum Bermuda’s RPII. Correspondingly, a U.S. person directly or indirectly owning Common Shares on the last day of the taxable year in which Platinum UK or Platinum Bermuda is a RPII CFC is required to include in its income its pro rata share of the RPII for the entire year, even though it did not own the Common Shares for the entire year.
          Information Reporting. Each U.S. person who is a direct or indirect shareholder of Platinum Holdings on the last day of our taxable year must attach to the income tax or information return it would normally file for the period which includes that date a Form 5471 if Platinum UK or Platinum Bermuda is a RPII CFC for any continuous thirty-day period during its taxable year, whether or not any net RPII income is required to be reported. Platinum UK or Platinum Bermuda, as the case may be, will not be considered to be a RPII CFC and, therefore, Form 5471 will not be required, for any taxable year in which Platinum UK’s or Platinum Bermuda’s gross RPII constitutes less than 20% of its gross insurance income. For any year in which Platinum UK’s or Platinum Bermuda’s gross RPII constitutes 20% or more of its gross insurance income, we intend to provide Form 5471 to our direct or indirect United States shareholders for attachment to the returns of such shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization will be required to attach Form 5471 to its information return in the circumstances described above. Failure to file

Form 5471 may result in penalties. In addition, U.S. persons who at any time acquire 10% or more of our shares will have an independent obligation to file Form 5471.
          Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.
          Distributions; Basis; Exclusion of Distributions from Gross Income. A RPII Shareholder’s tax basis in its Common Shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distribution by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The RPII Shareholder’s tax basis in its Common Shares will be reduced by the amount of such distributions that are excluded from income. While, in certain circumstances, a RPII Shareholder may be able to exclude from income distributions with respect to RPII that a prior shareholder included in income, that exclusion will not generally be available to holders who purchase Common Shares in this offering or in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in income.
          Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Platinum UK and Platinum Bermuda is uncertain. In addition, there can be no assurance that the IRS will not challenge any determinations by Platinum UK or Platinum Bermuda as to the amount, if any, of RPII that should be includible in your income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person considering an investment in Common Shares should consult its tax advisor as to the effects of these uncertainties.
          Code section 1248. Code section 1248 provides that if a U.S. person disposes of stock in a foreign corporation and such person was a 10% U.S. Shareholder of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% shareholder or whether RPII constitutes 20% or more of the corporation’s gross insurance income. Existing Treasury regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of the Company will have an independent obligation to file Form 5471 in respect of the taxable year in which they reach the 10% threshold). Code section 1248 and the requirement to file Form 5471 should not apply to dispositions of Common Shares because (i) we should not have any U.S. shareholders that own directly, indirectly or constructively 10% or more of the voting power of the Common Shares, and (ii) we are not directly engaged in the insurance business and, under proposed regulations, Code sections 953 and 1248 appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the proposed regulations may be amended or promulgated in final form so as to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of Common Shares.

          Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are “passive foreign investment companies” (“PFICs”). In general, a foreign corporation will be a PFIC during a given year if:

•	75% or more of its income constitutes passive income or

•	50% or more of its assets produce passive income.
          If we were to be characterized as a PFIC during a given year, our United States shareholders would be subject to a penalty tax at the time of their sale at a gain of, or receipt of an “excess distribution” with respect to, their Common Shares, unless such shareholders elected to be taxed on their pro rata share of our earnings whether or not such earnings were distributed or elected to be taxed on the investment in Common Shares on a mark-to-market basis. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. Moreover, dividends paid by a PFIC to a non-corporate US shareholder are not eligible for the reduced tax rate of 15%. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.
          For the above purposes, “passive income” is defined to include income of the kind which would be foreign personal holding company income under Code section 954(c), and generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business ...”.
          This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of Platinum UK and Platinum Bermuda will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income ...” and as if it “held its proportionate share of the assets ...” of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under this look-through rule we should be deemed to own the assets and to have received the income of our insurance subsidiaries directly for purposes of determining whether we qualify for the insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions; there can, of course, be no assurance as to what positions the IRS or a court might take in the future. All U.S. persons considering an investment in Common Shares should consult their own tax advisors as to the effects of the PFIC rules.
          Other. Except as discussed below with respect to backup withholding, dividends paid by us will not be subject to U.S. withholding tax.
     Non-U.S. Shareholders
          Non-U.S. persons will not be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Common Shares unless such dividends or gains are effectively connected with the conduct of a trade or business within the U.S and certain exceptions do not apply.

     All Shareholders
          Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to U.S. persons. Thus, you may be subject to backup withholding with respect to dividends paid by such persons, unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact, or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.
          Backup withholding is not an additional tax and may be credited against your regular federal income tax liability.
          Prospective investors are urged to consult their own tax advisors with respect to their particular circumstances and with respect to the effects of U.S. federal, state, local or other laws to which they may be subject.
LEGAL MATTERS
          The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters in connection with the offering will be passed upon for the Company by Dewey Ballantine LLP, New York, New York, and the underwriter is being advised as to certain matters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, in each case in reliance on the opinions of Conyers Dill & Pearman with respect to Bermuda law.
EXPERTS
          The consolidated balance sheets of Platinum Holdings as of December 31, 2004 and 2003 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2004 and 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, included in our Annual Reports on Form 10-K and Form 10-K/ A for the year ended December 31, 2004, and incorporated by reference herein, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports appearing therein. These consolidated financial statements and financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting referred to above are included in reliance upon such reports of KPMG LLP, which are incorporated by reference herein, given upon the authority of such firm as experts in accounting and auditing.
          The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (“Predecessor”) for the period from January 1, 2002 through November 1, 2002 included in our Annual Reports on Form 10-K and Form 10-K/ A, and incorporated by reference herein, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report appearing therein. The combined statements referred to above are included in reliance upon such reports of KPMG LLP, which are incorporated by reference herein, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor’s combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor’s or St. Paul’s financial position, results of operations, or cash flows.

WHERE YOU CAN FIND MORE INFORMATION
          We have filed the 2005 Shelf Registration Statement with the SEC with respect to the Common Shares offered for sale by us pursuant to this prospectus supplement and accompanying 2005 prospectus. This prospectus supplement and the accompanying 2005 prospectus, filed as part of the 2005 Shelf Registration Statement, do not contain all of the information set forth in the 2005 Shelf Registration Statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. We have filed with the SEC the 2004 Shelf Registration Statement with respect to the Common Shares offered for sale by the selling shareholder pursuant to this prospectus supplement and accompanying 2004 prospectus. This prospectus supplement and the accompanying 2004 prospectus, filed as part of the 2004 Shelf Registration Statement, do not contain all of the information set forth in the 2004 Shelf Registration Statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the 2005 Shelf Registration Statement and the 2004 Shelf Registration Statement, and to the exhibits and schedules included in each registration statement. Statements in this prospectus supplement and the accompanying prospectuses about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed or incorporated by reference as an exhibit to either or both the 2004 Shelf Registration Statement and 2005 Shelf Registration Statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the 2004 Shelf Registration Statement, the 2005 Shelf Registration Statement and the exhibits and schedules included in either or both without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Platinum Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of Common Shares pursuant to this prospectus supplement and the accompanying prospectuses is complete.

SEC Filings (File No. 001-31341)	Period

Annual Report on Form 10-K and as amended on Form 10-K/ A	Year Ended December 31, 2004 (including information specifically incorporated by reference into Platinum Holdings’ Form 10-K from Platinum Holdings’ definitive Proxy Statement for its 2005 annual general meeting of shareholders)
Quarterly Reports on Form 10-Q	Quarters Ended March 31, 2005 and September 30, 2005
Quarterly Report on Form 10-Q and as amended on Form 10-Q/ A	Quarter Ended June 30, 2005
Current Reports on Form 8-K	(i) filed on January 11, 2005; February 23, 2005, April 14, 2005, April 28, 2005, May 18, 2005 and August 9, 2005 under Items 1.01 and 9.01; (ii) filed on February 23, 2005 and June 23, 2005 under Item 5.02; (iii) filed on May 13, 2005 under Items 1.01 and 1.02; (iv) filed on May 24, 2005, September 22, 2005 and November 21, 2005 under Items 1.01, 8.01 and 9.01;(v) filed on May 27, 2005, August 17, 2005 and October 24, 2005 under Items 1.01, 2.03, 8.01 and 9.01; (vi) filed on June 15, 2005, August 2, 2005, September 15, 2005, October 6, 2005 and November 10, 2005 under Items 8.01 and 9.01; (vii) filed on July 29, 2005 only with respect to information filed under Item 8.01 and only Exhibit 99.3 under Item 9.01; (viii) filed on October 28, 2005 only with respect to the information filed under Items 1.01, 5.02 and only Exhibits 10.1, 10.2, 10.3 and 99.3 under Item 9.01 and (ix) filed on November 3, 2005 under Items 1.01, 2.03 and 9.01.
          You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Platinum Underwriters Holdings, Ltd.
The Belvedere Building
69 Pitts Bay Road
Pembroke, HM 08, Bermuda
(441) 295-7195
Attention: Secretary
          Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and accompanying prospectuses.

PROSPECTUS
$750,000,000
Platinum Underwriters Holdings, Ltd.
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants to Purchase Common Shares, Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities, Purchase Contracts, Purchase Units and Full
and Unconditional Guarantee of Platinum Finance Debt Securities
Platinum Underwriters Finance, Inc.
Debt Securities Fully and Unconditionally
Guaranteed by Platinum Underwriters Holdings, Ltd.
       Platinum Holdings may offer and sell, from time to time:

•	common shares;

•	preferred shares;

•	depositary shares representing common shares, preferred shares or debt securities;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preferred shares or debt securities; and

•	purchase contracts and purchase units.
      Platinum Finance, a holding company incorporated in Delaware, is our wholly-owned indirect subsidiary. Platinum Finance may offer and sell, from time to time, senior or subordinated debt securities fully and unconditionally guaranteed by Platinum Holdings.
      The specific terms and initial public offering prices of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
      Investing in these securities involves certain risks. See “Risk Factors” on page 4.
       These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
      These securities may be sold in one or more offerings up to a total dollar amount of $750,000,000.
      The common shares of Platinum Holdings are traded on the New York Stock Exchange under the symbol “PTP.” Other than for these common shares, there is no market for the other securities Platinum Holdings or Platinum Finance may offer.
      NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE REGISTRAR OF COMPANIES IN BERMUDA, THE BERMUDA MONETARY AUTHORITY OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is November 4, 2005.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of this document.
      Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization from the Bermuda Monetary Authority. This prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
      References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

AVAILABLE INFORMATION
      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities and any related guarantees, warrants, purchase contracts and purchase units described in this prospectus. This means:

•	Platinum Holdings and/or Platinum Finance may issue securities covered by this prospectus from time to time, up to a total initial offering price of $750,000,000;

•	Platinum Holdings and/or Platinum Finance will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.
      This prospectus provides you with a general description of the securities Platinum Holdings and/or Platinum Finance may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Platinum Holdings and/or Platinum Finance and the offered securities, please refer to the registration statement. Each time Platinum Holdings and/or Platinum Finance sells securities, Platinum Holdings and/or Platinum Finance will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, references to the “Company,” “Platinum,” “we,” “us” and “our” refer to Platinum Underwriters Holdings, Ltd. and its consolidated subsidiaries, including Platinum Underwriters Finance, Inc., unless the context otherwise indicates. “Platinum Holdings” refers solely to Platinum Underwriters Holdings, Ltd. “Platinum US” refers to Platinum Underwriters Reinsurance, Inc. “Platinum UK” refers to Platinum Re (UK) Limited. “Platinum Bermuda” refers to Platinum Underwriters Bermuda, Ltd. “Platinum Ireland” refers to Platinum Regency Holdings. “Platinum Finance” refers to Platinum Underwriters Finance, Inc.
PLATINUM UNDERWRITERS HOLDINGS, LTD.
      Platinum Holdings is a leading provider of property and marine, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele of insurers and select reinsurers on a worldwide basis. Platinum operates through three licensed reinsurance subsidiaries: Platinum US, Platinum Bermuda and Platinum UK. Our principal executive offices are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 295-7195.
      For further information regarding Platinum, including financial information, you should refer to our recent filings with the SEC.
PLATINUM UNDERWRITERS FINANCE, INC.
      Platinum Finance, a holding company, is our wholly-owned indirect subsidiary and owns all of the stock of Platinum US and Platinum Administrative Services, Inc. Platinum Finance’s activities have generally been limited to raising funds for Platinum US through the issuance of the Series A 7.50% Notes due June 1, 2017 which are fully and unconditionally guaranteed by Platinum Holdings (the Series A 7.50% Notes) and which have been exchanged in full for Series B 7.50% Notes due June 1, 2017 which have been registered under the Securities Act of 1933, as amended (the Securities Act), and which have been fully and unconditionally guaranteed by Platinum Holdings (the Series B 7.50% Notes, and collectively with the Series A 7.50% Notes, the 7.50% Notes), and the issuance of the 5.25% Senior Guaranteed Notes of Platinum Finance, which are fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Senior Notes) that were successfully remarketed and now, as remarketed notes, have an interest rate of 6.371% per annum and are due November 16, 2007 (which we refer to as the Remarketed Notes).

Pursuant to a separate prospectus, Platinum Finance is currently offering to exchange up to $137,500,000 aggregate principal amount of the Remarketed Notes for up to $137,500,000 of Series B 6.371% Notes, which have been fully and unconditionally guaranteed by Platinum Holdings and registered under the Securities Act (the Series B 6.371% Notes and, together with the Remarketed Notes, the 6.371% Notes). Platinum Finance’s principal executive offices are located at 2 World Financial Center, 225 Liberty Street, Suite 2300, New York, NY 10281. Platinum Finance’s telephone number is (212) 238-9600.
RISK FACTORS
      Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
      Platinum Holdings may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preferred shares, the terms and series of which would be described in the related prospectus supplement, including the ability to convert or exchange the preferred shares into common shares;

•	depositary shares, each representing a fraction of a common share or a particular series of preferred shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase common shares and warrants to purchase preferred shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	guarantees of Platinum Finance’s debt securities

•	purchase contracts obligating holders to purchase from us a specified number of common shares or preferred shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase common shares or preferred shares under the purchase contract, any of (1) Platinum Holdings’ debt securities, (2) Platinum Finance’s debt securities which are fully and unconditionally guaranteed by Platinum Holdings, (3) debt obligations of third parties, including U.S. Treasury securities or (3) our preferred shares.
      Platinum Finance may from time to time offer under this prospectus, separately or together,

•	senior debt securities fully and unconditionally guaranteed by Platinum Holdings; and

•	subordinated debt securities fully and unconditionally guaranteed by Platinum Holdings.
      The aggregate initial offering price of these offered securities will not exceed $750,000,000.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the nine month period ended September 30, 2005, the years ended December 31, 2004 and 2003 and the period from November 1, 2002 to December 31, 2002:

			Period Ended
	Period Ended		December 31,
	September 30,
	2005		2004	2003	2002(1)

Ratio of Earnings to Fixed Charges	—	(2)	13.4	21.4	8.7

(1)	In 2002, we only had two months of operations following our initial public offering on November 1, 2002.

(2)	Earnings were insufficient to cover fixed charges by $42,942,000 for the nine month period ended September 30, 2005.
      For purposes of computing these ratios, “earnings” consists of income/loss before income taxes and fixed charges. “Fixed charges” consists of interest expense and amortization of capitalized debt expenses.
      We did not have any preferred shares outstanding during any of the periods shown and accordingly our ratio of earnings to fixed charges and preferred share dividend requirements would be the same as the ratios shown above.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus and the documents we incorporate herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.
      In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. This prospectus and the documents incorporated by reference herein also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives and trends in market conditions, market standing, product volumes, investment results and pricing conditions.
      In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus and the documents incorporated by reference herein should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including the following:

(1) conducting operations in a competitive environment;

(2) our ability to maintain our A.M. Best Company rating;

(3) significant weather-related or other natural or man-made disasters over which the Company has no control;

(4) the effectiveness of our loss limitation methods and pricing models;

(5) the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses;

(6) the availability of retrocessional reinsurance on acceptable terms;

(7) our ability to maintain our business relationships with reinsurance brokers;

(8) general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession;

(9) the cyclicality of the property and casualty reinsurance business;

(10) market volatility and interest rate and currency exchange rate fluctuation;

(11) tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally;

(12) changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion; and

(13) the uncertainty as to the ultimate magnitude of our losses pursuant to Hurricanes Katrina and Rita.
      As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
RECENT DEVELOPMENTS
$200 Million Credit Facility
      We announced on October 21, 2005 that we have entered into a three-year $200,000,000 credit agreement with a syndicate of lenders. The credit agreement consists of a $100,000,000 senior unsecured credit facility available for revolving borrowings and letters of credit, and a $100,000,000 senior secured credit facility available for letters of credit. The revolving line of credit will be available for the working capital, liquidity and general corporate requirements of the Company and its subsidiaries. The credit facility was arranged by Wachovia Capital Markets, LLC, acting as sole lead arranger and bookrunner.
Exchange Offer for the 6.371% Notes
      On October 26, 2005, we launched an exchange offer through which we offered to exchange up to $137,500,000 aggregate principal amount of the outstanding Remarketed Notes for up to $137,500,000 aggregate principal amount of the Series B 6.371% Notes, pursuant to a separate prospectus. This exchange offer is currently scheduled to remain open through November 29, 2005.
Appointment of Michael D. Price as Chief Executive Officer
      On October 27, 2005, we announced the appointment of Michael D. Price as President and Chief Executive Officer of Platinum Holdings. Mr. Price succeeds Gregory E.A. Morrison, who has been named Vice Chairman of the Board of Directors. Mr. Price was also named to the Company’s Board of Directors. Mr. Price was named Chief Operating Officer in August 2005, having previously served as President and Chief Underwriting Officer of Platinum US. We also announced that we have extended our agreement with Steven Newman, pursuant to which he will continue to serve as our Chairman until November 2007. Mr. Newman has been Chairman of our Board of Directors since our inception in 2002.

Closing of 7.50% Notes Exchange Offer
      On November 2, 2005, we closed an exchange offer through which we had offered to exchange up to $250,000,000 aggregate principal amount of our outstanding Series A 7.50% Notes for up to $250,000,000 aggregate principal amount of Series B 7.50% Notes, which have been registered under the Securities Act, pursuant to a separate prospectus. The exchange offer period expired on October 28, 2005, at which time $250,000,000 aggregate principal amount of outstanding Series A 7.50% Notes had been tendered and accepted for exchange.
USE OF PROCEEDS
      Unless indicated otherwise in a prospectus supplement, Platinum Holdings and Platinum Finance expect to use the net proceeds from the sale of the securities for general corporate purposes, including their working capital and the working capital of their reinsurance subsidiaries, capital expenditures, share repurchase programs and acquisitions. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
DESCRIPTION OF OUR SHARE CAPITAL
      The following description of the share capital of Platinum Holdings summarizes certain provisions of Platinum Holdings’ Bye-laws, and is qualified in its entirety by reference to such Bye-laws. A copy of Platinum Holdings’ Bye-laws is filed as an exhibit to Platinum Holdings’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 6, 2004.
General
      As of October 21, 2005, Platinum Holdings’ authorized share capital consisted of: (1) 200,000,000 common shares, par value $0.01 per share, of which 49,604,759 common shares were outstanding and (ii) 25,000,000 preferred shares, par value $0.01 per share, none of which were outstanding. As of May 10, 2005, there were approximately 27 holders of record of our common shares, including RenaissanceRe Holdings Ltd. (“RenaissanceRe”), which held 3,960,000 common shares and an option to acquire a number of common shares equal to the excess of the market price per share over $27.00 less the par value per share multiplied by the number of common shares issuable upon exercise of the option, divided by that market price per share. Based on the closing price per share on March 1, 2005, RenaissanceRe had the right to acquire pursuant to the RenaissanceRe option 342,652 common shares as of such date, resulting in the beneficial ownership by RenaissanceRe of 4,302,652 common shares (or 9.9% of the then outstanding common shares) as of such date. Prior to June 30, 2004, The St. Paul Travelers Companies, Inc., formerly The St. Paul Companies, Inc. (“St. Paul”), owned 6,000,000 common shares. On that date, those common shares were sold in an underwritten public offering, which was effected pursuant to a prospectus supplement to the shelf registration statement dated June 28, 2004. St. Paul continues to hold options to acquire a number of common shares determined on the same basis as the RenaissanceRe option described above. Based on the closing price per share on March 1, 2005, St. Paul had the right to acquire pursuant to the St. Paul options 802,437 common shares (or 1.9% of the then-outstanding common shares) as of such date.
Common Shares
      Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights, provided, however, that pursuant to a Transfer Restrictions, Registration Rights and Standstill Agreement between the Company and RenaissanceRe dated as of November 1, 2002, Platinum Holdings has granted RenaissanceRe preemptive rights in the event of certain issuances of common shares or any securities convertible into or exchangeable for or carrying in any way the right to acquire common shares. Subject to the limitation on voting rights described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Most matters to be approved by holders of common shares require approval by a simple majority vote. The holders of at least 75% of the common shares voting in person or by proxy at a meeting must approve an amalgamation with another company. In addition, a resolution to remove our independent registered public accounting firm before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of the shareholders of the Company. The quorum for any meeting of our shareholders is two or more persons holding or representing more than 50% of the outstanding common shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Bermuda Companies Act 1981 (the “Companies Act”).

      In the event of a liquidation, winding-up or dissolution of Platinum Holdings, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the holders of common shares are entitled to share equally and ratably in the assets of Platinum Holdings, if any, remaining after the payment of all of its debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding common shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to any existing class or classes of shares, be issued at any time and at the discretion of the board of directors without the approval of the shareholders of the Company with such rights, preferences and limitations as the board of directors may determine.

Limitation on Voting Rights

      Each common share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued common shares of Platinum Holdings (after giving effect to any prior reduction in voting power as described below), each issued Controlled Share, regardless of the identity of the registered holder thereof, will confer a fraction of a vote as determined by the following formula:

(T - C)/(9.1 × C)

Where: (1)	“T” is the aggregate number of votes conferred by all the issued common shares immediately prior to that application of the formula with respect to such issued Controlled Shares, adjusted to take into account any prior reduction taken with respect to any issued Controlled Shares pursuant to the “sequencing provision” described below; and

(2)	“C” is the number of issued Controlled Shares attributable to that person. “Controlled Shares” of any person refers to all common shares, and all shares of any other class of shares of the Company conferring voting rights, owned by that person, whether (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, and the rules and regulations thereunder.

      The formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the “sequencing provision”). For the purposes of determining the votes exercisable by shareholders as of any date, the formula first will be applied to the common shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the formula will be applied first to the votes of common shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. The formula will be applied iteratively thereafter to ensure that no person will be a 10% Shareholder. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued common shares as of such date, as reduced by the application of the formula to any issued common shares of any shareholder with a larger number of total Controlled Shares as of such date. A “10% Shareholder” means a person who owns, in the aggregate, (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, shares of the Company carrying 10% or more of the total combined voting rights attaching to the issued common shares and the issued shares of any other class or classes of shares of the Company.

      Because of the voting limitation described in the preceding paragraph, in the event that RenaissanceRe acquired 10% or more of the combined voting power of Platinum Holdings’ issued common shares and the issued shares of any other class or classes of the Company, the common shares so acquired would have reduced voting rights. Thereafter, should RenaissanceRe dispose of some or all of the common shares it owned, the reduced voting rights with respect to the common shares disposed of by RenaissanceRe would be eliminated and those common shares thereafter would be entitled to full voting rights, subject to future dilution to avoid creating a 10% Shareholder. Therefore, the voting power of the common shares held by all of our shareholders other than RenaissanceRe could be diluted upon any such disposition by RenaissanceRe.

      Our directors are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. Our directors may disregard the votes attached to the common shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

      Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the common shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

Restrictions on Transfer

      Our Bye-laws contain several provisions restricting the transferability of common shares. Our directors are required to decline to register a transfer of common shares if they have reason to believe that the result of such transfer would be (i) that any person other than a St. Paul Person or a RenaissanceRe Person (as defined below) would become or continue to be a 10% Shareholder or (ii) that a St. Paul Person or a RenaissanceRe Person would become or continue to be a United States 25% Shareholder (as defined below), in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to Platinum Holdings’ ability to issue or repurchase common shares. “St. Paul Person” means any of St. Paul and its affiliates and “RenaissanceRe Person” means any of RenaissanceRe and its affiliates. A “United States 25% Shareholder” means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, 25% or more of either (i) the total combined voting rights attaching to the issued common shares and the issued shares of any other class of Platinum Holdings or (ii) the total combined value of the issued common shares and any other issued shares of Platinum Holdings, determined pursuant to Section 957 of the Code. Only for the purposes of these provisions of our Bye-laws, it is assumed that all RenaissanceRe Persons are U.S. Persons. These restrictions on the transfer, issuance or repurchase of shares do not apply to any issuance of common shares pursuant to a contract to purchase common shares from Platinum Holdings included in the ESUs issued by Platinum Holdings, though the limitations on voting rights, discussed above, do apply to such common shares.

      Our directors also may, in their absolute discretion, decline to register the transfer of any common shares if they have reason to believe (i) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of the transfer under the Securities Act or under any

U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of common shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

      Our directors are empowered to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.

      Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on the register of shareholders of Platinum Holdings.

      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. Our Bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

      Our directors may designate our Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as the Chief Executive Officer is also a director.

      The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Platinum Holdings.

Preferred Shares

      Pursuant to our Bye-laws and Bermuda law, our board of directors by resolution may establish one or more series of preferred shares having a number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the board of directors without any further shareholder approval which, if any preferred shares are issued, may include restrictions on voting and transfer intended to avoid having us become a “controlled foreign corporation” for U.S. federal income tax purposes. If our board of directors issues preferred shares conferring any voting rights, it will amend our Bye-Laws to apply the limitations on the voting rights discussed above under “— Limitation on Voting Rights” to those preferred shares. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. The issuance of preferred shares could adversely affect the voting power of the holders of our common shares, deny such holders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares. The particular rights and preferences of any preferred shares will be described in any prospectus supplement. We strongly encourage you to refer to our memorandum of association and Bye-Laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preferred shares.

Bye-laws

      Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings of shareholders, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.

      Our Bye-laws provide that our board of directors shall be elected annually and shall not be staggered. Shareholders may only remove a director for cause prior to the expiration of that director’s term at a special meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.

      Our Bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the board of directors determines it is necessary to avoid such adverse or potential adverse consequences. The price to be paid for such shares will be the fair market value of such shares.

Transfer Agent

      Our registrar and transfer agent for the common shares is Mellon Investor Services LLC.

Differences in Corporate Law

      The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

      Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the Company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

      The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

      In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

      The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our Bye-Laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or by or in the right of Platinum Holdings, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company, except this waiver does not extend to any matter in respect of fraud or dishonesty on the part of such director or officer.

      Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

      The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

      A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

      Interested Directors. Our Bye-laws provide that transactions we enter into in which a director has an interest are not voidable by us, nor can the interested director be liable to us for any profit realized pursuant to such transactions, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law, such a transaction would not be voidable if (i) the material facts as to the interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, (ii) the material facts as to the director’s relationship or interest and as to the transaction are disclosed or are known to the shareholders entitled to vote on the transaction and the transaction is specifically approved in good faith by vote of the shareholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the shareholders. Under Delaware law, the interested director could be held liable for a transaction in which that director derived an improper personal benefit.

      Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints. Our Bye-Laws permit the board of directors to declare, in accordance with the Companies Act, a dividend to be paid to its shareholders, in proportion to the number of shares held by the shareholders, and such dividend may be paid in cash or wholly or partly in specie, in which case the board of directors may fix the value for distribution in specie of any assets.

      Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

      Amalgamations, Mergers and Similar Agreements. We may acquire the business of another Bermuda company or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. In the case of an amalgamation, we may amalgamate with another Bermuda company or with an entity incorporated outside Bermuda. A shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of his or her shares if he or she is not satisfied that fair value has been offered for those shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.

      Takeovers. Bermuda law provides that if the acquiring party is a company, it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise. Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

      Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

      Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in a violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

      Our Bye-Laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

      Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

      Indemnification of Directors. Our Bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.

      Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

      Enforcement of Judgments and Other Matters. We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.

      Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.

      Calling of Special Shareholders Meetings. Under our Bye-Laws, a special general meeting may be called by our Chairman or by any two directors or and director and the secretary or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of Platinum Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or Bye-Laws to call a special meeting of stockholders.

      Approval of Corporate Matters by Written Consent. Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

      Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

      Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

      Amendment of Bye-laws. Consistent with the Companies Act, our Bye-Laws provide that the no Bye-Law may be rescinded, altered or amended, and no new Bye-Law shall be made, until it has been approved by a resolution of our board of directors and by a resolution of our shareholders. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.
DESCRIPTION OF THE DEPOSITARY SHARES
General
      We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a common share or a fraction of a share of a particular class or series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
      The common shares or the shares of the class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Forms of the deposit agreement and depositary receipt have been filed as exhibits to the registration statement of which this prospectus forms a part.
      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
      The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
      The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preferred shares to the record holders of depositary shares relating to such common shares or preferred shares in proportion to the number of such depositary shares owned by such holders.
      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

      Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

      Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting of the Common Shares or Preferred Shares

      Upon receipt of notice of any meeting at which the holders of common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preferred shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
      The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Miscellaneous
      The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of common shares or preferred shares.
      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF THE DEBT SECURITIES
General
      The following summary is a description of the debt securities that may be issued by either Platinum Holdings or Platinum Finance; debt securities issued by Platinum Finance will be fully and unconditionally guaranteed by Platinum Holdings. The description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Platinum Holdings’ senior debt securities (which we refer to as the Platinum Holdings senior debt securities) are to be issued under a senior indenture between Platinum Holdings and JPMorgan Chase Bank N.A. (as successor entity to JPMorgan Chase Bank, and which we refer to as JPMorgan Chase Bank), as trustee, as supplemented (which we refer to as the Platinum Holdings senior indenture). Platinum Holdings’ subordinated debt securities (which we refer to as the Platinum Holdings subordinated debt securities) are to be issued under a subordinated indenture between us and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Holdings subordinated indenture). The Platinum Holdings senior indenture and the Platinum Holdings subordinated indenture are substantially identical, except for certain covenants of Platinum Holdings and provisions relating to subordination. The Platinum Holdings senior indenture and the Platinum Holdings subordinated indenture are sometimes referred to herein collectively as the “Platinum Holdings indentures” and each individually as a “Platinum Holdings indenture,” and the trustees under each of the

Platinum Holdings indentures are sometimes referred to herein collectively as the “Platinum Holdings trustees” and each individually as a “Platinum Holdings trustee.”

      Platinum Finance’s senior debt securities, which will be fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Platinum Finance senior debt securities), are to be issued under a senior indenture among Platinum Finance as issuer, Platinum Holdings as guarantor and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Finance senior indenture). Platinum Finance’s subordinated debt securities, which will be fully and unconditionally guaranteed by Platinum Holdings (which we refer to as the Platinum Finance subordinated debt securities), are to be issued under a subordinated indenture among Platinum Finance as issuer, Platinum Holdings as guarantor and JPMorgan Chase Bank, as trustee, as supplemented (which we refer to as the Platinum Finance subordinated indenture). The Platinum Finance senior indenture and the Platinum Finance subordinated indenture are substantially identical, except for certain covenants of Platinum Finance and provisions relating to subordination. The Platinum Finance senior indenture and the Platinum Finance subordinated indenture are sometimes referred to herein collectively as the “Platinum Finance indentures” and each individually as a “Platinum Finance indenture,” and the trustees under each of the Platinum Finance indentures are sometimes referred to herein collectively as the “Platinum Finance trustees” and each individually as a “Platinum Finance trustee.” The Platinum Holdings indentures and the Platinum Finance indentures are also substantially identical, except for certain covenants of Platinum Holdings or Platinum Finance, as applicable, relating to the guarantee by Platinum Holdings of debt securities issued by Platinum Finance.

      The Platinum Holdings indentures and the Platinum Finance indentures are sometimes referred to herein collectively as the “indentures” and each individually as the “indenture.” The Platinum Holdings trustees and the Platinum Finance trustees are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” Platinum Holdings and Platinum Finance are sometimes referred to herein collectively as the “issuers” and each individually as the “issuer.” If applicable, Platinum Holdings is sometimes referred to herein as the “guarantor.” We refer collectively to the Platinum Holdings senior debt securities, the Platinum Holdings subordinated debt securities, the Platinum Finance senior debt securities and the Platinum Finance subordinated debt securities as the “debt securities.”

      The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

      The following summaries of the material terms and provisions of the indentures and the related debt securities and any related guarantee are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act). Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures.

      The indentures do not limit the aggregate principal amount of the debt securities which the issuer may issue under them and provide that the issuer may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which the applicable issuer or its subsidiaries may issue.

      Unless otherwise provided in a prospectus supplement, Platinum Holdings senior debt securities and any related guarantee of Platinum Finance senior debt securities will be unsecured obligations of Platinum Holdings, and will rank equally with all of Platinum Holdings’ other unsecured and unsubordinated indebtedness. Platinum Holdings subordinated debt securities and any related guarantee of such Platinum Finance subordinated debt securities will be unsecured obligations of Platinum Holdings, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Holdings as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

      Unless otherwise provided in a prospectus supplement, Platinum Finance’s senior debt securities will be unsecured obligations of Platinum Finance, and will rank equally with all of Platinum Finance’s other unsecured and unsubordinated indebtedness. Platinum Finance’s subordinated debt securities will be unsecured obligations of Platinum Finance, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Finance as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

      Because Platinum Holdings and Platinum Finance are holding companies, their rights and the rights of their creditors (including the holders of their debt securities) and shareholders of Platinum Holdings or the stockholder of Platinum Finance to participate in distributions by certain of their subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that they may themselves be creditors with recognized claims against that subsidiary or their creditor may have the benefit of a guaranty from a subsidiary of either Platinum Holdings or Platinum Finance. None of their creditors has the benefit of a guaranty from any of their subsidiaries. The rights of Platinum Holdings’ or Platinum Finance’s creditors (including the holders of their debt securities) to participate in the distribution of stock or shares, as applicable, owned by them in certain of their subsidiaries, including their insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

      The ability of Platinum Holdings and Platinum Finance to receive dividends and other distributions from their insurance company subsidiaries is limited by applicable law and regulation. See “Our Business — Regulation” in our Annual Report on Form 10-K/ A for the year ended December 31, 2004 incorporated by reference in this prospectus. If Platinum Holdings or Platinum Finance, as applicable, is unable to receive dividends or distributions from its insurance company subsidiaries, or if such dividends or distributions are limited, the ability of Platinum Holdings or Platinum Finance, as applicable, to make payments owing with respect to the debt securities will be adversely affected.

      The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities and any related guarantee by Platinum Holdings:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at the particular issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at the particular issuer’s option;

•	whether the issuer will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by the issuer of the particular debt securities, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series, and any related guarantee, will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the issuer and any guarantor in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer and any guarantor with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any related guarantee and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

      The issuer will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

      Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

      Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by the issuer or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by the issuer for its debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

      Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

      The debt securities may be issued as original issue discount securities (bearing no fixed interest or bearing fixed interest at a rate which at the time of issuance is below specified market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

      The debt securities may also be issued at a premium (issued for an amount in excess of the face amount of such securities). In general, such bond premium would be amortizable over the term of the debt instrument and deductible by the holders for U.S. federal income tax purposes. Special U.S. federal income tax and other considerations applicable to securities issued at a premium will be described in the related prospectus supplement.

      If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

      The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

      Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indentures do not contain any provisions that would limit the issuer’s or any guarantor’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s or any guarantor’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving the issuer or any guarantor. Accordingly, the issuer and any guarantor could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or the issuer’s or any guarantor’s covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

      The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Platinum Holdings or other securities issued by either Platinum Holdings or Platinum Finance, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the issuer’s option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange for securities issued by Platinum Holdings will comply with applicable Bermuda law, its memorandum of association and Bye-laws. Any such conversion or exchange for securities issued by Platinum Finance will comply with applicable Delaware law, its Certificate of Incorporation and By-laws.

Optional Redemption

      Unless otherwise described in a prospectus supplement relating to any debt securities, the issuer may at its option, redeem any series of its own debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities’ will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.

Selection and Notice

      Unless otherwise described in a prospectus supplement, the issuer will send the holders of its debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If the issuer elects to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

      Unless the issuer defaults in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Consolidation, Amalgamation, Merger and Sale of Assets

      Unless otherwise described in a prospectus supplement, each indenture provides that the issuer and any guarantor may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the issuer’s or any guarantor’s properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into the issuer or any guarantor unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any other country (including under the laws of any state, province or political subdivision thereof) which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment or guarantee of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of the issuer’s and any guarantor’s obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer or of any guarantor or of a designated subsidiary as a result of such transaction as having been incurred by the issuer or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

      Except as otherwise permitted under “Consolidation, Amalgamation, Merger and Sale of Assets” described above, the issuer and any guarantor will do or cause to be done all things necessary to maintain in full force and effect their legal existence, rights (charter and statutory) and franchises. The issuer and any guarantor are not, however, required to preserve any right or franchise if they determine that it is no longer desirable in the conduct of their business and the loss is not disadvantageous in any material respect to the holders of any debt securities. (Section 4.6 of the indenture)

Guarantee

      Under the guarantee attached to any debt securities issued by Platinum Finance, Platinum Holdings irrevocably, fully and unconditionally guarantees, on a senior and unsecured basis, the payment in full of the following:

(1) interest payments that are required to be paid on the Platinum Finance debt securities;

(2) the principal amount of the Platinum Finance debt securities;

(3) interest payments on overdue interest payments and principal amounts due on the Platinum Finance debt securities, to the extent permitted by law; and

(4) any other payments due to holders of Platinum Finance debt securities under the Platinum Finance debt securities and the Platinum Finance indenture.

      The guarantee is unsecured and ranks equally in right of payment to all other senior unsecured debt of Platinum Holdings, including its guarantees of Platinum Finance’s outstanding 7.50% Notes in the aggregate principal amount of $250,000,000 and of Platinum Finance’s outstanding 6.371% Notes in the aggregate principal amount of $137,500,000. In addition, Platinum Holdings is a holding company and its assets consist primarily of the capital stock of its subsidiaries. Accordingly, Platinum Holdings depends on dividends and other distributions from its subsidiaries in order to make payments on the guarantee. Platinum Holdings’ guarantee is effectively junior to the debt and other liabilities of its subsidiaries. The Platinum Finance debt securities and any guarantee do not limit Platinum Holdings’ ability or the ability of its subsidiaries to incur indebtedness. This would include indebtedness that ranks equally with the Platinum Finance debt securities and the guarantee. The guarantee is governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Events of Default

      Unless the issuer and any guarantor provide other or substitute Events of Default in a prospectus supplement, or unless the following Events of Default are either inapplicable to a particular series of debt securities or are specifically deleted or modified in the applicable resolution of the board of directors of the issuer or in the supplemental indenture under which such series of debt securities is issued, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium, if any, on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of the issuer or any guarantor contained in the indenture (other than a covenant or warranty in respect of the debt securities of such series a default in whose performance or observance is elsewhere specifically dealt with pursuant to another Event of Default), and the continuance of such default or breach for a period of 60 days after written notice has been given as provided in the indenture;

(4) default in the payment at maturity of Indebtedness of the issuer or any guarantor in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of the issuer’s or any guarantor’s Indebtedness (other than indebtedness which is non-recourse to the issuer or any guarantor) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after written notice has been given as provided in the indenture;

(5) the issuer or any guarantor shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to the issuer’s or any guarantor’s bankruptcy, insolvency or reorganization;

(7) the issuer’s or any guarantor’s default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the issuer or any guarantor. (Section 6.1 of the indenture); or

(8) any guarantee ceases to be in full force and effect or Platinum Holdings, or any person acting on its behalf, denies or disaffirms the obligations of Platinum Holdings under the Platinum Finance indenture or the guarantee.

      If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities and the interest accrued thereon to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.

      Each indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities.

      If an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities.

      Under the Companies Act, any payment or other disposition of property made by Platinum Holdings within six months prior to the commencement of its winding up will be invalid if made with the intent to fraudulently prefer one or more of its creditors at a time that Platinum Holdings was unable to pay its debts as they became due.

Modification and Waiver

      The issuer, any guarantor and the trustee may modify or amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities;

•	change the issuer’s and any guarantor’s obligation to pay additional amounts with respect to the series of debt securities;

•	change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require the issuer to redeem or repurchase the series of debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions. (Section 10.2 of the indenture)

      In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

      The issuer, any guarantor and the trustee may modify or amend each indenture and the series of debt securities without the consent of any holder in order to, among other things:

•	provide for a successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to the covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the series of debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the series of debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

•	add any additional events of default with respect to the series of debt securities;

•	provide for conversion or exchange rights of the holders of the series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the series of debt securities. (Section 10.1 of the indenture)

      The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by the issuer or any guarantor with certain restrictive provisions of the indenture. (Section 6.1 of the indenture) The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security. (Section 6.10 of the indenture)

      Under each indenture, the issuer is required to furnish the trustee annually a statement as to performance by the issuer and any guarantor of certain of their obligations under the indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above. (Section 4.7 of the indenture)

Discharge, Defeasance and Covenant Defeasance

      The issuer and any guarantor may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)

      Each indenture provides that, unless the provisions of Section 12.2 of such indenture are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from their obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)

      Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which the issuer is a party or by which the issuer is bound,

(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

(3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer and any guarantor have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer or any guarantor, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

(4) with respect to defeasance, the issuer and any guarantor have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over their other creditors. (Section 12.2 of the indenture)

      “Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)

      In the event the issuer effects covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, the issuer and any guarantor would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

      Unless otherwise described in a prospectus supplement, the issuer or any guarantor will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which the issuer or any guarantor is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer or any guarantor will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

      The issuer and any guarantor will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is, in the case of (a) or (b), required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

      In addition, the issuer will not be required to pay additional amounts if a payment on the debt securities is reduced as a result of any tax, assessment or other governmental charge that is imposed and withheld at source solely by reason of the beneficial owner (a) being or having been a foreign private foundation or other foreign tax-exempt organization, (b) owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of shares of Platinum Holdings entitled to vote, (c) being or having been a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code, (d) being or having been a bank receiving the interest pursuant to a loan agreement in the ordinary course of your trade or business or (e) any combination of items (1), (2), (3) and (4) above and (a), (b), (c) and (d) as contained herein.

      In addition, neither the issuer nor any guarantor will pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary, partnership, limited liability company, other fiscally transparent entity or other than the sole beneficial owner of such debt security to the extent that such partner, member with respect to such a limited liability company or other fiscally transparent entity, or beneficiary or settler with respect to such fiduciary would not have been entitled to such additional amounts had it been the holder of such debt securities. Moreover, neither the issuer nor any guarantor shall provide any indemnification to the extent that any fiduciary, partnership, limited liability company, other fiscally transparent entity or other than the sole beneficially owner of such debt securities fails to withhold any amounts so required by any relevant taxing jurisdiction. (Section 4.4 of the indenture)

Redemption for Tax Purposes

      Unless otherwise described in a prospectus supplement, the issuer may redeem its debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time it receives an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the issuer, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to the issuer or any guarantor, there is a substantial probability that the issuer will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If the issuer elects to redeem the debt securities under this provision, it will give written notice of such election to the trustee and the holders of the debt securities. If the issuer elects to redeem the debt securities under this provision, it will also mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Interest on the debt securities will cease to accrue unless the issuer defaults in the payment of the redemption price. (Section 4.5 of the indenture)

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

      The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. Platinum Holdings and Platinum Finance anticipate that the following provisions will apply to all depositary arrangements.

      Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the issuer if such debt securities are offered and sold directly by the issuer. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants in the depositary. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

      Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, the issuer or any guarantor will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Platinum Holdings and Platinum Finance expect that the depositary for a series of its respective debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. Platinum Holdings and Platinum Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

      The indentures provide that if:

(1) the depositary for a series of the debt securities notifies the issuer or any guarantor, as the case may be, that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then in each such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

      Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 2.4 of the Platinum Holdings indentures and Section 2.5 of the Platinum Finance indentures). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

      Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

      Unless otherwise specified in the applicable prospectus supplement, JPMorgan Chase Bank is to be the trustee and paying agent under each indenture and is one of a number of banks with which Platinum Holdings, Platinum Finance and their respective subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES
Subordination of the Subordinated Debt Securities
      The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment by the issuer or any guarantor or distribution of assets of the issuer or any guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the issuer or any guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the issuer or any guarantor shall first be paid in full, or payment thereof provided for in money in accordance with their terms, before any payment is made by the issuer or any guarantor on account of the principal (and premium, if any) or interest on the subordinated debt securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the issuer or any guarantor, or distribution of assets of the issuer or any guarantor of any kind or character, whether in cash, property or securities, to which the holders of subordinated debt securities or the trustee would be entitled to receive from the issuer, except as so provided in the subordinated indentures, shall be paid by the issuer or any guarantor, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of subordinated debt securities or by the trustee under the subordinated indentures if received by them or it, directly to the holders of Senior Indebtedness of the issuer or any guarantor (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by such holders, as calculated by the issuer or any guarantor), or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of subordinated debt securities or to the trustee.
      By reason of such subordination, in the event of the issuer’s or any guarantor’s liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of the issuer or any guarantor that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
      Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the issuer or any guarantor applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.
      No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of the issuer or any guarantor is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of the issuer or any guarantor has been accelerated because of a default. The subordinated indenture does not limit or prohibit the issuer or any guarantor from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to the issuer’s or any guarantor’s other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

      The term “Senior Indebtedness” means all Indebtedness of the issuer and any guarantor outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of the issuer or any guarantor to an affiliate of the issuer or any guarantor;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against the issuer or any guarantor in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the issuer or any guarantor which is a financing vehicle of the issuer or any guarantor or any Affiliate of the issuer or any guarantor in connection with an issuance by such entity of preferred securities.
      Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
      The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES
OR PREFERRED SHARES
      The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
      The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

      The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

      Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

      The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

      Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE PLATINUM HOLDINGS DEBT SECURITIES
      The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
      The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the Platinum Holdings debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of Platinum Holdings debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of Platinum Holdings debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.
      Warrantholders will not have any of the rights of holders of Platinum Holdings debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Platinum Holdings debt securities or to enforce any of the covenants of the Platinum Holdings debt securities or the applicable indenture except as otherwise provided in the applicable indenture.
Exercise of Debt Warrants
      Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the Platinum Holdings debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.
DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS
      Platinum Holdings may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of its common shares, preferred shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) senior debt securities of Platinum Holdings or Platinum Finance and any related guarantee or subordinated debt securities of Platinum Holdings or Platinum Finance and any related guarantee;

(2) our preferred shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.
      The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for Platinum Holdings’ benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to Platinum Holdings’ security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.
      The purchase contracts may require Platinum Holdings to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances Platinum Holdings may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
      The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.
      Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to Platinum Holdings or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

PLAN OF DISTRIBUTION
      Platinum Holdings and/or Platinum Finance may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.
      The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to Platinum Holdings and/or Platinum Finance from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      Offers to purchase offered securities may be solicited by agents designated by Platinum Holdings and/or Platinum Finance, as applicable, from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Platinum Holdings and/or Platinum Finance, as applicable, to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
      If offered securities are sold by means of an underwritten offering, Platinum Holdings and/or Platinum Finance, as applicable, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
      Offered securities of Platinum Holdings and/or Platinum Finance, as applicable, may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. Platinum Holdings and/or Platinum Finance, as applicable, may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If Platinum Holdings and/or Platinum Finance, as applicable, grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

      If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, Platinum Holdings and/or Platinum Finance, as applicable, will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

      Offers to purchase offered securities may be solicited directly by Platinum Holdings and/or Platinum Finance, as applicable, and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

      Platinum Holdings and/or Platinum Finance, as applicable, may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. Platinum Holdings may also sell its common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. Platinum Holdings may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Platinum Holdings defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for Platinum Holdings and/or Platinum Finance, as applicable. Any remarketing firm will be identified and the terms of its agreements, if any, with Platinum Holdings and/or Platinum Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with Platinum Holdings and/or Platinum Finance to indemnification by Platinum Holdings and/or Platinum Finance, as applicable, against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

      If so indicated in the prospectus supplement, Platinum Holdings and/or Platinum Finance, as applicable, will authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Platinum Holdings and/or Platinum Finance, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

      Disclosure in the prospectus supplement of the use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when Platinum Holdings and/or Platinum Finance will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that Platinum Holdings and/or Platinum Finance describe in the prospectus supplement.
      Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. Platinum Holdings and/or Platinum Finance, as applicable, may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Platinum Holdings and/or Platinum Finance shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
      Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, Platinum Holdings, Platinum Finance and their respective subsidiaries in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
General
      Platinum Holdings and Platinum Finance, as co-registrants, have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares, preferred shares, depositary shares, debt securities and any related guarantees, warrants, purchase contracts and purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about Platinum Holdings and/or Platinum Finance and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.
      We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s web site or at our web site, the address of which is http://www.platinumre.com. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act,

after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K (i) filed on January 11, 2005, February 23, 2005, April 14, 2005, April 28, 2005, May 18, 2005 and August 9, 2005 under Items 1.01 and 9.01; (ii) filed on February 23, 2005 and June 23, 2005 under Item 5.02; (iii) filed on May 13, 2005 under Items 1.01 and 1.02; (iv) filed on May 24, 2005 and on September 22, 2005 under Items 1.01, 8.01 and 9.01; (v) filed on May 27, 2005, August 17, 2005 and October 24, 2005 under Items 1.01, 2.03, 8.01 and 9.01; (vi) filed on June 15, 2005, August 2, 2005, September 15, 2005 and October 6, 2005 under Items 8.01 and 9.01; (vii) filed on July 29, 2005 only with respect to information filed under Item 8.01 and only Exhibit 99.3 under Item 9.01; (viii) filed on October 28, 2005 only with respect to the information filed under Items 1.01, 5.02 and only Exhibits 10.1, 10.2, 10.3 and 99.3 under Item 9.01 and (ix) filed on November 3, 2005 under Items 1.01, 2.03 and 9.01;

(2) Our Annual Report on Form 10-K and as amended on Form 10-K/ A for the year ended December 31, 2004 including information specifically incorporated by reference into Platinum Holdings’ Form 10-K from Platinum Holdings’ definitive Proxy Statement for its 2005 annual general meeting of shareholders;

(3) Our Quarterly Reports on Form 10-Q for quarters ended March 31, 2005 and September 30, 2005; our Quarterly Report on Form 10-Q and as amended on Form 10-Q/ A for the quarter ended June 30, 2005; and

(4) The information set forth under the caption “Description of Our Common Shares” in our registration statement on Form S-1, Registration No. 333-86906, filed with the SEC on April 25, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 29, 2002.
      We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the registration statement of which this prospectus is a part), call or write us at the following address: Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08, Bermuda, (441) 295-7195.
LEGAL MATTERS
      Certain matters as to U.S. law in connection with this offering will be passed upon for us by Dewey Ballantine LLP. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.
EXPERTS
      The consolidated balance sheets of Platinum Holdings as of December 31, 2004 and 2003 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the years ended December 31, 2004 and 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, incorporated by reference in this prospectus and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference herein by reference to our Annual Reports on Form 10-K and Form 10-K/ A have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports appearing therein. These consolidated financial statements and financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting referred to above are included in reliance upon such reports of KPMG LLP, included herein or incorporated by reference as noted, given upon the authority of such firm as experts in accounting and auditing.
      The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002 incorporated by reference in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report. The combined statements referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor’s combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor’s or St. Paul’s financial position, results of operations, or cash flows.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS
      Platinum Holdings and Platinum Bermuda are Bermuda companies, and certain of their officers and directors are or will be residents of various jurisdictions outside the United States. A substantial portion of the assets of Platinum Holdings (in particular the assets of Platinum Bermuda) and of such officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on Platinum Holdings or any of its officers and directors who reside outside the U.S. or to recover against Platinum Holdings or any such individuals on judgments of courts in the U.S., including judgments predicated upon civil liability under the U.S. federal securities laws. Platinum Holdings has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts obtained in actions against such persons or Platinum Holdings predicated upon the civil liability provisions of the U.S. federal securities laws and (2) original actions brought in Bermuda against such persons or Platinum Holdings predicated solely upon United States federal securities laws. There is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy. Notwithstanding the foregoing, Platinum Holdings has irrevocably agreed that it may be served with process with respect to actions against it arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, telephone (212) 894-8940, our U.S. agent appointed for that purpose.

      We will deliver a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

PROSPECTUS
$750,000,000
[PLATINUM UNGERWRITERS HOLDINGS LTD LOGO]
Common Shares, Preferred Shares, Depositary Shares,
Debt Securities, Warrants to Purchase Common Shares,
Warrants to Purchase Preferred Shares,
Warrants to Purchase Debt Securities,
Purchase Contracts and Purchase Units
18,460,000 Common Shares of Platinum Underwriters Holdings, Ltd. Offered by Selling Shareholders
        We may offer and sell from time to time:

•	common shares;

•	preferred shares;

•	depositary shares representing common shares, preferred shares or debt securities;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preferred shares or debt securities; and

•	purchase contracts and purchase units.
      In addition, selling shareholders named in this prospectus may sell up to 18,460,000 of our common shares, which includes 8,500,000 common shares issuable upon exercise of outstanding options. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
      We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
       Investing in these securities involves certain risks. See “Risk Factors” on page 1.
       These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
      These securities may be sold in one or more offerings up to a total dollar amount of $750,000,000.
      Our common shares are traded on the New York Stock Exchange under the symbol “PTP.” Other than for our common shares, there is no market for the other securities we may offer.
      None of the Securities and Exchange Commission, any state securities commission, the registrar of companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is June 28, 2004.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
      Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization from the Bermuda Monetary Authority. This prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
      References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

B-i

AVAILABLE INFORMATION
      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process, relating to the common shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts, purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

•	we and, in the case of an offering of our common shares, any selling shareholder may issue securities covered by this prospectus from time to time, up to a total initial offering price of $750,000,000;

•	we, or any selling shareholder, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.
      This prospectus provides you with a general description of the securities we or any selling shareholder may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we or any selling shareholder sell securities, we or any selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, references to the “Company,” “Platinum,” “we,” “us” and “our” refer to Platinum Underwriters Holdings, Ltd.’s consolidated operations unless the context otherwise indicates. “Platinum Holdings” refers solely to Platinum Underwriters Holdings, Ltd. “Platinum US” refers to Platinum Underwriters Reinsurance, Inc. “Platinum UK” refers to Platinum Re (UK) Limited. “Platinum Bermuda” refers to Platinum Underwriters Bermuda, Ltd. “Platinum Ireland” refers to Platinum Regency Holdings. “Platinum Finance” refers to Platinum Underwriters Finance, Inc.

B-ii

PLATINUM UNDERWRITERS HOLDINGS, LTD.
      Platinum Holdings is a leading provider of property, casualty, and finite reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom.
      Our principal executive offices are located at The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 295-7195.
      For further information regarding Platinum, including financial information, you should refer to our recent filings with the Securities and Exchange Commission.
RISK FACTORS
      Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
      We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preferred shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of a common share or a particular series of preferred shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase common shares and warrants to purchase preferred shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of common shares or preferred shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase common shares or preferred shares under the purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities or (3) our preferred shares.
      The selling shareholders may offer up to 18,460,000 of our common shares, which includes 8,500,000 common shares issuable upon exercise of outstanding options.
      The aggregate initial offering price of these offered securities will not exceed $750,000,000.

RATIO OF EARNINGS TO FIXED CHARGES
OF PLATINUM UNDERWRITERS HOLDINGS, LTD.
      The following table sets forth our earnings to fixed charges for the periods ended December 31, 2003 and 2002:

	Period Ended
	December 31,

	2003	2002(1)

Ratio of Earnings to Fixed Charges	21.4	8.7
      For purposes of computing these ratios, earnings consist of net income. Fixed charges consist of interest expense and amortization of capitalized debt expenses.

(1)	In 2002, we only had two months of operations following our initial public offering on November 1, 2002.
FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.
      In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. This prospectus and the documents incorporated by reference into this prospectus also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives and trends in market conditions, market standing, product volumes, investment results and pricing conditions.
      In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those in the forward-looking statements, including the following:

(1) our ability to successfully execute our business strategy;

(2) conducting operations in a competitive environment;

(3) our ability to maintain our A.M. Best Company rating;

(4) significant weather-related or other natural or man-made disasters over which the Company has no control;

(5) the effectiveness of our loss limitation methods;

(6) the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses (“LAE”);

(7) the availability of retrocessional reinsurance on acceptable terms;

(8) our ability to maintain our business relationships with reinsurance brokers;

(9) general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession;

(10) the cyclicality of the property and casualty reinsurance business;

(11) market volatility and interest rate and currency exchange rate fluctuation;

(12) tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and

(13) changes in the Company’s plans, strategies, objectives, expectations or intentions which may happen at any time at the Company’s discretion.
      As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. The foregoing factors, should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
USE OF PROCEEDS
      Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, share repurchase programs and acquisitions.
      We will not receive any proceeds from the sale of our common shares by any Selling Shareholder in such an offering.
DESCRIPTION OF OUR SHARE CAPITAL
      The following description of the share capital of Platinum Holdings summarizes certain provisions of Platinum Holdings’ Bye-laws, and is qualified in its entirety by reference to such Bye-laws. A copy of Platinum Holdings’ Bye-laws is filed as an exhibit to the registration statement of which this prospectus is a part.
General
      As of March 12, 2004, Platinum Holdings’ authorized share capital consisted of: (i) 200,000,000 common shares, par value $0.01 per share, of which 43,265,525 common shares were outstanding and (ii) 25,000,000 preferred shares, par value $0.01 per share, none of which were outstanding. As of March 1, 2004 there were approximately 16 holders of record of our common shares, including The St. Paul Travelers Companies, Inc., (formerly The St. Paul Companies, Inc.) (“St. Paul”), which held 6,000,000 common shares (the voting power of which is limited to 9.9% as described below) and an option to acquire 6,000,000 common shares, and RenaissanceRe Holdings Ltd. (“RenaissanceRe”), which held 3,960,000 common shares (the voting power of which is limited to 9.9% as described below) and an option to acquire 2,500,000 common shares.
Common Shares
      Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights, provided, however, that pursuant to a Formation and Separation Agreement dated as of October 28, 2002 between the Company and St. Paul (the “Formation Agreement”) and a Transfer Restrictions, Registration Rights and Standstill Agreement between the Company and RenaissanceRe dated as of November 1, 2002, Platinum Holdings has granted St. Paul and RenaissanceRe respectively, the pre-emptive rights specified therein. See “Related Party Transactions.” Subject to the limitation on voting rights described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Most matters to be approved by holders of common shares require approval by a simple majority vote. The holders of at least 75% of the common shares voting in person or by proxy at a meeting must approve an amalgamation with another company. In addition, a resolution to remove our independent auditors before the expiration of their term of office must be approved by at least two-thirds of the votes cast at a meeting of the shareholders of the Company. The quorum for any meeting of our shareholders is two or more persons holding or representing more than 50% of the outstanding common shares on an unadjusted basis. Our Board of Directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Bermuda Companies Act 1981 (the “Companies Act”).
      In the event of a liquidation, winding-up or dissolution of Platinum Holdings, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, the holders of common shares are entitled to share equally and ratably in the assets of Platinum Holdings, if any, remaining after the payment of all of its debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding common shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to any existing class or classes of shares, be issued at any time and at the discretion of the Board of Directors without the approval of the shareholders of the Company with such rights, preferences and limitations as the Board may determine.
Limitation on Voting Rights
      Each common share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued common shares of Platinum Holdings (after giving effect to any prior reduction in voting power as described below), each issued Controlled Share, regardless of the identity of the registered holder thereof, will confer a fraction of a vote as determined by the following formula:
(T - C)/ (9.1 × C)

Where: (1)	“T” is the aggregate number of votes conferred by all the issued common shares immediately prior to that application of the formula with respect to such issued Controlled Shares adjusted to take into account any prior reduction taken with respect to any issued Controlled Shares pursuant to the “sequencing provision” described below; and

(2)	“C” is the number of issued Controlled Shares attributable to that person. “Controlled Shares” of any person refers to all common shares owned by that person, whether (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations thereunder.
      The formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the “sequencing provision”). For the purposes of determining the votes exercisable by shareholders as of any date, the formula first will be applied to the common shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the formula will be applied first to the votes of common shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. The formula will be applied iteratively thereafter to ensure that no person will be a 10% Shareholder. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued common shares as of such date, as reduced by the application of the formula to any issued common shares of any shareholder with a larger number of total Controlled Shares as of such date. A “10% Shareholder” means a person who owns, in the aggregate, (i) directly, (ii) with respect to persons who are U.S. persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act, issued common shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued common shares.
      Because of the voting limitation described in the preceding paragraph, the common shares owned by St. Paul and RenaissanceRe have reduced voting rights. Should St. Paul or RenaissanceRe dispose of some or all of the common shares it owns, the reduced voting rights with respect to the common shares disposed of by St. Paul or RenaissanceRe will be eliminated (except if the disposition is to any other person who holds, or who as a result of such transaction would hold, 10% or more of our total voting rights), and those common shares thereafter will be entitled to full voting rights, subject to future dilution to avoid creating a 10% Shareholder. Therefore, the voting power of the common shares held by all of our shareholders other than St. Paul or RenaissanceRe will be diluted upon any such disposition by St. Paul or RenaissanceRe.
      Our directors are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of common shares, the names of persons having beneficial ownership of the shareholder’s common shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. Our directors may disregard the votes attached to the common shares of any holder failing to respond to such a request or submitting incomplete or untrue information.
      Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the common shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.
Restrictions on Transfer
      Our Bye-laws contain several provisions restricting the transferability of common shares. The directors are required to decline to register a transfer of common shares if they have reason to believe that the result of such transfer would be (i) that any person other than a St. Paul Person or a RenaissanceRe Person (as defined below) would become or continue to be a 10% Shareholder or (ii) that a St. Paul Person or a RenaissanceRe Person would become or continue to be a United States 25% Shareholder (as defined below), in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to Platinum Holdings’ ability to issue or repurchase common shares. “St. Paul Person” means any of St. Paul and its affiliates and a “RenaissanceRe Person” means any of RenaissanceRe and its affiliates. A “United States 25% Shareholder” means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Code, 25% or more of either (i) the total combined voting rights attaching to the issued common shares and the issued shares of any other class of Platinum Holdings or (ii) the total combined value of the issued common shares and any other issued shares of Platinum Holdings, determined pursuant to Section 957 of the Code. Only for the purposes of these provisions of our Bye-laws, it is assumed that all RenaissanceRe Persons are U.S. Persons. These restrictions on the transfer, issuance or repurchase of shares do not apply to any issuance of common shares pursuant to a contract to purchase common shares from Platinum Holdings included in the 7.00% equity security units issued by Platinum Holdings, though the limitations on voting rights, discussed above, do apply to such common shares.
      Our directors also may, in their absolute discretion, decline to register the transfer of any common shares if they have reason to believe (i) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of the transfer under the Securities Act of 1933, as amended (“Securities Act”) or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of common shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
      We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.

      Conyers, Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our Bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those common shares will be deemed to own those common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on the register of shareholders of Platinum Holdings.
      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. Our Bye-laws also provide that our Board of Directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
      Our directors may designate our Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as the Chief Executive Officer is also a director.
      The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Platinum Holdings.
Preferred Shares
      Pursuant to our Bye-laws and Bermuda law, our Board of Directors by resolution may establish one or more series of preferred shares having a number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the Board of Directors without any further shareholder approval which, if any preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us become a “controlled foreign corporation” for U.S. federal income tax purposes. If our Board of Directors issues preferred shares conferring any voting rights, it will amend our Bye-laws to apply the limitations on the voting rights discussed above under “— Limitation on Voting Rights” to those preferred shares. Any rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company. The issuance of preferred shares could also adversely affect the voting power of the holders of our common shares, deny such holders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.
Bye-Laws
      Our Bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings of shareholders, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.
      Our Bye-laws provide that our Board of Directors shall be elected annually and shall not be staggered. Shareholders may only remove a director for cause prior to the expiration of that director’s term at a special meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.
      Our Bye-laws also provide that if our Board of Directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the Board of Directors determines it is necessary to avoid such adverse or potential adverse consequences. The price to be paid for such shares will be the fair market value of such shares.
      Our Bye-laws provide that when any matter is required to be submitted to a vote of the shareholders of any direct or indirect non-U.S. subsidiary of the Company, the Company is required to submit a proposal relating to such matter to the shareholders of the Company, and the Company shall then vote or cause to be voted all the shares of such subsidiary owned by the Company in accordance with or proportional to the vote of its shareholders.
      Our shareholders will consider and vote upon a proposal to remove this provision from our Bye-laws at our annual general meeting of shareholders to be held on May 6, 2004.
Transfer Agent
      Our registrar and transfer agent for the common shares is Mellon Investor Services LLC.
Differences in Corporate Law
      The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
      Interested Directors. Our Bye-laws provide that transactions we enter into in which a director has an interest are not voidable by us, nor can the interested director be liable to us for any profit realized pursuant to such transactions, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law, such a transaction would not be voidable if (i) the material facts as to the interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorized the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, (ii) the material facts as to the director’s relationship or interest and as to the transaction are disclosed or are known to the shareholders entitled to vote on the transaction and the transaction is specifically approved in good faith by vote of the shareholders or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee of the board of directors or the shareholders. Under Delaware law, the interested director could be held liable for a transaction in which that director derived an improper personal benefit.
      Mergers and Similar Arrangements. We may acquire the business of another Bermuda company or a company incorporated outside Bermuda and carry on such business when it is within the objects of our memorandum of association. In the case of an amalgamation, we may amalgamate with another Bermuda company or with an entity incorporated outside Bermuda. A shareholder who did not vote in favor of the amalgamation may apply to a Bermuda court for a proper valuation of his or her shares if he or she is not satisfied that fair value has been offered for those shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.
      Takeovers. Bermuda law provides that where an offer is made for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer

(other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless the offer is obviously and convincingly unfair. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.
      Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or Bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
      Indemnification of Directors. Our Bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.
      Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our Bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
      Enforcement of Judgments and Other Matters. We have been advised by Conyers, Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.
DESCRIPTION OF THE DEPOSITARY SHARES
General
      We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preferred shares) of a common share or a fraction of a share of a particular class or series of preferred shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
      The common shares or the shares of the class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preferred shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Forms of the deposit agreement and depositary receipt have been filed as exhibits to the registration statement of which this prospectus forms a part.
      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
      The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
      The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preferred shares to the record holders of depositary shares relating to such common shares or preferred shares in proportion to the number of such depositary shares owned by such holders.
      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.
Withdrawal of Shares
      Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preferred shares on the basis set forth in the prospectus supplement for such common shares or class or series of preferred shares, but holders of such whole common shares or preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares be delivered upon surrender of depositary receipts to the depositary.
Redemption of Depositary Shares
      Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Common Shares or Preferred Shares
      Upon receipt of notice of any meeting at which the holders of common shares or preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preferred shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preferred shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preferred shares.
Amendment and Termination of the Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or preferred shares and any redemption of such common shares or preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
      The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preferred shares are paid by the holders thereof.
Miscellaneous
      The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of common shares or preferred shares.
      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF THE DEBT SECURITIES
General
      The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under a senior indenture between us and JPMorgan Chase Bank, as trustee, as supplemented. Our subordinated debt securities are to be issued under a subordinated indenture between us and JPMorgan Chase Bank, as trustee, as supplemented. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.
      The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures.
      The indentures do not limit the aggregate principal amount of the debt securities which Platinum Holdings may issue under them and provide that Platinum Holdings may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
      Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of Platinum Holdings, and will rank equally with all of Platinum Holdings other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of Platinum Holdings, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Platinum Holdings as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.
      Because Platinum Holdings is a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
      Our ability to receive dividends and other distributions from our insurance company subsidiaries is limited by applicable law and regulation. See “Our Business — Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference in this prospectus. If we are unable to receive dividends or distributions from our insurance company subsidiaries, or if such dividends or distributions are limited, our ability to make payments owing with respect to the debt securities will be adversely affected.
      The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•	whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

      Platinum Holdings will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. Platinum Holdings is also permitted to issue debt securities with the same terms as previously issued debt securities.
      Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
      Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
      Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.
      The debt securities may be issued as original issue discount securities (bearing no fixed interest or bearing fixed interest at a rate which at the time of issuance is below specified market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
      The debt securities may also be issued at a premium (issued for an amount in excess of the face amount of such securities). In general such bond premium would be amortizable over the term of the debt instrument and deductible by the holders for U.S. federal income tax purposes. Special U.S. federal income tax and other considerations applicable to securities issued at a premium will be described in the related prospectus supplement.
      If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
      We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
      Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
      The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and Bye-laws.
Optional Redemption
      Unless otherwise described in a prospectus supplement, relating to any debt securities, we may at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities’ will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.
Selection and Notice
      Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

      Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.
Consolidation, Amalgamation, Merger and Sale of Assets
      Unless otherwise described in a prospectus supplement, each indenture provides that Platinum Holdings may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into Platinum Holdings, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a designated subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.
Certain Other Covenants
      Except as otherwise permitted under “Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any debt securities. (Section 4.8 of the indenture)
Events of Default
      Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture (other than the defaults specified in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after written notice has been given as provided in the indenture;

(4) default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after written notice has been given as provided in the indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to our bankruptcy, insolvency or reorganization; or

(7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us. (Section 6.1 of the indenture)

      If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.
      Each indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities.
      If an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities.
      Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.
Modification and Waiver
      We and the trustee may modify or amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities,

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities,

•	change our obligation to pay additional amounts with respect to the series of debt securities,

•	change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the series of debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the indenture,

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby, or

•	modify any of the above provisions. (Section 10.2 of the indenture)
      In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.
      We and the trustee may modify or amend each indenture and the series of debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the series of debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the series of debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

•	add any additional events of default with respect to the series of debt securities;

•	provide for conversion or exchange rights of the holders of the series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the series of debt securities. (Section 10.1 of the indenture)

      The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indenture. (Section 4.9 of the indenture) The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security. (Section 6.10 of the indenture)
      Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above. (Section 4.10 of the indenture)
Discharge, Defeasance and Covenant Defeasance
      We may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)
      Each indenture provides that, unless the provisions of Section 12.2 of such indenture are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)
      Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

(3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

(4) with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 12.2 of the indenture)

      “Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)
      In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
      Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
      We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

      In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 4.4 of the indenture)
Redemption for Tax Purposes
      Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities.

      Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price. (Section 4.5 of the indenture)
Global Securities
      The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
      The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
      Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.
      Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
      The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then in each such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
      Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5 of the indenture). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
      Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
Information Concerning the Trustee
      Unless otherwise specified in the applicable prospectus supplement, JPMorgan Chase Bank is to be the trustee and paying agent under each indenture and is one of a number of banks with which Platinum and its subsidiaries maintain banking relationships in the ordinary course of business.
CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES
Subordination of the Subordinated Debt Securities
      The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;
then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
      By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
      Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

      No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.
      The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities.
      Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
      The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON SHARES OR PREFERRED SHARES
      The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
      The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.
      The common shares or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.
Exercise of Stock Warrants
      Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.
Antidilution and Other Provisions
      The exercise price payable and the number of common shares or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of common shares or preferred shares, respectively, or a combination, subdivision or reclassification of common shares or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which such share warrants were exercisable immediately prior thereto.
No Rights as Shareholders
      Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
      The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.
General
      The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.
      Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants
      Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.
DESCRIPTION OF THE PURCHASE CONTRACTS AND THE PURCHASE UNITS
      We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preferred shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) our senior debt securities or our subordinated debt securities;

(2) our preferred shares; or

(3) debt obligations of third parties, including U.S. Treasury securities.
      The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.
      The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
      The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.
      Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

SELLING SHAREHOLDERS
      The selling shareholders may from time to time on one or more occasions offer and sell any or all of their common shares that are registered under this prospectus. The registration of the selling shareholders’ common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.
      The selling shareholders may sell, transfer or otherwise dispose of some or all of their common shares, including common shares and other securities of Platinum not covered by this prospectus, in transactions exempt from the registration requirements of the Securities Act of 1933, including in open-market transactions in reliance on Rule 144 under the Securities Act. We will update, amend or supplement this prospectus from time to time to update the disclosure in this section as may be required.
      All expenses incurred with the registration of Platinum common shares owned by the selling shareholders will be borne by us; provided that we will not be obligated to pay any legal expenses of the selling shareholders in connection with such registration.
      The following table sets forth information as of March 1, 2004 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our Bye-laws by the selling shareholder that may offer common shares pursuant to this registration statement.

	Beneficial Ownership of Selling				Beneficial Ownership of
	Shareholders Prior to the			Number of	Selling Shareholders After
	Offering(s)(1)			Common	the Offering(s)(1)
				Shares
Name and Address of Beneficial Owner	Number		Percentage(4)	Offered	Number	Percentage(4)

The St. Paul Travelers Companies, Inc. (formerly The St. Paul Companies, Inc.)	12,000,000	(2)	24.4
385 Washington Street
St. Paul, Minnesota 55102
RenaissanceRe Holdings Ltd.	6,460,000	(3)	14.1
Renaissance House
8-12 East Broadway
Pembroke HM 19
Bermuda

For a description of the relationships between St. Paul, RenaissanceRe and us, see “Related Party Transactions.”

(1)	Our Bye-laws contain provisions limiting the total voting power of shareholders owning specified percentages of our common shares. See “Description of Our Share Capital.”

(2)	The security holders are St. Paul and its wholly owned subsidiaries St. Paul Fire and Marine Insurance Company (“St. Paul Fire and Marine”) and St. Paul Reinsurance Company Limited. Amounts include 6,000,000 common shares of which St. Paul Fire and Marine is the record owner and a total of 6,000,000 common shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options. See “Related Party Transactions.”

(3)	Amounts include 2,500,000 common shares issuable to RenaissanceRe upon exercise of options. See “Related Party Transactions.”

(4)	Calculated on the basis of 43,250,375 common shares outstanding, plus in the case of St. Paul 6,000,000 common shares issuable to St. Paul and St. Paul Reinsurance Company Limited upon exercise of options which are deemed to be outstanding for this purpose, and in the case of RenaissanceRe 2,500,000 common shares issuable to RenaissanceRe upon exercise of options which are deemed to be outstanding for this purpose.

RELATED PARTY TRANSACTIONS
Transactions With St. Paul and its Subsidiaries
      Concurrently with the completion of the Company’s initial public offering on November 1, 2002, the Company issued 6,000,000 common shares (or 14% of the then outstanding common shares) to St. Paul in a private placement pursuant to the Formation Agreement. The voting power of these common shares is limited to 9.9% of the voting power of the outstanding common shares, pursuant to the Bye-laws of the Company. St. Paul also received an option to purchase up to 6,000,000 additional common shares at any time during the ten years following the Company’s initial public offering at a price of $27.00 per share (the “St. Paul Option”). In return for the common shares and the St. Paul Option, St. Paul contributed to the Company cash in the amount of $122 million and substantially all of the 2002 reinsurance business and related assets of the reinsurance underwriting segment of St. Paul (“St. Paul Re”), including all of the outstanding capital stock of Platinum US. Among the fixed assets transferred were furniture, equipment, systems and software, and the intangible assets included broker lists, contract renewal rights and licenses. The Formation Agreement contains provisions regarding indemnification of each of St. Paul and the Company by the other, restrictions on St. Paul regarding competition with the Company and the transfer or acquisition of common shares in certain circumstances, and requirements relating to pre-emptive rights and participation in common share buy-back programs. The Formation Agreement provided that the Company and its subsidiaries enter into several agreements with St. Paul and its subsidiaries, as described below.
      The Company entered into a Registration Rights Agreement with St. Paul as of November 1, 2002 and a related letter agreement dated March 22, 2004, pursuant to which St. Paul has the right to require the Company, subject to certain specified exceptions, on three occasions to register under the Securities Act, any common shares owned by St. Paul or its affiliates for sale in a public offering. Pursuant to this agreement, the Company has also agreed to use its reasonable best efforts to enable St. Paul from and after the third anniversary of the completion of the Company’s initial public offering to distribute the common shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the Securities Act. After November 1, 2007, St. Paul will have the right to an additional two demand registrations if St. Paul beneficially owns more than 9.9% of the common shares then outstanding. Each demand must include a number of common shares with a market value equal to at least $50 million, except that this limitation will not apply to St. Paul’s last demand registration. Pursuant to the letter agreement, each of St. Paul and the Company have agreed that their respective rights, duties and obligations with regard to the registration, offering and sale of St. Paul’s common shares under the registration statement of which this prospectus forms a part shall be as if the registration statement had been filed pursuant to a demand request under the Registration Rights Agreement.
      Certain subsidiaries of the Company entered into several quota share retrocession agreements with subsidiaries of St. Paul, pursuant to which St. Paul’s subsidiaries transferred the liabilities, related assets and rights and risks under substantially all of the reinsurance contracts entered into by St. Paul’s subsidiaries on or after January 1, 2002, excluding certain liabilities relating to the flooding in Europe in August 2002 and business underwritten in London for certain financial services companies (the “Quota Share Retrocession Agreements”). These agreements provided for the transfer to subsidiaries of the Company of cash and other assets aggregating approximately $485,687,000, which represents substantially all of the existing 2002 underwriting year loss reserves, excluding certain liabilities retained by St. Paul, allocated loss adjustment expense reserves, other reserves related to non-traditional reinsurance treaties, unearned premium reserves (subject to agreed upon adjustments) and other related reserves, which relate to contracts entered into on and after January 1, 2002, as of the date of the transfer and 100% of future premiums (less any ceding commission under the Quota Share Retrocession Agreements) associated with the transferred reinsurance contracts relating to periods after the date of the transfer. Trusts have been established and funded to secure Platinum US’s retrocession obligations to St. Paul’s subsidiaries.
      Platinum US and St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of St. Paul (“St. Paul Fire and Marine”), entered into a US Underwriting Management Agreement dated as of November 1, 2002. Pursuant to this agreement, Platinum US has authority to write renewals of certain non-

traditional reinsurance contracts for a period of three years on behalf of St. Paul Fire and Marine or Mountain Ridge Insurance Company, a wholly owned subsidiary of St. Paul. Platinum US bears all the expenses incurred in underwriting and administering the non-traditional business that it reinsures. St. Paul Fire and Marine is required to pay the direct and reasonable indirect costs of non-traditional business not reinsured by Platinum US. Platinum UK and St. Paul Reinsurance Company Limited (“St. Paul Re UK”) entered into a similar agreement dated as of November 1, 2002 providing Platinum UK with substantially the same rights to underwrite business on behalf of St. Paul Re UK.
      In addition, St. Paul Re UK, St. Paul Management Limited and Platinum UK entered into a UK Business Transfer Agreement under which Platinum UK acquired the reinsurance business of St. Paul Re UK, together with the associated customer lists and goodwill (other than the assumption of liability for, or the management of, existing reinsurance contracts entered into by St. Paul Re UK on or prior to November 1, 2002). Platinum UK is entitled to write reinsurance business for its own account and benefit in succession to St. Paul Re UK. In consideration for the transfer, a portion of the St. Paul Option, covering 894,260 common shares with an aggregate exercise price of $8,119,881, was allocated to St. Paul Re UK.
      The Company and Platinum UK entered into Master Services Agreements with St. Paul and St. Paul Re UK pursuant to which St. Paul and its subsidiaries provide certain services, including accounting, payroll administration, human resources management and systems support, at cost until the Company and Platinum UK deem it no longer necessary. Both of these Master Services Agreements, which originally were scheduled to terminate on June 30, 2003, were amended by the parties to terminate on June 30, 2004 with respect to certain services. The Company and Platinum UK are required to pay St. Paul and St. Paul Re UK a total of $181,506 for services provided in 2003 under the Master Services Agreements. The Company and Platinum UK also entered into Run-off Services Agreements with St. Paul and St. Paul Re UK, pursuant to which the Company and Platinum UK, for a period of up to two years following completion of the Company’s initial public offering, provide St. Paul and St. Paul Re UK with specified services at cost in administering the run-off of certain reinsurance contracts. St. Paul and St. Paul Re UK paid the Company and Platinum UK approximately $605,236 for services provided in 2003 under the Run-off Services Agreements.
      Pursuant to the Employee Benefits and Compensation Matters Agreement, St. Paul transferred certain of its employees to Platinum US. The agreement provides for the allocation of assets and liabilities and certain other agreements with respect to employee compensation and benefit plans. The agreement provides that St. Paul will reimburse Platinum US pro rata for any retention bonuses that are paid to certain employees of the Company.
      Platinum UK is a party to a sublease agreement with St. Paul Re UK under which Platinum UK subleases office space in London at a rate equivalent to St. Paul’s cost. A total of $710,000 is payable under this agreement for 2003.
      Platinum US entered into an Aggregate Excess of Loss Retrocession Agreement with Mountain Ridge Insurance Company, a St. Paul subsidiary, on June 11, 2003. This Agreement related to an underlying agreement with Liberty Mutual which, in turn, was reinsured by Platinum US under a 100% Quota Share Retrocession Agreement with Mountain Ridge Insurance Company.
      Platinum US has entered into several novation and other agreements with St. Paul and various ceding insurance companies, whereby Platinum has replaced St. Paul as the reinsurer on the respective contracts. In certain cases, these contracts were originally issued by St. Paul Fire and Marine because Platinum US was not authorized as a reinsurer in Wisconsin. Several novation agreements were entered into after Platinum US became authorized in Wisconsin.
      Platinum UK entered into an Excess of Loss Reinsurance contract with XL Re on July 1, 2003 that replaced an existing contract between XL Re and St Paul. This contract includes a provision whereby St. Paul receives a commission as compensation for forfeiting a $5.65 million deficit premium that would have been paid to St. Paul if the existing contract had simply been terminated.
      Platinum Bermuda is one of several reinsurers participating on five excess-of-loss reinsurance contracts and a variable quota share reinsurance contract with certain subsidiaries of St. Paul relating to contract surety business. Platinum Bermuda expects to receive approximately $4.6 million in premium under these contracts in 2004.
Transactions with RenaissanceRe and its Subsidiaries
      Concurrently with the completion of the Company’s initial public offering, the Company sold 3,960,000 common shares to RenaissanceRe at a price of $22.50 per share less the underwriting discount (the “RenaissanceRe Investment”) in a private placement pursuant to the Investment Agreement. In addition, RenaissanceRe received an option to purchase up to 2,500,000 additional common shares at any time during the ten years following the Company’s initial public offering at a purchase price of $27.00 per share. The Investment Agreement provides that, for so long as RenaissanceRe beneficially owns common shares representing at least 62.5% of the common shares purchased pursuant to the Investment Agreement, one qualified person designated by RenaissanceRe, who is reasonably acceptable to the Company, but not an officer, director or employee of RenaissanceRe or any of its subsidiaries, will be nominated by the Company for election as a director of the Company at each shareholder meeting at which directors are elected and the Company shall use commercially reasonable efforts to cause this director’s appointment to the Executive Committee and, subject to applicable law, rules or regulations, the Governance Committee of the Board of Directors of the Company. The Investment Agreement also provides that, for so long as RenaissanceRe beneficially owns common shares representing at least 62.5% of the common shares purchased pursuant to the Investment Agreement, RenaissanceRe will have the right to designate a representative to attend (but not to vote at) meetings of the Board of Directors and to receive notices, agendas, minutes and all other materials distributed to participants at such meetings.
      The Company and RenaissanceRe entered into a Transfer Restrictions, Registration Rights and Standstill Agreement as of November 1, 2002, pursuant to which, prior to November 1, 2003, RenaissanceRe could not transfer any interest in the common shares it purchased pursuant to the Investment Agreement except under certain conditions. Under this agreement, RenaissanceRe has the right to require the Company, subject to certain specified exceptions, on four occasions to register under the Securities Act any Common Shares owned by RenaissanceRe or its affiliates for sale in a public offering beginning as of November 1, 2003. The Company has also agreed to use its reasonable best efforts to enable RenaissanceRe, from and after the third anniversary of the completion of the Company’s initial public offering, to distribute the common shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the Securities Act. After November 1, 2007, RenaissanceRe will have the right to an additional two demand registrations if RenaissanceRe beneficially owns more than 9.9% of the common shares then outstanding. Each demand must include a number of common shares with a market value equal to at least $50 million, except that this limitation will not apply to RenaissanceRe’s last demand registration. This agreement also contains provisions regarding indemnification of each of RenaissanceRe and the Company by the other, restrictions on RenaissanceRe regarding the acquisition of common shares in certain circumstances, and requirements relating to pre-emptive rights and participation in common share buy-back programs.
      The Company entered into a five-year Services and Capacity Reservation Agreement with RenaissanceRe, effective October 1, 2002, pursuant to which RenaissanceRe provides services to the subsidiaries of the Company in connection with its property catastrophe book of business. At the Company’s request, RenaissanceRe will analyze the Company’s property catastrophe treaties and contracts and will assist the Company in measuring risk and managing the Company’s aggregate catastrophe exposures. Based upon such analysis, RenaissanceRe will furnish quotations at the Company’s request for rates for non-marine property catastrophe retrocessional coverage with aggregate limits up to $100 million annually, either on an excess-of-loss or proportional basis. The Company and RenaissanceRe may then enter into retrocessional agreements on the basis of the quotations. The fee for the coverage commitment and the services provided by RenaissanceRe under this agreement is $4 million at inception and at each anniversary, adjusted to 3.5% of the Company’s gross written non-marine non-finite property catastrophe premium for the previous annual period, if and to the extent such amount is greater than the fee paid in such previous annual period. Either party may terminate this agreement if the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or similar insolvency proceedings. The Company paid a total of $4 million to RenaissanceRe pursuant to this agreement for 2003.
      Platinum Bermuda and Platinum US have each entered into substantially similar Referral Agreements with Renaissance Underwriting Managers Ltd. (“RUM”), a subsidiary of RenaissanceRe, effective November 1, 2002 (collectively, the “Referral Agreements”), pursuant to which RUM provides referrals of treaty and facultative reinsurance contracts to Platinum Bermuda and Platinum US (the “Referred Contracts”). Under the Referral Agreements, Platinum Bermuda and Platinum US each have the opportunity to quote on Referred Contracts that would not otherwise be presented to Platinum Bermuda or Platinum US in the normal course. Under each of the Referral Agreements, Platinum Bermuda and Platinum US pay RUM an annual finder’s fee and, in certain circumstances, a profit commission for Referred Contracts actually bound by Platinum Bermuda or Platinum US in accordance with formulas set forth in the Referral Agreements. Under the Referral Agreements, RUM may elect, at the time it refers a Referred Contract, to cause Platinum Bermuda or Platinum US to retrocede up to 30% of such Referred Contract actually bound by Platinum Bermuda or Platinum US (the “RenRe Retro Share”). The finder’s fee and any profit commission due to RUM under each Referral Agreement is reduced by the amount of the RenRe Retro Share. The RenRe Retro Share may be subject to an aggregate loss ratio cap that will limit the maximum liability of RenaissanceRe to 225% of Gross Premium Written (as defined in the Referral Agreement) for each annual period. The Referral Agreements expire on October 31, 2007. No amounts were paid to RUM by Platinum US under its Referral Agreement in 2003. Platinum Bermuda paid RUM $400,283 under its Referral Agreement in 2003.
      Platinum US entered into an Excess of Loss Contract with RenaissanceRe effective as of June 11, 2003, where the loss index is based on a property catastrophe program purchased by Platinum US. Under this contract, RenaissanceRe is liable for 50% of all premiums (plus a 2% override) and is entitled to 50% of any loss recoveries under the indexed property catastrophe program.
      Platinum US is party to two property catastrophe excess of loss programs with the Glencoe Group of Companies, which are affiliates of RenaissanceRe. Platinum has a 5% participation across four layers of reinsurance on one program and a 15% participation on the other program.
CERTAIN TAX CONSIDERATIONS
      The following discussion of the taxation of Platinum Holdings, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland and the taxation of our shareholders is based upon current law. Legislative, judicial or administrative changes may occur which could affect this discussion, possibly on a retroactive basis. This discussion does not address special classes of shareholders, such as shareholders that own directly, or indirectly through certain foreign entities or through the constructive ownership rules of the Code, 10% or more of the voting power or value of Platinum Holdings. Except for matters where it is explicitly stated that we will not receive an opinion of counsel, the statements as to U.S. federal income tax law set forth below are the opinion of Dewey Ballantine LLP, our U.S. counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to Bermuda tax law set forth below are the opinion of Conyers, Dill & Pearman, our Bermuda counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to U.K. tax law set forth below are the opinion of Slaughter and May, our U.K. counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). The statements as to Irish tax law set forth below are the opinion of A. & L. Goodbody, our Irish counsel, as to such tax laws (subject to the qualifications and assumptions set forth in such statements). You are urged to consult your tax advisor as to the tax consequences of ownership and disposition of the offered securities. This discussion is limited to the tax consequences of ownership and disposition of common shares. Tax considerations applicable to other types of securities will be described in the related prospectus supplement.

Taxation of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland Bermuda
      Under current Bermuda law, there is no income tax, capital gains tax or withholding tax payable by us or Platinum Bermuda. Platinum Holdings and Platinum Bermuda have received from the Bermuda Minister of Finance a standard assurance under Bermuda’s Exempted Undertakings Tax Protection Act 1966, to the effect that in the event any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to Platinum Holdings, Platinum Bermuda, or any of their operations or the shares, debentures or other obligations of Platinum Holdings or Platinum Bermuda, until 2016. This assurance is subject to the proviso that it is not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (Platinum Holdings and Platinum Bermuda are not currently so affected) or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to us or Platinum Bermuda.
United States Federal Income Taxation
      We have structured and operated Platinum Holdings, Platinum UK, Platinum Bermuda and Platinum Ireland in such a manner that they will not be considered to be conducting a trade or business within the U.S. for purposes of U.S. federal income taxation. Whether business is being conducted in the U.S. is an inherently factual determination depending on such matters as (i) the size and substance of the offices of our non-U.S. subsidiaries, (ii) whether employees of non-U.S. subsidiaries make binding decisions while physically present in the U.S., (iii) the number of employees permanently located in the offices of our non-U.S. subsidiaries, and the levels of their managerial importance and (iv) the situs of meetings of our board of directors and the boards of directors of our non-U.S. subsidiaries. Because of the factual nature of these matters and because definitive identification of activities which constitute being engaged in a trade or business in the U.S. is not provided by the Code or regulations or court decisions, counsel will not render an opinion regarding whether these entities are to be deemed to be conducting business in the U.S. The IRS might successfully contend that Platinum Holdings, Platinum UK, Platinum Bermuda and/or Platinum Ireland is engaged in a trade or business in the U.S. A foreign corporation deemed to be engaged in a U.S. trade or business is subject to U.S. federal income tax, as well as branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation is entitled to deductions and credits only if it files a U.S. income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. Platinum Holdings and Platinum Bermuda have filed protective U.S. federal income tax returns. The federal tax rates currently are a maximum of 35% for a corporation’s effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.
      Under the income tax treaty between Bermuda and the United States, Platinum Bermuda is not subject to United States income tax on any net premium income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. It is unclear whether the Bermuda treaty is equally applicable to investment income. Because of the factual nature of, and the lack of definitive parameters for determining the existence of, a permanent establishment and the lack of clarity in the Bermuda treaty with respect to its applicability to investment income, counsel will not render an opinion with respect to whether Platinum Bermuda will have a permanent establishment in the U.S. or whether the Bermuda treaty protects investment income not attributable to a U.S. permanent establishment from U.S. taxation. Further, Platinum Bermuda is not entitled to the benefits of the Bermuda treaty unless:

•	more than 50% of Platinum Bermuda’s stock is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, and

•	Platinum Bermuda’s income is not used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.
      Under the income tax treaty between the United Kingdom and the U.S. (the “U.K. Treaty”), Platinum UK will not be subject to United States income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. Platinum UK will be entitled to the benefits of the U.K. Treaty if:

•	During at least half of the days during the relevant taxable period, at least 50% of Platinum UK’s stock is beneficially owned, directly or indirectly, by citizens or residents of the U.S. and the U.K., and Platinum UK’s income is not used in substantial part to make certain payments, or to meet certain liabilities to, persons who are not U.S. or U.K. residents; or

•	With respect to specific items of income, profit or gain derived from the U.S., if such income, profit or gain is considered to be derived in connection with, or incidental to, Platinum UK’s business conducted in the U.K.
      Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), Platinum Ireland is not subject to United States income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the U.S. Platinum Ireland will generally be entitled to the benefits of the Irish treaty if at least 50 percent of the shares of Platinum Holdings, measured by both vote and value, are owned by U.S. citizens or residents. Because of the factual nature of, and the lack of definitive parameters for, determining the existence of a permanent establishment, counsel will not render an opinion with respect to whether Platinum Ireland will have a permanent establishment in the U.S.
      Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the U.S. (such as dividends and certain interest on investments), subject to reduction by applicable treaties. Dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 5%, provided that Platinum Ireland is entitled to the benefits of the Irish Treaty as described above and certain other requirements are met. If Platinum Ireland is not entitled to the benefits of the Irish Treaty and/or certain other requirements are not met, dividends paid by Platinum Finance to Platinum Ireland will be subject to withholding at a rate of 30%.
      The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. the rate of tax applicable to premiums paid to Platinum Bermuda is 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Platinum UK, provided that Platinum UK is entitled to the benefits of the UK Treaty and certain other requirements are met.
      Platinum Finance and Platinum US are U.S. corporations and are subject to taxation in the U.S. at regular corporate rates.
The United Kingdom
      Platinum UK is a U.K. resident company which will be subject to corporation tax in the United Kingdom on its worldwide profits. The current rate of U.K. taxation applicable to U.K. resident corporations is generally 30%. Currently, no U.K. withholding tax applies to dividends paid by Platinum UK.

Ireland
      Under relevant case law and practice a company is resident in Ireland for tax purposes if its central management and control is, as a matter of fact, located in Ireland. It is assumed, for the purposes of the material under this heading, that Platinum Ireland is resident in Ireland for tax purposes.
      Platinum Ireland is subject to Irish corporate tax on its worldwide income. Dividends received by it from Platinum Finance and Platinum UK are subject to Irish corporate tax (at the current applicable rate of 25%) subject to any available relief under the double tax treaties Ireland has with the United States and the United Kingdom.
      Platinum Ireland will generally be entitled to the benefits of the Irish Treaty if at least 50% of the shares of Platinum Holdings, measured by both vote and value, are owned by US citizens or residents. Assuming that Platinum Ireland is entitled to the benefits of the Irish Treaty in respect of dividends from Platinum Finance, it would be entitled to a credit against Irish corporation tax on the dividends for US tax imposed on the profits out of which the dividends are declared. Alternatively, relief for US tax may be available under Irish domestic law.
      Assuming that Platinum Ireland is entitled to the benefits of the tax treaty between Ireland and the United Kingdom in respect of dividends received from Platinum UK it would be entitled to a credit against Irish corporation tax on the dividends for UK tax imposed on the profits out of which the dividends are declared.
      Platinum Ireland is subject to Irish corporate tax on any trading income at a rate of 12.5%.
      Platinum Ireland will be exempt from the Irish capital duty of 1% (on the value of share capital issued by it) because it is a unlimited liability company.
Taxation of Shareholders

Bermuda Taxation
      Currently, there is no Bermuda withholding tax on dividends paid by us or Platinum Bermuda.
United States Taxation of U.S. and Non-U.S. Shareholders

U.S. Shareholders
      General. The following discussion is the opinion of Dewey Ballantine LLP, our U.S. tax counsel, as to the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of common shares if you are a beneficial owner of common shares and you are:

•	a citizen or resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust. This discussion applies to you only if you purchase your common shares in this offering and hold your common shares as capital assets. This discussion does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker- dealers, investors who hold common shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. Prospective investors are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of U.S. federal, state, local or other laws to which they may be subject.
      Dividends. Distributions with respect to your common shares will be treated as ordinary dividend income to the extent of the Company’s current or accumulated earnings and profits as determined for

U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the “controlled foreign corporation”, “related person insurance income”, or “passive foreign investment company” rules. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. Any such dividends received by individual U.S. holders generally are subject to a reduced maximum tax rate through December 31, 2008 of 15%. The rate reduction does not apply to dividends received in respect of short-term or hedged positions in the common shares and in certain other situations. In addition, the rate reduction does not apply to passive foreign investment companies. The amount of any distribution in excess of our current and accumulated earnings and profits will not be treated as dividend income and will first be applied to reduce your tax basis in the common shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your common shares.
      Classification of Platinum Holdings, Platinum UK, Platinum Bermuda or Platinum Ireland as a Controlled Foreign Corporation. Each “United States shareholder” of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC’s taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income”, even if the subpart F income is not distributed. If Platinum Holdings, Platinum Bermuda, Platinum Ireland and/or Platinum UK is deemed to be a CFC, substantially all of Platinum Holdings’ income and that of each of Platinum Bermuda and Platinum Ireland will be subpart F income. Any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign persons, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), applying to family members, partnerships, estates, trusts or controlled corporations or holders of certain options, including for these purposes, holders of our equity security units) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a “United States shareholder”. A foreign insurance company such as Platinum UK or Platinum Bermuda is treated as a CFC (other than for purposes of related person insurance income, as described below) only if its “United States shareholders” collectively own more than 25% of the total combined voting power or total value of the corporation’s stock. Because of the limitations on concentration of voting power of our common shares, the dispersion of our share ownership among holders other than St. Paul and its subsidiaries, and the restrictions on transfer, issuance or repurchase of common shares, you should not be subject to treatment as a United States shareholder of a CFC. However, these prophylactic provisions have not been tested in court and it is possible that they could be challenged by the Internal Revenue Service and found to be ineffective in preventing CFC status from arising. Because our Bye-laws provide that no single shareholder (including St. Paul) is permitted to hold as much as 10% of the total combined voting power of Platinum Holdings, shareholders of Platinum Holdings should not be viewed as United States shareholders of a CFC for purposes of these rules. Again, there can be no assurance that these ownership limitations will be effective. Assuming they are effective, however, neither the indirect foreign tax credit nor the intercompany dividends received deduction attributable to U.S. source income will be available to U.S. corporate holders of the common shares who, absent such provision, would qualify therefor.
      RPII Companies. Different definitions of “United States shareholder” and “controlled foreign corporation” are applicable in the case of a foreign corporation which earns “related person insurance income” (“RPII”). RPII is defined in Code section 953(c)(2) as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “United States shareholder” or a “related person” to such a shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the controlled foreign corporation is created or organized and which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.
      The term “related person” for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons which control the United States shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of section 958 of the Code. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules similar to those contained in section 958, more than 50%, measured by vote or value, of the stock of the corporation. For purposes of inclusion of Platinum UK’s or Platinum Bermuda’s RPII in the income of United States shareholders, unless an exception applies, the term “United States shareholder” includes all U.S. persons who own, directly or indirectly, any amount (rather than 10% or more) of Platinum UK’s or Platinum Bermuda’s stock. Platinum UK or Platinum Bermuda will be treated as a controlled foreign corporation for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Platinum UK or Platinum Bermuda by vote or value. St. Paul will actually own approximately 15% (and will, after applying the constructive ownership rules of the Code, own no more than 24.9%) of the common shares of Platinum Holdings upon completion of the Public Offering. Accordingly, unless an exception applies, it is likely that Platinum UK and Platinum Bermuda will each be treated as a CFC for purposes of the RPII rules.
RPII Exceptions. The special RPII rules do not apply if:

•	Direct or indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Platinum UK or Platinum Bermuda, as applicable,

•	RPII, determined on a gross basis, is less than 20% of Platinum UK’s or Platinum Bermuda’s gross insurance income for the taxable year, as applicable,

•	Platinum UK or Platinum Bermuda elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements, or

•	Platinum UK or Platinum Bermuda elects to be treated as a United States corporation.
      Platinum UK and Platinum Bermuda have not and do not intend to make either of the elections described above. Additionally, as subsidiaries of St. Paul and RenaissanceRe may be reinsured by Platinum UK and/or Platinum Bermuda, persons related to insureds may indirectly own more than 20% of the value of the stock of Platinum UK and Platinum Bermuda. Thus, only the second exception may be available.
      Where none of these exceptions applies, each U.S. person who owns directly or indirectly shares in Platinum Holdings (and therefore, indirectly in Platinum UK and Platinum Bermuda) at the end of any taxable year, will be required to include in its gross income for United States federal income tax purposes its share of RPII of Platinum UK and/or Platinum Bermuda for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such United States shareholders holding common shares at the end of the taxable year. The inclusion will be limited to the current-year earnings and profits of Platinum UK or Platinum Bermuda, as applicable, reduced by the shareholder’s pro rata share, if any, of certain prior-year deficits in earnings and profits.
      Computation of RPII. In order to determine how much RPII each of Platinum UK and Platinum Bermuda has earned in each taxable year, we will obtain and rely upon information from Platinum UK’s and Platinum Bermuda’s insureds and reinsureds to determine whether any of the insureds, reinsureds or other persons related to such insureds or reinsureds own our shares and are U.S. persons. Each year, each of Platinum UK and Platinum Bermuda will send a letter after the most recent taxable year to each person who was a policyholder to represent whether it was a United States shareholder of the Company or related to a United States shareholder during the year. For any taxable year in which Platinum UK’s or Platinum Bermuda’s gross RPII is 20% or more of its gross insurance income for the year, we may also seek information from our shareholders as to whether direct or indirect owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons. To the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all United States shareholders.

      Apportionment of RPII to United States Shareholders. If Platinum UK’s or Platinum Bermuda’s RPII for any future taxable year is 20% or more of its gross insurance income, every U.S. person directly or indirectly owning common shares on the last day of that year will be required to include in gross income its share of Platinum UK’s or Platinum Bermuda’s RPII for such year, whether or not distributed. A U.S. person owning common shares during our taxable year but not on the last day of the taxable year for which Platinum Bermuda and/or Platinum UK is a controlled foreign corporation within the meaning of the RPII provisions of the Code, which would normally be December 31, is not required to include in gross income any part of Platinum UK’s or Platinum Bermuda’s RPII. Correspondingly, a U.S. person directly or indirectly owning common shares on the last day of the taxable year in which Platinum UK or Platinum Bermuda is a controlled foreign corporation for purposes of these provisions is required to include in its income its pro rata share of the RPII for the entire year, even though it did not own the common shares for the entire year.
      Information Reporting. Each U.S. person who is a direct or indirect shareholder of Platinum Holdings on the last day of our taxable year must attach to the income tax or information return it would normally file for the period which includes that date a Form 5471 if Platinum UK or Platinum Bermuda is a CFC for RPII purposes for any continuous thirty-day period during its taxable year, whether or not any net RPII income is required to be reported. Platinum UK or Platinum Bermuda, as the case may be, will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which Platinum UK’s or Platinum Bermuda’s gross RPII constitutes less than 20% of its gross insurance income. For any year in which Platinum UK’s or Platinum Bermuda’s gross RPII constitutes 20% or more of its gross insurance income, we intend to provide Form 5471 to our direct or indirect United States shareholders for attachment to the returns of such shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization will be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, U.S. persons who at any time acquire 10% or more of our shares will have an independent obligation to file Form 5471.
      Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.
      Distributions; Basis; Exclusion of Distributions from Gross Income. A United States shareholder’s tax basis in its common shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distribution by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The United States shareholder’s tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income. While, in certain circumstances, a United States shareholder may be able to exclude from income distributions with respect to RPII that a prior shareholder included in income, that exclusion will not generally be available to holders who purchase common shares in this offering or in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in income.
      Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Code section 1248 or the passive foreign investment company rules, you will recognize a gain or loss for United States federal income tax purposes upon the sale or exchange of any common shares equal to the difference between the amount realized upon such sale or exchange and your basis in the common shares. If your holding period for these common shares is more than one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and 35% for corporations.
      Code section 1248 provides that if a U.S. person disposes of stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% shareholder or whether RPII constitutes 20% or more of the corporation’s gross insurance income. Existing Treasury regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of the Company will have an independent obligation to file Form 5471 in respect of the taxable year in which they reach the 10% threshold). Code section 1248 and the requirement to file Form 5471 should not apply to dispositions of common shares because (i) we should not have any U.S. shareholders that own directly, indirectly or constructively 10% or more of the voting power of the common shares, and (ii) we are not directly engaged in the insurance business and, under proposed regulations, Code sections 953 and 1248 appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the proposed regulations may be amended or promulgated in final form so as to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of common shares.
      Foreign Tax Credit. If U.S. persons own a majority of the Company’s shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by us (including any gain from the sale of common shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation.
      Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Platinum UK and Platinum Bermuda is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise”. In addition, there can be no assurance that the IRS will not challenge any determinations by Platinum UK or Platinum Bermuda as to the amount, if any, of RPII that should be includible in your income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person considering an investment in common shares should consult its tax advisor as to the effects of these uncertainties.
      Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable to foreign corporations that are “passive foreign investment companies” (“PFICs”). In general, a foreign corporation will be a PFIC during a given year if:

•	75% or more of its income constitutes “passive income” or

•	50% or more of its assets produce passive income.
      If we were to be characterized as a PFIC during a given year, our United States shareholders would be subject to a penalty tax at the time of their sale at a gain of, or receipt of an “excess distribution” with respect to, their common shares, unless such shareholders elected to be taxed on their pro rata share of our earnings whether or not such earnings were distributed or elected to be taxed on the investment in common shares on a mark-to-market basis. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. Moreover, dividends paid by a PFIC to a non-corporate US shareholder are not eligible for the reduced tax rate of 15%. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.
      For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Code section 954(c), and generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business ...”.
      This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect, for purposes of the PFIC rules, that each of Platinum UK and Platinum Bermuda will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income ...” and as if it “held its proportionate share of the assets ...” of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under this look-through rule we should be deemed to own the assets and to have received the income of our insurance subsidiaries directly for purposes of determining whether we qualify for the insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions; there can, of course, be no assurance as to what positions the IRS or a court might take in the future. Each U.S. person considering an investment in common shares should consult its tax advisor as to the effects of the PFIC rules.
      Other. Except as discussed below with respect to backup withholding, dividends paid by us will not be subject to U.S. withholding tax.
      Transfer Reporting Requirements. A U.S. person (including a tax exempt entity) that transfers our common shares to a non-U.S. person may be required to file a Form 926 or similar form with the IRS if the cost of such purchases, including the cost of certain related purchases and purchases by related persons, exceeds $100,000. In the event such person fails to file any such required form, such person could be required to pay a penalty equal to 10% of the gross amount paid for such common shares (subject to a maximum penalty of $100,000, except in cases involving intentional disregard). U.S. persons should consult their tax advisors with respect to this or any other reporting requirement which may apply with respect to their acquisition of our common shares.

Non-U.S. Shareholders
      Subject to certain exceptions, non-U.S. persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, common shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the U.S. Nonresident alien individuals will not be subject to U.S. estate tax with respect to our common shares.

All Shareholders
      Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the common shares to U.S. persons. Thus, you may be subject to backup withholding with respect to dividends paid by such persons, unless you:

•	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact, or

•	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

      Backup withholding is not an additional tax and may be credited against your regular federal income tax liability.
Proposed U.S. Tax Legislation
      Congress is currently considering a revision of certain aspects of the U.S. tax system as applicable to non-U.S. corporations and their shareholders. At the present time, the version of the bill that Congress is considering will not negatively impact the Company or its shareholders. There can be no assurance, however, that the bill that is ultimately passed by Congress will not adversely affect the Company or its shareholders. Investors should consult their tax advisor to determine the impact of any changes in U.S. federal income tax law on the Company or on your investment in our common shares.
United Kingdom Taxation
      The following discussion applies only to U.K. resident individuals and U.K. resident companies who beneficially own shares in Platinum Holdings and who hold those shares as capital assets and not as dealers.
      Such individuals will be liable to tax on dividends received, at a rate of 10% for those shareholders who are subject to tax only at the basic rate, and 32.5% for those shareholders who are liable to tax at the higher rate of tax. Individual shareholders who while resident in the U.K. are non-U.K. domiciled will be chargeable to tax in respect of dividends only if and to the extent that the dividends are remitted to or enjoyed in the United Kingdom in any way.
      Individual shareholders are potentially liable to capital gains tax in respect of chargeable gains arising on any disposal of their shares. Once again, resident shareholders who are non-U.K. domiciled will be chargeable to capital gains tax on a disposal of their shares only as regards remittances made to the United Kingdom of the proceeds.
      For U.K. inheritance tax purposes, the shares of Platinum Holdings will rank as non-U.K. assets which may have a bearing on the imposition of inheritance tax in relation to gifts or the passing of the shares on death, particularly where the donor or deceased was non-U.K. domiciled.
      U.K. companies will be liable to corporation tax at the ordinary rate in relation to dividends received on the shares and gains arising on the disposal of the shares.
      Were a U.K. company ever to hold shares that carried the entitlement (aggregated with shares held by certain connected persons) to at least 25% of the profits of Platinum, the U.K.’s Controlled Foreign Companies provisions could be material, with the result that in certain circumstances underlying profits of Platinum and its subsidiaries might be taxed in the hands of the U.K. shareholder.
      Prospective investors should consult their own tax advisors concerning any federal, state, local and non-U.S. Tax Consequences of Ownership and Disposition of the Common Shares which are particular to them.

PLAN OF DISTRIBUTION
      We and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.
      The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements.
      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
      If offered securities are sold by means of an underwritten offering, we and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
      Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We, and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.
      If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
      Offers to purchase offered securities may be solicited directly by us and/or the selling shareholders and the sale thereof may be made by us and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.
      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.
      If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
      Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
      Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
      Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
General
      We have filed with the Securities and Exchange Commission, a registration statement on Form S-3 under the Securities Act with respect to the common shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts and purchase units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.
      We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s web site or at our web site, the address of which is http://www.platinumre.com. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed on February 12, 2004 and February 17, 2004;

(2) Our Annual Report on Form 10-K for the year ended December 31, 2003; and

(3) The information set forth under the caption “Description of Our Common Shares” in our registration statement on Form S-1, Registration No. 333-86906, filed with the SEC on April 25, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 29, 2002.
      To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the registration statement of which this prospectus is a part), call or write us at the following address: Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda HM 08, Bermuda, (441) 295-7195.
LEGAL MATTERS
      Certain matters as to U.S. law in connection with this offering will be passed upon for us by Dewey Ballantine LLP. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United Kingdom law will be passed upon for us by Slaughter and May. Certain matters as to Irish law will be passed upon for us by A. & L. Goodbody. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.
EXPERTS
      The consolidated balance sheets of Platinum Underwriters Holdings, Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the year ended December 31, 2003 and the period from April 19, 2002 (date of inception) to December 31, 2002, and all related financial statement schedules, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their reports appearing therein. The consolidated financial statements and financial statement schedules referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing.
      The combined statements of underwriting results and identifiable underwriting cash flows of The St. Paul Companies, Inc. Reinsurance Underwriting Segment (Predecessor) for the period from January 1, 2002 through November 1, 2002 and the year ended December 31, 2001 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by KPMG LLP, independent auditors, as set forth in their report appearing therein. The combined statements referred to above are included in reliance upon such report of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit report covering Predecessor’s combined statements contains an explanatory paragraph that states that the combined statements are not intended to be a complete presentation of Predecessor’s or St. Paul’s financial position, results of operations, or cash flows.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
      Platinum Holdings is a Bermuda company, and certain of its officers and directors are or will be residents of various jurisdictions outside the United States. A substantial portion of the assets of Platinum Holdings (in particular the assets of Platinum Bermuda, which is also a Bermuda company) and of such officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on Platinum Holdings or any of its officers and directors who reside outside the U.S. or to recover against Platinum Holdings or any such individuals on judgments of courts in the U.S., including judgments predicated upon civil liability under the U.S. federal securities laws. Platinum Holdings has been advised by Conyers, Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts obtained in actions against such persons or Platinum Holdings predicated upon the civil liability provisions of the U.S. federal securities laws and (2) original actions brought in Bermuda against such persons or Platinum Holdings predicated solely upon United States federal securities laws. There is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy. Notwithstanding the foregoing, Platinum Holdings has agreed that it may be served with process with respect to actions against it arising out of violations of the U.S. federal securities laws in any federal or state court in the U.S. relating to the transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, telephone (212) 894-8940, its U.S. agent appointed for that purpose.

      We will deliver a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

7,276,750 Shares
Common Shares

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Goldman, Sachs & Co.
Citigroup
Wachovia Securities
Dowling & Partners
Securities
November 30, 2005